As filed with the Securities and Exchange Commission on December 2, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADHERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Adhera Therapeutics, Inc.

8000 Innovation Parkway,

Baton Rouge, LA 70820

(919) 518-3748

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zahed Subhan

Chief Executive Officer

Adhera Therapeutics, Inc.

8000 Innovation Parkway,

Baton Rouge, LA 70820

(919) 518-3748

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Darrin Ocasio, Esq. Sichenzia Ross Ference LLP. 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Faith L. Charles, Esq. Naveen Pogula, Esq. Thompson Hine LLP 335 Madison Avenue New York, NY 10017 (212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	DATED DECEMBER 2, 2022

Adhera Therapeutics, Inc.

           Shares of Common Stock and Warrants to Purchase up to            Shares of Common Stock

Adhera Therapeutics, Inc. is offering units, each unit consisting of one share of our common stock, $0.006 par value, and one warrant exercisable for one share of common stock, at an assumed public offering price of $           per unit based on the last quoted price of our common stock on           , 2022, in a firm commitment underwritten offering. The warrants included within the units will be exercisable immediately, have an exercise price per share of common stock of $     , equal to 100% of the public offering price of one unit, and will expire five years from the date of issuance. The shares of common stock and warrants that are part of the units are immediately separable and will be issued separately in this offering. In certain circumstances, each warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the exercise of the warrants. The offering also includes the shares of common stock issuable from time to time upon exercise of the warrants.

Our common stock is presently traded on the OTC Market Group Inc.’s QB tier, or OTCQB, under the symbol “ATRX.” On November 30, 2022, the last reported sales price of our common stock on the OTCQB was $0.64 per share. We intend to apply to have our common stock and warrants listed on The Nasdaq Capital Market under the symbol “          ” and “          ”, respectively. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

The final public offering price per unit will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the public offering price per unit.

Our Board of Directors (the “Board of Directors” or the “Board”) approved resolutions authorizing reverse stock splits of the outstanding shares of our common stock by a ratio within the range from 1-for-2 to 1-for-200, and the Company’s stockholders approved the authorization of our Board of Directors to determine whether to effect a reverse stock split and, if so, to select the ratio of the reverse stock split within such range in their discretion at our annual meeting on August 23, 2022. On September 30, 2022, we filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. The Certificate of Amendment became effective upon filing. All common stock share and per share numbers throughout this document have been retroactively adjusted based on the reverse stock split.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses	$	$

(1) The public offering price and underwriting discount and commissions in respect of each Unit correspond to a public offering price per share of common stock of $          , and a public offering price per accompanying warrant of $          .

(2) We have agreed to pay the underwriter a commission equal to 7% of the gross offering proceeds. This table does not include additional compensation payable to the underwriter, Aegis Capital Corp., including a non-accountable expense allowance equal to 1% of the public offering price and warrants (the “Underwriter’s Warrants”) to purchase up to 5% of the number of shares of common stock sold in this offering. See the “Underwriting” section for additional disclosure regarding underwriting discounts and commissions, overallotments, and reimbursement of expenses.

We have also granted the underwriter a 45-day option to purchase up to            additional shares of common stock and/or warrants to purchase up to            additional shares of common stock (equal to 15% of the common stock and warrants included in the units sold in the offering) in any combination thereof, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one unit, less the underwriting discount, and the purchase price to be paid per additional warrant will be $          . If the underwriter exercise the option in full, the total underwriting discounts and commissions payable by us will be $          , and the total proceeds to us, before expenses, will be $          .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver our securities to purchasers in the offering on or about            , 2022.

Aegis Capital Corp.

The date of this prospectus is , 2022

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any of the underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not and the underwriter has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

In this prospectus, “Adhera,” the “Company,” “we” or “our” refers to Adhera Therapeutics, Inc. and its subsidiaries, MDRNA Research, Inc., Cequent Pharmaceuticals, Inc., Atossa Healthcare, Inc., and IthenaPharma, Inc., unless otherwise required by the context. Unless otherwise specified, all amounts are expressed in United States dollars.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors.” Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

OUR COMPANY

Overview

Adhera is an emerging specialty biotech company that, the extent that resources and opportunities become available, is focused on drug development and commercialization of “small molecule” drugs to treat Parkinson’s disease (PD) and Type 1 diabetes.

Through the end of December 2019, the Company was a commercially focused entity that leveraged innovative distribution models and technologies to improve the quality of care for patients in the United States suffering from chronic and acute diseases with a focus on licensed fixed dose combination therapies for hypertension. On January 4, 2021, the licensor terminated the licensing agreement for the product candidate. As a result, we were left with several license agreements, none of which we are exploiting.

On July 28, 2021, we, as licensee, and Melior Pharmaceuticals II, LLC (“MP2”) entered into an exclusive license agreement (the “MLR-1019 Agreement”) for the development and commercialization of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for Parkinson’s disease (“PD”) and is, to the best of our knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the MLR-1019 Agreement, we were granted an exclusive license to use MP’s patents and know-how related to MLR-1019 to develop products in consideration for cash payments upon meeting certain performance milestones as well as a royalty of 5% of gross sales.

On August 24, 2021, we, as licensee, entered into an exclusive license agreement (the “MLR-1023 Agreement”) with Melior Pharmaceuticals I, Inc. (“MP1”). In this Prospectus, we refer to MP2 and MP1 as “MP” or “Melior”. This second license is for the development and commercialization of MLR-1023, which is being developed as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we, as licensee, expanded the exclusive MLR-1023 Agreement with MP1 to include two additional clinical indications, one for Non-Alcoholic Steatohepatitis (NASH) and the other for pulmonary inflammation.

On November 17, 2021, Melior extended the Company’s timeline under the MLR-1023 Agreement from 120 days to 180 days from the effective of the MLR-1023 Agreement for the Company to raise $4 million unless, by 180 days. On February 16, 2022, an addendum to the MLR-1023 Agreement dated August 4, 2021, was executed by the Company and Melior, extending the requirement by the Company to raise $4 million to June 16, 2022.

On July 20, 2022, the Company and Melior entered into the Second Addendum to the MLR-1023 Agreement (the “Second Addendum”). The MLR-1023 license was extended until February 1, 2023.

The material obligations of the Company under the Second Addendum include:

●	license payment of approximately $137,000 by the Company to Melior (this payment was made on July 29, 2022);
●	maintaining the full-time employment of its Chief Scientific Officer; and
●	raising $500,000 in working capital.

To the extent that resources have been available, we have continued to work with our advisors in an effort to restructure our company and to identify potential strategic transactions, including the Melior transactions described above to enhance the value of the company. Because of our substantial unpaid debt, if we do not raise additional capital in the immediate future, it is likely that the Company will discontinue all operations and may seek bankruptcy protection.

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Corporate History

Adhera was incorporated under Delaware law under the name Nastech Pharmaceutical Company on September 23, 1983.

On November 15, 2016, Adhera entered into an Agreement and Plan of Merger with IThenaPharma, Inc., a Delaware corporation (“IThena”), IThena Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of IThena (“Merger Sub”), and a representative of the stockholders of IThena (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into IThena, with IThena surviving as a wholly-owned subsidiary of Adhera (such transaction, the “Merger”). As a result of the Merger, the former holders of IThena common stock immediately prior to the completion of the Merger owned approximately 65% of the issued and outstanding shares of Adhera common stock immediately following the completion of the Merger.

IThena was incorporated under Delaware law on September 3, 2014. IThena was deemed to be the accounting acquirer in the Merger, and thus the historical financial statements of IThena will be treated as the historical financial statements of our company and will be reflected in our quarterly and annual reports for periods ending after the effective time of the Merger. Accordingly, beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, we started to report the results of IThena and Adhera and their respective subsidiaries on a consolidated basis.

Subsequent to the Merger, we acquired the rights to commercialize Prestalia, an anti-hypertensive drug approved by the U.S. Food and Drug Administration (the “FDA”) from Symplmed Pharmaceuticals LLC in June 2017 pursuant to a license agreement with Les Laboratories, Servier, a French pharmaceutical conglomerate . We marketed Prestalia in the U.S. from June 2018 until December 2019. The license agreement with Les Laboratories, Servier together with all rights to future commercialization activities with respect to the product was terminated in January 2021.

Partnering and Licensing Agreements

Melior

As described above, the Company has acquired licenses to develop and commercialize certain products owned by Melior. The below table summarizes the milestones and payment obligations under each such license agreement.

MLR-1019:

Under the MLR-1019 license, we agreed to make the following milestone payments if the applicable milestone is reached:

Milestone	Milestone Payment
Last patient enrolled into the Phase 2a study	$250,000
Positive outcome of the Phase 2a study	$1,500,000
Initiation of a Phase 3 study	$10,000,000
New Drug Application approval	$10,000,000
Total Milestone Payments	$21,750,000

Under the license, the Company also agreed to royalty payments of 5% of gross sales if the product is commercialized. The MLR-1019 license terminates upon the last expiration of the patents licensed by the Company, which is presently 2038 subject extensions and renewals of any of such patents. If the Company fails to have its common stock listed on Nasdaq or the NYSE within 12 months after the Company receives a Clinical Trial Authorization from the European Medicines Agency, then the Company’s commercial license and rights to MLR-1019 under the license agreement will terminate.

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MLR-1023:

Under the MLR-1023 license, we agreed to make the following milestone payments if the applicable milestone is reached:

Milestone	Milestone Payment
Last patient enrolled into the Phase 2a study	$250,000
Positive outcome of the Phase 2a study	$1,500,000
Initiation of a Phase 3 study	$10,000,000
New Drug Application approval	$10,000,000
Total Milestone Payments	$21,750,000

The agreement also included royalty payments upon commercialization of the product as follows: (i) 8% of future gross product sales, applicable to the first $400 million gross product sales; (ii) 10% of future gross product sales, applicable to sales after $400 million and up to $800 million; and (iii) 12% of future gross product sales applicable to sales after $800 million.

Company Information

The Company was incorporated in the State of Delaware on September 23, 1983. Our principal executive offices are located at 8000 Innovation Parkway, Baton Rouge, LA 70820, and our telephone number is (919) 518-3748. We maintain a website at www.adherathera.com. Information available on our website is not incorporated by reference in, and is not deemed a part of, this prospectus.

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THE OFFERING

Securities offered by us:	units, each consisting of one share of common stock and one warrant exercisable for one share of common stock. The shares of common stock and warrants that are part of the units are immediately separable and will be issued separately in this offering. The warrants included within the units are exercisable immediately, have an exercise price of $ per share, equal to 100% of the public offering price of one unit, and expire five years after the date of issuance.

Public offering price:	We currently estimate that the public offering price will be $ per unit.

Common stock outstanding immediately before the offering:	shares of common stock

Common stock outstanding immediately after the offering:	shares of common stock (assuming that none of the warrants or the Underwriter’s Warrants are exercised), or shares if the underwriter exercises the over-allotment option in full.

Underwriting; Over-allotment option:	This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the shares of common stock if any such shares are taken. We have granted to the underwriter an option for a period of 45 days from the date of this prospectus to purchase up to additional shares of common stock and/or additional warrants to purchase up to shares of common stock (constituting 15% of the total number of shares of, and warrants to purchase, common stock to be offered in this offering), in any combination thereof, from us at the public offering price of $ per share of common stock and $ per warrant, less the underwriting discounts and commissions, to cover over-allotments, if any.

Underwriter’s Warrants	We have agreed to issue to the underwriter warrants to purchase up to a total of shares of common stock, equal to 5% of the aggregate number of the shares sold in this offering (excluding the over-allotment option), at an exercise price equal to 125% of the public offering price of the common stock sold in this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from commencement of sales in the offering and will have a cashless exercise provision applicable if a registration statement registering the common stock underlying the Underwriter’s Warrants is not effective. See “Underwriting” for more information.

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $ , or approximately $ if the underwriter exercises the option to purchase additional shares to cover over-allotments in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the proceeds from this offering for research and development, general and administrative expenses, and working capital neeeds. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 before deciding to invest in our common stock.

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Lock-up	Our executive officers, directors and our security holder(s) of ten percent (10%) or more have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a lock-up period of six months following the closing of this offering, subject to certain exceptions. See “Underwriting” for more information.

Proposed trading market and symbol	Our common stock is presently quoted on the OTCQB under the symbol “ATRX.” In connection with this offering, we plan to file an application to list our shares of common stock under the symbol “ ” on The Nasdaq Capital Market and to have the warrants included within the units listed on The Nasdaq Capital Market under the symbol “ .” Without an active trading market, the liquidity of the shares will be limited. The closing of this offering is contingent upon the successful listing of our common stock and warrants on The Nasdaq Capital Market.

Reverse Stock Split	On September 30, 2022, we filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. The Certificate of Amendment became effective upon filing. All historical common stock share and per share numbers have been adjusted to reflect the reverse stock split.

The number of shares of common stock outstanding immediately following this offering is based on 3,160,877 shares outstanding as of November 30, 2022, and excludes:

●	4,080,101 common shares issuable upon the conversion of approximately $1.7 million of outstanding convertible promissory notes including accrued interest with various conversion prices and an indeterminable number of common shares based on an agreed upon conversion of approximately $8.5 million in non-convertible notes including accrued interest;

●	446,500 shares of our common stock that are reserved for issuance under the 2018 Long-Term Incentive Plan and 19,000 common shares issuable upon the exercise of stock options that were issued outside of the 2018 Long-Term Incentive Plan;

●	6,291,278 shares of common stock issuable upon exercise of outstanding warrants including warrants with variable exercise prices;

●	shares of common stock issuable upon exercise of warrants that will be issued to investors in this offering;

●	100 outstanding shares of Series C Preferred Stock convertible into 3,334 shares of common stock;

●	40 outstanding shares of Series D Preferred Stock convertible into 2,500 shares of common stock; and

●	267 outstanding shares of Series E Preferred Stock and accrued dividends convertible into 182,439 shares of common stock.

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following tables present our summary financial data and should be read together with our audited consolidated financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The summary financial data for the nine months ended September 30, 2022 and 2021 are unaudited and include all normal adjustments necessary for a fair presentation of the Company’s financial position at September 30, 2022 and 2021, and its results of operations and cash flows for the period then ended. These unaudited financial summaries should be read in conjunction with the audited financial statements for the years ended December 31, 2021 and 2020, which are included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

Summary of Consolidated Statement of Operations Data:

	Nine-Months Ended September 30,		Year-ended December 31,
(in thousands, except share, and per share data)	2022	2021	2021	2020
	Unaudited
Operating expenses
Sales and marketing	$-	$17	$17	$839
General and administrative	1,257	454	657	1,198
Total operating expenses	1,257	471	674	2,037
Loss from operations	(1,257)	(471)	(674)	(2,037)
Other income (expense)	(522)	(4,211)	(5,677)	(1,729)
Net loss	(1,779)	(4,682)	(6,351)	(3,766)
Accrued and deemed dividends	(574)	(1,679)	(2,054)	(1,540)
Net Loss Applicable to Common Stockholders	$(2,353)	$(6,361)	$(8,405)	$(5,306)
Net loss per share – Common Stockholders - basic and diluted	$(1.16)	$(10.83)	$(12.84)	$(9.67)
Weighted average shares outstanding - basic and diluted	2,019,953	587,117	654,700	548,514

	September 30,	December 31,
Summary Balance Sheet Data:	2022	2021	2020
(in thousands)

Cash and cash equivalents	$133	$76	$1
Total Assets	256	196	1
Term Loans and Convertible Notes	7,992	6,663	6,318
Derivative liability	7,260	7,697	-
Additional Paid-in Capital	33,547	27,906	29,836
Stockholders’ Deficit	(55,370)	(53,017)	(44,612)
Total Stockholders’ Deficit	(21,807)	(25,106)	(14,773)

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RISK FACTORS

Summary of Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this summary. These risks include, but are not limited to, the following:

Risks Related to Our Business

-	Our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing.

-	We have $12.3 million of indebtedness including accrued interest and penalties outstanding, substantially all of which is in default with increased interest rates, which we may be unable to pay as and when due or at all, and when combined with outstanding warrants and convertible preferred stock would have a dilutive effect on our stockholders and could reduce the price of our common stock.

-	Because we expect to need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations, discontinue operations and/or commence bankruptcy proceedings.

-	If we are not successful, you may lose your entire investment.

-	Because we have a limited operating history under our current business model to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

-	If we are unable to successfully commercialize MLR-1019, MLR-1023 or any of our other future product candidates our result of operations would be adversely affected.

-	Our business may be adversely affected by the COVID-19 pandemic or other world events, and the full extent of such impact remains uncertain.

-	We do not have current research and development operations, and we may continue to incur significant operating losses for the foreseeable future and may never generate future revenue from product sales.

-	Because we have yet to generate any revenue from product sales from our current business model on which to evaluate our potential for future success and to determine if we will be able to execute our business plan, it is difficult to evaluate our prospects and the likelihood of success or failure of our business.

-	Because early-stage drug development requires major capital investment, as we continue to incur operating losses, we will need to raise additional capital and/or form strategic partnerships to support our research and development activities in the future.

Risks Related to the Discovery, Development, and Commercialization of Product Candidates

-	If current or future strategic alliances are unsuccessful or are terminated including our Melior agreements, we may be unable to develop or commercialize certain product candidates and we may be unable to generate revenues from our development programs.

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-	We expect to rely on third parties to conduct some or all aspects of our compound formulation, research and preclinical testing, if those third parties do not perform satisfactorily our business and future prospects would be materially and adversely affected.

-	If we are able to commercialize a product candidate, we will rely on third-party manufacturers to produce our preclinical and clinical supplies, or commercial supplies of any approved product candidates, which would subject us to a variety of risks.

-	Because we expect to rely on limited sources of supply for the drug substance and drug product of product candidates, any disruption in the chain of supply may cause a delay in developing and commercializing these product candidates.

-	If third party manufacturing issues arise, it could increase product and regulatory approval costs or delay commercialization.

-	If we do not succeed in our efforts to identify or discover additional potential product candidates, your investment may be lost.

-	Because our future commercial success depends on gaining regulatory approval for our products, we cannot generate revenue without obtaining approvals.

-	If we are unable to successfully complete preclinical testing and clinical trials of our product candidates or experience significant delays in doing so, our business will be materially harmed.

-	Our product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

-	We may not succeed in obtaining or maintaining necessary rights to drug compounds and processes for our development pipeline through acquisitions and in-licenses.

-	Because third parties may develop or be developing competitive products without our knowledge, we may later learn that competitive products are superior to our product candidates which may force us to terminate our research efforts of one or more product candidates.

Risks Related to Our Business Operations and Industry

-	If we cannot obtain or protect intellectual property rights related to our future products and product candidates, we may not be able to compete effectively in our markets.

-	If third-party intellectual property infringement claims are asserted against us, it may prevent or delay our development and commercialization efforts and have a material adverse effect on our business and future prospects.

-	We depend on intellectual property licensed from third parties, and termination of any of these licenses could have a material adverse effect on our business.

-	We may need to obtain additional licenses to intellectual property rights from third parties.

-	We may in the future be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

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-	Because we face significant competition from other biotechnology and pharmaceutical companies, our operating results will suffer if we fail to compete effectively.

-	The commercial success of our product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.

-	If we lose key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

Risks Relating to this Offering and Ownership of Our Common Stock

-	We may not be able to satisfy listing requirements of Nasdaq Capital Markets or maintain a listing of our common stock on any National market.

-	The price of our common stock is volatile, which may cause investment losses for our stockholders.

-	We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

-	You will experience immediate and substantial dilution as a result of this offering.

-	The sale of a significant number of our shares of common stock could depress the price of our common stock.

-	Future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders. We have and may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficial transactions to our common stockholders.

-	Our articles of incorporation allow for our Board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

-	We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

-	If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

-	If our securities become subject to the penny stock rules, it would become more difficult to trade our shares.

-	Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline.

-	We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.

-	We filed a Certificate of Amendment to effect a reverse stock split of our outstanding common stock on September 30, 2022 at a ratio of 1-for-20. We may effect additional splits of our common stock to meet NASDAQ listing requirements.

-	Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for listing on the Nasdaq Capital Market or able to comply with other continued listing standards of the Nasdaq Capital Market.

-	The reverse stock split may decrease the liquidity of the shares of our common stock.

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our common stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing.

We have limited capital and have an accumulated deficit of $55.4 million, and have a working capital deficiency of $21.8 million as of September 30, 2022. Because of our substantial accumulated deficit and negative working capital as well as $12.3 million of indebtedness of which $10.0 million is currently in default. On November 16, 2022, a majority of the holders of approximately $8.3 million in promissory notes including accrued interest, agreed to amend the notes to make them automatically convertible into units consisting of a new series of convertible preferred stock and warrants as defined in the agreement upon an uplisting financing transaction in which the Company’s common stock is listed on The Nasdaq Capital Market or the NYSE American in exchange for the holders agreeing to forbear repayment of their Notes and accrued interest until the offering has been completed. However, there is no assurance this offering occurs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financings” for more information. If the Company does not complete any significant strategic transactions, or raise substantial additional capital, in the immediate future, it is likely that the Company will seek bankruptcy protection or discontinue all operations. Because we do not have sufficient working capital and cash flows for continued operations for at least the next 12 months, our auditors have issued a qualified opinion for the year ended December 31, 2021, indicating that there is substantial doubt about our ability to continue as a going concern. Our continued existence is dependent upon us or obtaining the necessary capital to meet our expenditures. We cannot assure you that we will be able to raise adequate capital to meet our future working capital needs.

We have approximately $12.3 million of indebtedness outstanding including accrued interest, with $10.0 million currently in default with increased interest rates, which we may be unable to pay as and when due or at all, and the conversion when combined with outstanding warrants and convertible preferred stock would have a dilutive effect on our stockholders and could reduce the price of our common stock.

As of September 30, 2022, we have a total of $12.3 million of outstanding indebtedness including approximately $1.7 million of outstanding convertible promissory notes including accrued interest with various conversion prices and $10.6 in non-convertible notes including accrued interest. Given our history of operating losses and continued expenditures, which we expect to increase in the short-term as we attempt to establish and grow our operations and to develop and commercialize existing and new product candidates, we may face difficulty paying these obligations as and when they come due. All of our outstanding convertible notes are in default, with default interest rates from 15% - 24% per annum. The convertible notes may contain price protection or full-ratchets upon the issuance of additional equity which may entitle the holder to receive more shares of common stock upon conversion at a lower exercise price.. Conversions of our convertible debt would therefore have a dilutive effect on our stockholders. Further, if we are unable to raise sufficient capital to repay some of our lenders or restructure our outstanding indebtedness, we will likely be forced to cease operations or seek bankruptcy protection, in which case our stockholders would likely receive little to no return on their investment.

Because we expect to need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations, discontinue operations and/or commence bankruptcy proceedings.

We currently need substantial working capital. Our accumulated deficit, outstanding indebtedness or a future slowdown in the global economy which may be caused by external forces such as the COVID-19 pandemic or geopolitical turmoil may adversely affect our ability to raise capital. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to remain in business, and we will have to cease operations. If we do not complete any significant strategic transactions, or raise substantial additional capital, to continue in the biopharmaceutical industry or to enter any other industry in the immediate future, it is likely that we will discontinue all operations and seek bankruptcy protection.

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Even if we secure the necessary working capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future equity capital investments will dilute existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

If we are not successful, you may lose your entire investment.

Prospective investors should be aware that if we are not successful in our new business operations, which may involve the use of our legacy product candidates which we have failed to fully develop and commercialize in the past, or new product candidates which are unproven, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. Even if we can raise sufficient capital or generate revenue, we cannot guarantee any resulting proceeds to us will be sufficient for us to grow our operations and become profitable. If we are not successful, you may lose your entire investment.

Because we have a limited operating history under our current business model to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

Since we have a limited operating history under our current business model, it is difficult for investors to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties we face as an early-stage company with a limited operating history. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a highly competitive industry such as ours, which contains significant barriers to market entry. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

If we are unable to successfully commercialize MLR-1019 or any of our other product candidates and are unable to make milestone payments, our result of operations would be adversely affected.

We recently entered into an exclusive license agreement with M2 to develop and commercialize MLR-1019 as a new class of therapeutics for Parkinson’s Disease, or PD. Upon MLR-1019 meeting certain milestones, the Company is required to make milestone payments which total approximately $21.75 million. We currently do not have enough capital to meet any of the milestone payment requirements and cannot assure you will be successful in raising the $250,000 we need to meet the first milestone for the enrollment of a final patient in the Phase 2a study for the product. The milestone payments under the MLR 1023 license are the same as those for the MLR-1019 license. If any milestone is met, there can be no assurance that we will be able to raise sufficient capital in order to fund that milestone. Further, if the drug candidate fails to meet any of the milestones and therefore is unable to be commercialized, we will receive no benefits from these licenses. In any such event, our results of operations will suffer and we may need to cease operations including pursuing bankruptcy. Additionally, MLR–1019 is currently classified as a controlled substance in the United States which may have an adverse effect on our future revenues even if we are able to commercialize it in the United States.

Our business may be adversely affected by the COVID-19 pandemic or other world events, and the full extent of such impact remains uncertain.

Although the COVID-19 pandemic appears to be winding down, we cannot be certain new variants may not arise and cause significant future impact. The United States and global impact from the COVID-19 virus has had a material adverse effect on us in a number of ways including:

●	If our personnel or the third parties on which we depend (or the family members of such persons) are infected with the virus, it may hamper our ability to engage in future research activities;

●	If these third parties are affected by COVID-19, they may focus on other activities which they may devote their limited time to other priorities rather than to our joint research;

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●	There have been numerous supply chain disruptions, including shortages, delays and price increases in laboratory equipment and supplies, which could impact our research activities;

●	As a result of the continuing impact of the virus, we may fail to get access to third party laboratories which would hinder our research activities;

●	We may face challenges related to restrictions and efforts to avoid further spread of the virus, in our efforts the conduct our planned clinical trials consistent with normally applicable approaches and good clinical practice standards, and although regulators including the FDA have offered guidance applicable during the COVID-19 pandemic allowing for flexibility of standards in certain areas and alternate methods of meeting trial oversight obligations (for example, via remote monitoring), the potential impact of these challenges cannot be fully predicted at this time;

●	We may fail to appropriately allocate resources or adapt to the rapidly evolving market and regulatory environment caused by the pandemic; and

●	We may sustain problems due to the serious short-term and possible longer term economic disruptions and market volatility as the U.S. and global economy faces unprecedented uncertainty.

We have never generated revenue from product sales under our current business model, do not have current research and development operations, and we may continue to incur significant losses for the foreseeable future and never generate revenue from product sales.

We are a pre-clinical and early stage clinical, biopharmaceutical discovery and development company. We currently rely primarily on a license for two product candidates which may never be fully developed for a number of possible reasons which are described elsewhere in these Risk Factors but include the need for sufficient funding to meet milestones, regulatory challenges and uncertainty, and a large number of better capitalized competitors.

Because the research and development of a biopharmaceutical product is an expensive and time-consuming process, we do not anticipate generating revenue from any product sales for the near future and will continue to sustain considerable losses. Should we fail to raise sufficient capital to meet our needs to develop one or more products, we would be forced to discontinue our operations and seek bankruptcy protection.

Because we have yet to generate any revenue from product sales on which to evaluate our potential for future success and to determine if we will be able to execute our business plan, it is difficult to evaluate our prospects and the likelihood of success or failure of our business.

Our ability to generate revenue from product sales and achieve profitability depends on our ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. We have no pharmaceutical product candidates that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of pharmaceutical products for foreseeable future, and might never generate revenues from the sale of pharmaceutical products. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	identifying and validating new therapeutic strategies;

●	entering into collaborations with other pharmaceutical or biotechnology companies;

●	initiating and completing clinical trials for pharmaceutical product candidates;

●	seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;

●	establishing and maintaining supply and manufacturing relationships with third parties;

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●	launching and commercializing pharmaceutical product candidates for which we obtain regulatory marketing approval, with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;

●	maintaining, protecting, enforcing, defending and expanding our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we cannot predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. Our expenses could increase beyond expectations if we are required by regulatory agencies to perform additional unanticipated studies and trials.

Even if one or more pharmaceutical product candidates we develop independently or with partners is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, even if we can generate revenues from the sale of any approved pharmaceutical products, we may not become profitable and may need to obtain additional funding to continue operations.

Because early-stage drug development requires major capital investment, as we continue to incur operating losses, we will need to raise additional capital and/or form strategic partnerships to support our research and development activities in the future.

We are still in the early stages of development of our product candidates and have no products presently in clinical trials or approved for commercial sale. Following the termination of our licensing agreement with Les Laboratories, Servier, a French pharmaceutical conglomerate, for a hypertension treatment product candidate in January 2021, we have continued to strategically evaluate our focus including a return to a drug discovery and development company. To that end, we have entered into licensing agreements for product candidates related to Parkinson’s Disease, Type 1 diabetes, Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation, in addition to engaging in preliminary discussions regarding potential transactions in our legacy licenses for product candidates. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as we advance our product candidates toward clinical programs. We currently have no product candidates that are in the process of or have completed Phase 3 clinical trials. To conduct trials for our product candidates, we will need to raise additional capital to support our operations and/or form partnerships, in addition to collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to us on acceptable terms, or at all. Moreover, any future financing may be very dilutive to our existing stockholders.

As we move lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, we will be required to file an Investigational New Drug application (“IND”) or its equivalent in foreign countries, and as we conduct clinical development of product candidates, we may have adverse results that may cause us to consume additional capital. Our partners may not elect to pursue the development and commercialization of our product candidates subject to our respective agreements with them. These events may increase our development costs more than we expect. We may need to raise additional capital or otherwise obtain funding through strategic alliances if we initiate clinical trials for new product candidates other than programs currently partnered. We will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

In securing additional financing, such additional fundraising efforts may divert our management’s attention from our day-to-day activities, which may adversely affect our ability to develop and commercialize product candidates. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we cannot raise additional capital when required or on acceptable terms, we may be required to:

●	accept terms that restrict our ability to issue securities, incur indebtedness, or otherwise raise capital in the future, or restrict our ability to pay dividends or engage in acquisitions;

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●	significantly delay, scale back or discontinue the development or commercialization of any product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or

●	relinquish or license on unfavorable terms, our rights to technologies or any product candidates we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects or may render the Company unable to continue operations.

Risks Related to the Discovery, Development, and Commercialization of Product Candidates

If current or future strategic alliances are unsuccessful or are terminated, we may be unable to develop or commercialize certain product candidates and we may be unable to generate revenues from our development programs.

We use, and if we can continue our operations are likely to use, third-party alliance partners for financial, scientific, manufacturing, marketing and sales resources for the clinical development and commercialization of certain product candidates. These strategic alliances will likely constrain our control over development and commercialization of our product candidates, especially once a candidate has reached the stage of clinical development. Our ability to recognize revenues from successful strategic alliances may be impaired by several factors including:

●	a partner may shift its priorities and resources away from our programs due to a change in business strategies, or a merger, acquisition, sale or downsizing of its company or business unit;

●	a partner may cease development in therapeutic areas which are the subject of our strategic alliances;

●	a partner may change the success criteria for a program or product candidate delaying or ceasing development of such program or candidate;

●	a significant delay in initiation of certain development activities by a partner could also delay payment of milestones tied to such activities, impacting our ability to fund our own activities;

●	a partner could develop a product that competes, either directly or indirectly, with an alliance product;

●	a partner with commercialization obligations may not commit sufficient financial or human resources to the marketing, distribution or sale of a product;

●	a partner with manufacturing responsibilities may encounter regulatory, resource or quality issues and be unable to meet demand requirements;

●	a partner may exercise its rights under the agreement to terminate a license or strategic alliance, including termination without cause or termination upon meeting certain conditions. For example, under our license agreement with M1 for the MLR-1023 product, if we fail to raise or be in final negotiations to raise at least $500,000 by February 1, 2023, the license will terminate;

●	a dispute may arise between us and a partner concerning the research, development or commercialization of a program or product candidate resulting in a delay in milestones, royalty payments or termination of a program and possibly resulting in costly litigation or arbitration which may divert management attention and resources; and

●	a partner may use our proprietary information or intellectual property to invite litigation from a third-party or fail to maintain or prosecute intellectual property rights possibly jeopardizing our rights in such property.

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Termination of a strategic alliance may require us to seek out and establish alternative strategic alliances with third-party partners. This may not be possible, including due to restrictions under the terms of our existing collaborations, or we may not be able to do so on terms acceptable to us. If we fail to establish alternative strategic alliances with third-party partners on terms acceptable to us, or at all, we may be required to limit the size or scope of one or more of our programs or decrease our expenditures and seek additional funding by other means. Such events would likely have a material adverse effect on our results of operations and financial condition.

We expect to rely on third parties to conduct some or all aspects of our compound formulation, research and preclinical testing, if those third parties do not perform satisfactorily our business and future prospects would be materially and adversely affected.

We do not expect to independently conduct most aspects of our drug discovery activities, compound formulation research or preclinical testing of product candidates. Instead, we expect to rely on third parties to conduct some aspects of our preclinical testing and on third-party Clinical Research Organizations (“CROs”) to conduct clinical trials.

If these third parties terminate their engagements, we will need to enter into alternative arrangements which would delay our product development activities. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities. If in the future, we elect to develop and commercialize any product candidates on our own, we will remain responsible for ensuring that each of our IND-enabling preclinical studies and clinical trials are conducted under the respective study plans and trial protocols. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our studies under regulatory requirements or our stated study plans and protocols, we will not be able to complete, or may experience delays in completing, the necessary clinical trials and preclinical studies to enable us or our partners to select viable product candidates for IND submissions and will not be able to, or may be delayed in our efforts to, successfully develop and commercialize such product candidates.

If we are able to commercialize a product candidate, we will rely on third-party manufacturers to produce our preclinical and clinical supplies, or commercial supplies of any approved product candidates, which would subject us to a variety of risks.

We have limited manufacturing experience and expect to rely on third parties to assist with manufacturing and related functions. Our anticipated reliance on third-party manufacturers to produce products we may develop in the future entail risks to which we would not be subject if we supplied the materials needed to develop and manufacture our product candidates ourselves, including but not limited to:

●	the inability to meet any product specifications and quality requirements consistently;

●	a delay or inability to procure or expand sufficient manufacturing capacity;

●	discontinuation or recall of reagents, test kits, instruments, and other items used by us in the development, testing, and potential commercialization of products;

●	manufacturing and product quality issues related to scale-up of manufacturing;

●	costs and validation of new equipment and facilities required for scale-up;

●	a failure to comply with current Good Manufacturing Practices (“cGMP”) and similar foreign standards;

●	the inability to negotiate manufacturing agreements with third parties under commercially reasonable terms;

●	the possibility of breach or termination or nonrenewal of manufacturing agreements with third parties in a manner that is costly or damaging to us;

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●	the reliance on a few sources, and sometimes, single sources for raw materials, such that if we cannot secure a sufficient supply of these product components, we cannot manufacture and sell product candidates in a timely fashion, in sufficient quantities or under acceptable terms;

●	the lack of qualified backup suppliers for any raw materials currently purchased from a single source supplier;

●	operations of our third-party manufacturers or suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier;

●	carrier disruptions or increased costs beyond our control;

●	misappropriation of our proprietary technology for the purpose of manufacturing a “generic” version of our product or sale of our product to organizations that distribute and sell counterfeit goods, including drugs; and

●	failing to deliver products under specified storage conditions and in a timely manner.

These events could lead to clinical study delays or failure to obtain regulatory approval or impact our ability to successfully commercialize future products. Some of these events could be the basis for regulatory actions, including injunction, recall, seizure or total or partial suspension of production.

Because we expect to rely on limited sources of supply for the drug substance and drug product of product candidates, any disruption in the chain of supply may cause a delay in developing and commercializing these product candidates.

We intend to establish manufacturing relationships with a limited number of suppliers to manufacture raw materials, the drug substance, and the drug product of any product candidate for which we are responsible for preclinical or clinical development. Each supplier may require licenses to manufacture such components if such processes are not owned by the supplier or in the public domain. As part of any marketing approval, a manufacturer and its processes must be qualified by the FDA or foreign regulatory authorities prior to commercialization. If supply from the approved vendor is interrupted, there could be a significant disruption in commercial supply. An alternative vendor would need to be qualified through a New Drug Application (“NDA”) or marketing authorization supplement, which could cause further delay. The FDA or other regulatory agencies outside of the United States may also require additional studies if a new supplier is relied upon for commercial production.

These factors could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of our product candidates, cause us to incur higher costs and prevent us from commercializing our products successfully. Furthermore, if our suppliers fail to deliver the required commercial quantities of drug substance or drug product on a timely basis and at commercially reasonable prices, and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed, or we could lose potential revenue.

If third party manufacturing issues arise, it could increase product and regulatory approval costs or delay commercialization.

As third parties scale up manufacturing of product candidates and conduct required stability testing, product, packaging, equipment and process-related issues may require refinement or resolution to proceed with any clinical trials and obtain regulatory approval for commercial marketing. We or the manufacturers may identify significant impurities or stability problems, which could cause discontinuation or recall by us or our manufacturers, increased scrutiny by regulatory agencies, delays in clinical programs and regulatory approval, significant increases in our operating expenses, or failure to obtain or maintain approval for product candidates or any approved products.

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If we do not succeed in our efforts to develop product candidates, your investment may be lost.

The success of our business depends primarily upon our ability to identify, develop and commercialize drug products, an extremely risky business. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for several reasons, including:

●	potential product candidates may have harmful side effects or may have other characteristics that make the products unmarketable or unlikely to receive marketing approval; and

●	we or our partners may change their development profiles for potential product candidates or abandon a therapeutic area.

Such events may force us to abandon our development efforts for a program or programs, which would have a material adverse effect on our business and could cause us to cease operations. Research programs to identify new product candidates require substantial technical, financial, and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

Because our future commercial success depends on gaining regulatory approval for our products, we cannot generate revenue without obtaining approvals.

Our long-term success and generation of revenue will depend upon the successful development of new products from research and development activities, including those licensed or acquired from third parties. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. For example, the FDA indicates that approximately 70% of drugs proceed past Phase 1 studies, 33% proceed past Phase 2, and just 25%-30% proceed past Phase 3 to Phase 4 which is the final phase in the FDA review and approval process for marketing therapeutic product candidates. The process for obtaining regulatory approval to market product candidates is expensive, usually takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Our ability to generate revenues would be adversely affected if we are delayed or unable to successfully develop our products.

We cannot guarantee that any marketing application for our product candidates will be approved. If we do not obtain regulatory approval of our products or we are significantly delayed or limited in doing so, we cannot generate revenue, and we may need to significantly curtail operations.

If we are unable to successfully complete clinical trials of our product candidates or experience significant delays in doing so, our business will be materially harmed.

We intend to invest a significant portion of our efforts and financial resources in the identification and clinical development of pharmaceutical product candidates. Our ability to generate product revenues, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of our product candidates.

The commercial success of our product candidates will depend on several factors, including:

●	identification of viable product candidates and initiation and completion of research and development efforts;

●	successful completion of preclinical studies and clinical trials;

●	receipt of marketing and pricing approvals from regulatory authorities;

●	obtaining and maintaining patent and trade secret protection for product candidates;

●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and

●	commercializing our products, if and when approved, whether alone or in collaboration with others.

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If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete development of, or to successfully commercialize, our product candidates, which would materially harm our business. Most pharmaceutical products that do overcome the long odds of drug development and achieve commercialization still do not recoup their cost of capital. If we are unable to design and develop each drug to meet a commercial need far in the future, the approved drug may become a commercial failure and our investment in those development and commercialization efforts will have been commercially unsuccessful. In addition, we may be unable to demonstrate safety and efficacy of our product candidates to the satisfaction of regulatory authorities or we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates as a result.

Our product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

Adverse events (“AEs”) or serious adverse events (“SAEs”), that may be observed during clinical trials of our product candidates could cause us, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt such trials and could cause denial of regulatory approval. If AEs or SAEs are observed in any clinical trials of our product candidates, including those our partners may develop under alliance agreements, our or our partners’ ability to obtain regulatory approval for product candidates may be negatively impacted.

Serious or unexpected side effects caused by an approved product could result in significant negative consequences, including the following:

●	regulatory authorities may withdraw prior approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) which may restrict the manner in which the product can be distributed or administered;

●	we may be required to add labeling statements, such as warnings or contraindications;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	we may decide or be forced to remove the affected product temporarily or permanently from the marketplace;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

These events could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our products and impair our ability to generate revenues from the commercialization of these products either by us or by our partners.

Following regulatory approval for a product candidate, we would still face extensive regulatory requirements and the approved product may face future development and regulatory difficulties.

Even if we or our collaboration partners complete clinical trials and obtain regulatory approval in the United States or elsewhere, the applicable regulators may still impose significant restrictions on the indicated uses or marketing of product candidates or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. The following discussion is based on United States law. Similar types of regulatory provisions apply outside of the United States.

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The holder of an approved NDA must monitor and report AEs and SAEs and any failure of a product to meet the specifications in the NDA. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and other applicable federal and state laws and are subject to FDA review.

Drug product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP, and adherence to commitments made in the NDA. If we, our partners or a regulatory agency discover previously unknown problems with a product such as AEs or SAEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we or our partners fail to comply with regulatory requirements following approval of our product candidates, a regulatory agency may:

●	issue a warning letter asserting we are in violation of the law;

●	impose a REMS or other restrictions on the manufacturing, marketing or use of the product;

●	seek an injunction or impose civil or criminal penalties or monetary fines;

●	suspend or withdraw regulatory approval;

●	suspend any ongoing clinical trials;

●	refuse to approve a pending NDA or supplements to an NDA submitted by us;

●	seize the product; or

●	refuse to allow us to enter into supply contracts, including government contracts.

Our defense of any government investigation of alleged violations of law, or any lawsuit alleging such violations, could require us to expend significant time and resources and could generate negative publicity. Further, the FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates or increase the cost of compliance. The occurrence of any event or penalty described above may prevent or inhibit our ability to commercialize products and generate revenues.

We may not succeed in obtaining or maintaining necessary rights to further drug compounds and processes for our development pipeline through acquisitions and in-licenses.

We may be unable to acquire or in-license any further compositions, methods of use, processes, or other third-party intellectual property rights from third parties we identify. The licensing and acquisition of third-party intellectual property rights is a competitive area, and more established companies are also pursuing strategies to license or acquire third-party intellectual property rights we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

Companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property rights, our business, financial condition, and prospects for growth could suffer.

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Because third parties may develop or be developing competitive products without our knowledge, we may later learn that competitive products are superior to our product candidates which may force us to terminate our development efforts of one or more product candidates.

We face potential competition from companies, particularly privately-held companies and foreign companies that may be developing competitive products that are superior to one or more of our product candidates. If in the future, we learn of the existence of one or more competitive products, we may be required to:

●	cease our development efforts for a product candidate;

●	cause a partner to terminate its support of a product candidate; or

●	cause a potential partner to terminate discussions about a potential license.

Any of these events may occur after we have spent substantial sums in connection with the clinical research of one or more product candidates.

Our efforts to identify and develop product candidates are at an early stage. We may be unable to progress our product candidates through clinical trials.

Success in preclinical testing and early clinical trials does not ensure that later clinical trials will succeed, and favorable initial results from a clinical trial do not determine outcomes in subsequent clinical trials. The indications of use for which we pursue development may have clinical effectiveness endpoints not previously reviewed or validated by the FDA or foreign regulatory authorities, which may complicate or delay our effort to obtain marketing approval. We cannot guarantee that any clinical trials we undergo will succeed. In fact, most compounds fail in clinical trials, even at companies far larger and more experienced than us.

We have not commenced clinical trials, obtained marketing approval or commercialized any product candidates. We may not successfully develop a product candidate or design or implement clinical trials required for marketing approval to market our product candidates. If we are unsuccessful in conducting and managing our preclinical development activities or clinical trials or obtaining marketing approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

Because of the current inflation affecting the economy, we may be harmed in the future.

Although we currently only have minimal operations, rising prices may have a significant effect on us. In the event, we raise additional capital to ramp up our operations, we may be adversely affected due to increased costs for services from our suppliers. The more active our business is, the more inflation may affect us. As of the date of this Prospectus, we cannot predict how extensive the inflation will be, its duration or the ultimate impact on us.

Risks Related to Our Business Operations and Industry

If we cannot obtain or protect intellectual property rights related to our future products and product candidates, we may not be able to compete effectively in our markets.

We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our future products and product candidates. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications we own or in-license may fail to result in patents with claims that cover the products in the United States or in other countries. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found; such prior art can invalidate a patent or prevent issuance of a patent based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may cause such patents to be narrowed or invalidated. Even if unchallenged, our patents and patent applications, or those of third-party licensors, may not adequately protect our intellectual property or prevent others from designing around our claims.

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If the patent applications we hold or have in-licensed regarding our programs or product candidates fail to issue or if their breadth or strength of protection is threatened, it could dissuade companies from collaborating with us to develop product candidates, and threaten our ability to commercialize products. Patents may not issue and issued patents may be found invalid and unenforceable or challenged by third parties. Since patent applications in the United States and most other countries are confidential for a period after filing, and some remain so until issued, we cannot be certain that we were the first to invent a patent application related to a product candidate. In certain situations, if we and one or more third parties have filed patent applications in the United States and claiming the same subject matter, an administrative proceeding can be initiated to determine which applicant is entitled to the patent on that subject matter. Patents have a limited lifespan. In the United States, the natural expiration of a patent is 20 years after it is filed, although various extensions may be available. The life of a patent, and the protection it affords, is limited. When the patent life has expired for a product, we will become vulnerable to competition from generic medications attempting to replicate that product. Further, if we encounter delays in regulatory approvals, the time during which we will be able to market and commercialize a product candidate under patent protection could be reduced.

In addition to patent protection, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our drug discovery and development processes that involve proprietary know-how, information or technology not covered by patents. Notwithstanding protective measures we may take, our trade secrets and other confidential proprietary information may be disclosed and competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. In addition, in January 2018 the FDA as part of its Transparency Initiative, launched a voluntary pilot program calling on biopharmaceutical research companies to release clinical study reports summarizing clinical trial data. Following the completion of this pilot program in March 2020, the FDA may consider making release of clinical study reports mandatory and may consider making additional information publicly available on a routine basis in response to concerns expressed by the academic community emphasized by the COVID-19 pandemic, including information we may consider to be trade secrets or other proprietary information. If the FDA takes these measures, we may be forced to disclose propriety information about our product candidates and research, which could materially harm our business.

The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. We may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

If third-party intellectual property infringement claims are asserted against us, it may prevent or delay our development and commercialization efforts and have a material adverse effect on our business and future prospects.

Our commercial success depends in part on our avoiding infringement on the patents and proprietary rights of third parties. There is substantial litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexaminations and other post-grant proceedings before the U.S. Patent and Trademark Office, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we and our partners are pursuing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

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Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be patent applications currently pending that may later result in patents that our product candidates may infringe upon. Third parties may obtain patents in the future and claim that use of our technologies infringes on these patents. If any third-party patents were to be held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were to be held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making intellectual property claims against us may obtain injunctive or other equitable relief, which could block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, involves substantial litigation expense and diversion of our management’s attention from our business. If a claim of infringement against us succeeds, we may have to pay substantial damages, possibly including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Because of the costs involved in defending patent litigation, we currently lack and may in the future lack the capital to defend our intellectual property rights.

We depend on intellectual property licensed from third parties, and termination of any of these licenses could have a material adverse effect on our business.

We depend on the patents, know-how and other intellectual property, licensed from third parties for the development and, if approved, commercialization of product candidates. If these licenses are terminated, or found to be unenforceable, it could result in the loss of significant rights and could harm our ability to commercialize our future product candidates. For example, on January 4, 2021, Les Laboratories Servier, the licensor under the 2017 Amended and Restated License and Commercialization Agreement pursuant to which we previously had rights for the commercialization of Prestalia®, terminated the license agreement. Prior to the termination, sales by the Company of Prestalia constituted all of our revenue for prior periods, including all of our product revenue during fiscal year 2019.

License agreements impose certain obligations on us, including obligations to use diligent efforts to meet development thresholds, funding requirements and payment obligations. For example, under our license agreement with M1 for the MLR-1023 product, if we fail to raise or be in final negotiations to raise at least $500,000 by February 1, 2023, the license will terminate. Additionally, under the MLR-1019 license agreement, if the Company fails to get its Common Stock listed on Nasdaq or the NYSE within 12 months after the Company receives a Clinical Trial Authorization from the European Medicines Agency, then the license will terminate.

Further, license agreements are complex, and contain certain provisions which may be susceptible to multiple interpretations. Accordingly, disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including those relating to:

●	the scope of rights, if any, granted under the license agreement and other interpretation-related issues;

●	whether and to what extent our technology and processes infringe on intellectual property of the licensor that is not subject to the license agreement;

●	whether our licensor or its licensor had the right to grant the license agreement;

●	whether third parties are entitled to compensation or equitable relief, such as an injunction, for our use of the intellectual property without their authorization;

●	our right to sublicense patent and other rights to third parties under collaborative development relationships;

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●	whether we are complying with our obligations with respect to the use of the licensed technology in relation to our development and commercialization of product candidates;

●	our involvement in the prosecution and enforcement of the licensed patents and our licensors’ overall patent prosecution and enforcement strategy;

●	the allocation of ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and by us and any future partners or collaborators; and

●	the amounts of royalties, milestones or other payments due under the license agreement.

The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement.

We may need to obtain additional licenses to intellectual property rights from third parties.

We may need to obtain additional licenses from third parties to advance our research or allow commercialization of our product candidates. We may fail to obtain these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly. We cannot provide any assurances that third-party patents do not exist that might be enforced against our products, resulting in either an injunction prohibiting our sales, or, with respect to our sales and other activities, an obligation on our part to pay royalties and/or other forms of compensation to third parties

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive in order to develop and commercialize our product candidates. More established companies may have a competitive advantage over us due to their larger size and cash resources or greater clinical development and commercialization capabilities. We may not be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding product candidates that we may seek to acquire, in which case our business could be harmed.

We may in the future be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe on patents owned or licensed by us. To counter such infringement or unauthorized use, we or our partners may be required to file infringement claims, or we may be required to defend the validity or enforceability of such patents, which can be expensive and time-consuming. In an infringement proceeding, a court may decide that either one or more of our patents or our licensors’ patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue because our patents do not cover that technology. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions regarding our patents or patent applications or those of our partners or licensors. An unfavorable outcome could require us to cease using the related technology or to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may cause us to incur substantial costs and distract the attention of our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Because of the substantial amount of discovery required in intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Common Stock.

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We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We employ individuals previously employed at other biotechnology or pharmaceutical companies. We may be subject to claims asserting that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees’ former employers or other third parties. We may also be subject to claims that former employers or other third parties have an ownership interest in our patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if we succeed, litigation could cause substantial cost and be a distraction to our management and other employees.

Because we face significant competition from other biotechnology and pharmaceutical companies, our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive. We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies and universities and other research institutions. Our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. This enables them, among other things, to make greater research and development investments and efficiently utilize their research and development costs. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may cause even more resources being concentrated in our competitors. Additionally, smaller or early-stage companies of which we may not be aware could also prove to be material competitors, particularly through collaborative arrangements with larger, more well-established companies or by competing with us for limited resources and strategic alliances with our current or prospective partners. Competition may increase further because of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may develop, acquire or license drug products that are more effective or less costly than any product candidate we may develop.

Our current or future programs may be targeted toward indications for which there are approved products on the market or product candidates in clinical development. We will face competition from other drugs that are or will be approved for the same therapeutic indications. Our ability to compete successfully will depend largely on our ability to leverage our experience in drug discovery and development to:

●	discover and develop therapeutics superior to other products in the market;

●	attract and retain qualified scientific, product development and commercial personnel;

●	obtain patent and/or other proprietary protection for our technology platform and product candidates;

●	obtain required regulatory approvals; and

●	successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new therapeutics.

The availability of our competitors’ products could limit the demand, and the price we can charge, for any products we may develop and commercialize. We will not achieve our business plan if the acceptance of our products is inhibited by price competition or the reluctance of physicians to switch from existing drug products to our products, or if physicians switch to other new drug products or reserve our products for use in limited circumstances. Additionally, the biopharmaceutical industry is characterized by rapid technological and scientific change, and we may not be able to adapt to these rapid changes to the extent necessary to keep up with competitors or at all. The inability to compete with existing or subsequently introduced drug products would have a material adverse impact on our business, financial condition and prospects.

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Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our product candidates less competitive. Any new product that competes with an approved product must typically demonstrate advantages, such as in efficacy, convenience, tolerability or safety, to overcome price competition and to succeed. Our competitors may obtain patent protection, receive approval by FDA and/or foreign regulatory authorities or discover, develop and commercialize product candidates before we do, which would have a material adverse impact on our business.

The commercial success of our product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.

Assuming one or more product candidates achieve regulatory approval, and we commence marketing such products, the market acceptance of any product candidates will depend on several factors, including:

●	demonstration of clinical safety and efficacy compared to other products;

●	the relative convenience, ease of administration and acceptance by physicians, patients and healthcare payors;

●	the prevalence and severity of any adverse effects or serious adverse effects;

●	limitations or warnings in the label approved by FDA and/or foreign regulatory authorities for such products;

●	the timing of market introduction of our products relative to competitive products and the availability of alternative treatments;

●	pricing and cost-effectiveness;

●	the execution and effectiveness of our or any partners’ sales and marketing strategies;

●	our ability to obtain hospital formulary approval; and

●	our ability to obtain and maintain sufficient third-party payor coverage or reimbursement.

If we obtain regulatory approval for one product candidate, we expect sales to generate substantially all of our product revenues, and as such, the failure of these products to find market acceptance would adversely affect our results of operations. Further, if insurance and/or government coverage and adequate reimbursement are not available for our product candidates, it could impair our ability to achieve and maintain profitability.

Because of the psychotropic properties of MLR-1019, the drug is likely to be designated a controlled substance and subject to classification as a Schedule 1 drug until approval is granted for a medical use.

Schedule 1 drugs, substances, or chemicals are defined as drugs with no currently accepted medical use and a high potential for abuse. Given that MLR1019 has no currently accepted medical use in the USA, the drug is expected to be classified as Schedule 1, until such medical use is granted via an approval from FDA.

We may be subject to increased regulation as well as uncertainty, which may adversely affect our business.

Under the current federal government administration, the FDA, the Centers for Disease Control and other agencies which affect our business may increase their regulatory efforts. At the senior administrative level, new regulators with a regulatory zeal may tighten existing regulations and that approach may also be taken in the routine interactions between staff and our scientists and others. For example, in late calendar year 2021 the White House Office of Management and Budget issued the Fall 2021 Agency Rule List which contains 85 proposed and final rules that the agency plans to issue under the FDA’s purview. These rules or other regulatory developments which may occur in the future could have an adverse impact, directly or indirectly, on our operations or on the operations of our collaborators. Increased regulation and enforcement may lead to increased costs and further delays in getting approvals, which may adversely affect our business.

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If we lose key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our Chief Executive Officer and Interim Chief Scientific Officer, Dr. Zahed Subhan and our Chief Operating Officer and Acting Chief Financial Officer, Andrew Kucharchuk. In addition, services related to our accounting and financial management are being performed by independent contractors. We do not carry “key-man” life insurance on Dr. Subhan. The loss of the services of Dr. Subhan, would leave us without executive and scientific leadership, which could diminish our business and growth opportunities. We will also need to build an executive management team around Dr. Subhan, which could be a time consuming and expensive process and divert management’s attention from other pressing matters concerning the Company’s operations or growth. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel in a timely manner, on favorable terms or at all. If we are unable to attract such personnel, our business could be harmed. If we fail to procure the services of additional executive management or implement and execute an effective contingency or succession plan for Dr. Subhan, the loss of Dr. Subhan would significantly disrupt our business.

Other than Dr. Subhan and Mr. Kucharchuk, we have no other officers. Our future success will also depend in part on our ability to identify, hire, and retain additional personnel. We may not be able to attract and retain personnel on acceptable terms, as there is significant competition among numerous pharmaceutical companies for individuals with similar skill sets. Because of this competition, our compensation costs may increase significantly. If we lose key employees or advisors or fail to procure their services on acceptable terms as and when needed, our business may suffer

If we expand our organization, we may experience difficulties in managing growth, which could disrupt our operations.

As of that date of this Prospectus, we employ one employee and our current Chief Operating Officer. Services related to our accounting and financial management are being performed by independent contractors. As our company matures, we expect to hire employees to increase our managerial, scientific and operational, commercial, financial and other resources and to hire more consultants and contractors. Future growth would impose significant additional responsibilities on our management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may cause weaknesses in our infrastructure, and give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as developing additional product candidates. If our management cannot effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to develop and commercialize product candidates and compete effectively will depend, in part, on our ability to manage our future growth.

Because we would face potential product liability if claims are brought against us with respect to any product we commercialize in the future, in such an event we may incur substantial liability and costs.

Any future use of our product candidates in clinical trials or the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. Regardless of merit or eventual outcome, product liability claims may cause:

●	impairment of our business reputation;

●	withdrawal of clinical trial participants;

●	costs due to related litigation;

●	distraction of management’s attention from our primary business;

●	substantial monetary awards to patients or other claimants;

●	regulatory scrutiny and product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	the inability to commercialize our product candidates; and

●	decreased demand for our product candidates, if approved for commercial sale.

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Insurance coverage is becoming increasingly expensive and we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If we obtain marketing approval for product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. Occasionally, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

If we fail to comply with applicable laws and regulations, including environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the treatment of animals used in research. The research, development and commercialization of drug candidates involve using hazardous and flammable materials, including chemicals and biological materials. These activities also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. If contamination occurs or injury results from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Risks Relating to this Offering and Ownership of Our Common Stock

We may not be able to satisfy listing requirements of Nasdaq Capital Markets or maintain a listing of our common stock on Nasdaq Capital Markets.

Our common stock is quoted on the OTCQB market operated by OTC Markets Group Inc. In connection with this offering, we plan to apply for the listing of our common stock on Nasdaq Capital Markets. The closing of this offering is contingent upon our up listing to the Nasdaq Capital Markets unless such condition is waived by the underwriter. In addition, we must meet certain financial and liquidity criteria to maintain the listing of our common stock on Nasdaq Capital Markets. If we fail to meet any listing standards or if we violate any listing requirements, our common stock may be delisted. In addition, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq Capital Markets may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

●	Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

●	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

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●	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

●	Sale of a significant number of shares of our common stock by stockholders;

●	General market and economic conditions;

●	Quarterly variations in our operating results;

●	Investor and public relation activities;

●	Announcements of technological innovations;

●	New product introductions by us or our competitors;

●	Competitive activities;

●	Low liquidity; and

●	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this offering for development of our product candidates and general working capital purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2022, our net tangible book value was approximately $(21.8) million or approximately $(6.90) per share. Since the effective price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock that you purchase in this offering. Based on the assumed public offering price of $           per share of common stock being sold in this offering and our net tangible book value per share as of September 30, 2022, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $           per share (or $           per share if the underwriter exercises the over-allotment option to purchase additional shares of common stock in full). See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

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The sale or conversion of our shares of common stock could depress the price of our common stock.

As of November 18, 2022, we had 3,160,877 shares of common stock issued and outstanding of which 2,241,482 or 71% of them have a 144 Legend and are thus not currently trading. As of September 30, 2022, there were $1.7 million of outstanding convertible promissory notes including accrued interest with various conversion prices and $10.6 million in non-convertible notes including accrued interest, 446,500 additional shares of our common stock that are reserved for issuance under the 2018 Long-Term Incentive Plan, 100 outstanding shares of Series C Preferred Stock convertible into 3,334 shares of common stock, 40 outstanding shares of Series D Preferred Stock convertible into 2,500 shares of common stock, 267 outstanding shares of Series E Preferred Stock convertible into 178,833 shares of commons stock. On November 16, 2022, a majority of the holders of approximately $8.3 million in non-convertible promissory notes including accrued interest, agreed to amend the notes to make them automatically convertible into units consisting of a new series of convertible preferred stock and warrants as defined in the agreement upon an uplisting financing transaction in which the Company’s common stock is listed on The Nasdaq Capital Market or the NYSE American in exchange for the Holders agreeing to forbear repayment of their Notes and accrued interest until the Uplisting Transaction has been completed. In addition, there are            shares of common stock issuable upon the exercise of warrants that will be issued to investors with this offering.

Significant shares of common stock are held by our principal stockholders and other large stockholders. As “affiliates,” as defined under Rule 144 under the Securities Act, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

These options, warrants, convertible notes payable and convertible preferred stock could result in further dilution to common stockholders and may affect the market price of the common stock.

Future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders. We have and may issue preferred stock that could have rights that are preferential to the rights of common stock that could discourage potentially beneficial transactions to our common stockholders.

Pursuant to our articles of incorporation, we currently have authorized 180,000,000 shares of common stock and 100,000 shares of preferred stock. To the extent that common shares are available for issuance, subject to compliance with applicable stock exchange listing rules, our Board of Directors has the ability to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of any additional securities could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

Our articles of incorporation allow for our Board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock, beyond the series of preferred stock that has previously been issued, that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

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Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our securities.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our securities must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our securities.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced, and these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. If we raise additional funds by issuing debt securities, these debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our securities could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our securities could be negatively affected.

If our securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq Capital Markets or another national securities exchange and if the price of our securities is less than $5.00, our securities could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore stockholders may have difficulty selling their securities.

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Anti-takeover provisions may limit the ability of another party to acquire our company, which could cause our stock price to decline.

Our articles of incorporation, our bylaws and Delaware law contain provisions that could discourage, delay or prevent a third party from acquiring our company, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.

Our articles of incorporation authorize us to issue up to 100,000 shares of blank check preferred stock. Any preferred stock that we issue in the future may rank ahead of our securities in terms of dividend priority or liquidation premiums and may have greater voting rights than our securities. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our securities to current stockholders and could adversely affect the market price, if any, of our securities. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

We effected a reverse stock split of our outstanding common stock on September 30, 2022 at a ratio of 1-for-20.

On September 30, 2022, we filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. The Certificate of Amendment became effective upon filing. We expect that the reverse stock split will increase the market price of our common stock while our stock is trading. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the Nasdaq Capital Market, or if it does, that such price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case such an offering may not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for listing on the Nasdaq Capital Market or able to comply with other continued listing standards of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering. We intend to apply to have our warrants listed on The Nasdaq Capital Market under the symbol “          ”; however there can be no assurance that an active trading market will develop or be maintained. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the [● anniversary] of the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $[●] per share, subject to certain adjustments, prior to [●] years from the date on which such warrants were issued, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

We may not receive any additional funds upon the exercise of the warrants.

Each warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the exercise of the warrants.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities we are offering will be approximately $           million (or approximately $           million if the underwriter exercises in full its over-allotment option), after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us.

We intend to use the net proceeds from this offering for the development of our product candidates and our working capital requirements.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “ATRX.” We plan to apply to have our common stock and warrants listed on The Nasdaq Capital Market under the symbol “          ” and “          ”, respectively. No assurance can be given that our application will be approved. If our application is not approved, we will not complete this offering.

As of November 18, 2022, there were approximately 1,350 holders of record of our common stock.

The holders of shares of common stock that were issued upon conversion of our Series E Preferred Stock and Series F Preferred Stock have piggy-back registration rights with respect to their shares. Approximately, 2,241,482 shares of common stock may be eligible for sale pursuant to Rule 144.

Equity Compensation Plan Information

See section labeled “Executive Compensation” for information on our equity compensation plan.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate paying any dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. Our payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per unit and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2022, was $(21.8) million or $(6.90) per share. Net tangible book value per share represents our total net tangible assets (which were total assets of $256,000 less intangible assets of $0, less our total liabilities of $22.1 million) at September 30, 2022 divided by the outstanding shares of common stock of 3,160,877.

After giving effect to (i) receipt of the net proceeds from our sale of units in this offering, at an assumed initial public offering price of $           per share (without assigning any value to the Warrants), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and(ii)           , our pro forma as adjusted net tangible book value as of September 30, 2022 would have been approximately $           or $           per share. This amount represents an immediate increase in as adjusted net tangible book value of $           per share to our existing stockholders and an immediate dilution of $           per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per Unit	$
Net tangible book value per share as of September 30, 2022		$(6.90)
Increase per share to existing stockholders attributable to investors in this offering	$
Pro forma as adjusted net tangible book value per share, to give effect to this offering	$
Dilution in pro forma net tangible book value per share to new investors in this offering	$

Each $1.00 increase (decrease) in the assumed initial public offering price of $           per Unit would increase (decrease) the net proceeds to us by approximately $          , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The as adjusted information discussed above is illustrative only and will change based on the actual initial public offering price, number of units and other terms of this offering determined at pricing.

If the underwriter exercises its option to purchase additional shares of common stock and/or Warrants in this offering in full at the assumed initial public offering price of $           per unit and assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the as adjusted net tangible book value would be approximately $           per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would be approximately $           per share.

To the extent that any outstanding options are exercised, new options, restricted stock units or other securities are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

The table above excludes the following shares as of September 30, 2022:

●	2,389,770 common shares issuable upon the conversion of approximately $1.7 million of outstanding convertible promissory notes including accrued interest with various conversion prices and an agreed upon conversion of approximately $10.6 million in non-convertible notes including accrued interest;

●	446,500 shares of our common stock that are reserved for issuance under the 2018 Long-Term Incentive Plan and 19,000 common shares issuable upon the exercise of stock options that were issued outside of the 2018 Long-Term Incentive Plan;

●	5,192,652 shares of common stock issuable upon exercise of outstanding warrants

●	______ shares of common stock issuable upon exercise of warrants that will be issued to investors in this offering;

●	100 outstanding shares of Series C Preferred Stock convertible into 3,334 shares of common stock;

●	40 outstanding shares of Series D Preferred Stock convertible into 2,500 shares of common stock;

●	267 outstanding shares of Series E Preferred Stock and accrued dividends convertible into 178,833 shares of common stock.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect the sale of units by us in this offering at an assumed price to the public of $ per unit, resulting in net proceeds to us of $ after deducting underwriter commissions of $ , $ non-accountable expense allowance and our estimated other offering expenses of $ (assuming no exercise of the over-allotment option).

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our common stock and warrants and other terms of this offering determined at pricing. The following table summarizes the Company’s cash and cash equivalents, total debt and total shareholders’ equity. Total capitalization is the book value of the company’s total debt and total shareholder equity. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2022
	Actual	As Adjusted
Cash and cash equivalents	$133	$
Debt, net of discounts	$7,992
Stockholders’ equity (deficit):
Common stock, par $0.0006	$18
Additional paid-in capital	$33,547	$
Accumulated deficit	$(55,370)	$
Treasury stock	$(2)
Total stockholders’ deficit	$(21,807)	$
Total capitalization	$(29,799)	$

If the underwriter exercises the over-allotment option in full, each of our as adjusted cash, total stockholders’ equity and total capitalization would be $

Each $1.00 increase or decrease in the assumed offering price per unit of $          , assuming no change in the number of shares to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total stockholders’ equity and total capitalization by approximately $           (or $           if the underwriter exercises the over-allotment option in full), after deducting (i) estimated underwriter commissions and (ii) offering expenses, in each case, payable by us.

The table above excludes the following shares as of September 30, 2022:

●	2,389,770 common shares issuable upon the conversion of approximately $1.7 million of outstanding convertible promissory notes including accrued interest with various conversion prices and an agreed upon conversion of approximately $8.5 million in non-convertible notes including accrued interest;

●	446,500 shares of our common stock that are reserved for issuance under the 2018 Long-Term Incentive Plan and 19,000 common shares issuable upon the exercise of stock options that were issued outside of the 2018 Long-Term Incentive Plan;

●	5,192,652 shares of common stock issuable upon exercise of outstanding warrants

●	_____ shares of common stock issuable upon exercise of warrants that will be issued to investors in this offering;

●	100 outstanding shares of Series C Preferred Stock convertible into 3,334 shares of common stock;

●	40 outstanding shares of Series D Preferred Stock convertible into 2,500 shares of common stock;

●	267 outstanding shares of Series E Preferred Stock and accrued dividends convertible into 178,833 shares of common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance including meeting our obligations under the Melior I and Melior II license agreements and our liquidity. The following discussion should be read in conjunction with the financial statements and related notes and the Risk Factors contained in this prospectus. Forward-looking statements are projections in respect of future events or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise, except as otherwise required by securities and other applicable laws.

The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:

●	our ability to obtain additional funding for our company, whether pursuant to a capital raising transaction arising from the sale of our securities, a strategic transaction or otherwise;

●	our ability to satisfy our disclosure obligations under the Securities Exchange Act of 1934, as amended, and to maintain the registration of our common stock thereunder;

●	our ability to attract and retain qualified officers, directors, employees and consultants as necessary;

●	the inability to comply with or obtain waivers or extensions under our current license agreements which expire on February 1, 2023, in which case we may be forced to suspend or terminate certain of our research and development programs;

●	the cost of our research and development programs may be higher than expected, and there is no assurance that such efforts will be successful in a timely manner or at all; and

●	failure to meet our financial obligations under outstanding loans and other financing documents.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this prospectus, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

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Corporate Overview

Nature of Business

We are an emerging specialty biotech company that, to the extent that resources and opportunities become available, is focused on drug development and commercialization of “small molecule” drugs to treat Parkinson’s disease (PD) and Type 1 diabetes.

On July 28, 2021, we as licensee and Melior II as licensor entered into an exclusive license agreement for the development, commercialization and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for Parkinson’s disease (PD) and is, to the best of our knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, we were granted an exclusive license to use the Melior II Patents and know-how to develop products in consideration for cash payments of approximately $21.8 million upon meeting certain performance milestones as well as a royalty of 5% of gross sales.

On August 24, 2021, we as licensee entered into an exclusive license agreement with Melior I for the development, commercialization and exclusive license of MLR-1023 as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we as licensee expanded the MLR-1023 licensing agreement with Melior Pharmaceuticals I, Inc. to include two additional clinical indications for Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation.

On July 20, 2022, the Company entered into an addendum to the License Agreement for MLR-1023 with Melior I pursuant to which Melior I extended the license to February 1, 2023 in exchange for a $136,921 licensing payment. In addition, the Company is required to hire and retain a Chief Scientific Officer, and raise an additional $500,000 in capital in addition to other requirements set forth in the addendum and the License Agreement.

Appointment of Company Executives

On September 8, 2022, the Board of Directors appointed Zahed Subhan as the Company’s Chief Executive Officer and Chairman of the Board and Andrew Kucharchuk as the Company’s Chief Operating Officer, effective September 30, 2022.

On November 3, 2022, Trond Waerness resigned as member of the Board of Directors. Mr. Waerness withdrew his resignation on November 3, 2022, and the Board of Directors re-appointed him as a director.

As discussed above, our Board of Directors has approved a potential reverse split of our common stock in a range between 1-for-2 and 1-for-200, subject to shareholder approval. On September 30, 2022, we filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. The Certificate of Amendment became effective upon filing. All common stock share and per share numbers have been retroactively adjusted based on the reverse stock split.

Impact of COVID-19 Pandemic

Over the past two years the impact of COVID-19 has had adverse effects on our business by slowing down our ability to work with third parties and continue fund raising efforts. We have witnessed supply chain related delays and increasing costs due to inflation. It is difficult to predict what other adverse effects, if any, COVID-19 and related matters can have on our business, or against the various aspects of same.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency caused by a new strain of the coronavirus (“COVID-19”) and advised of the risks to the international community as the virus spread globally. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The spread of COVID-19 coronavirus caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. Over time, the incidence of COVID-19 and its variants has diminished although periodic spikes in incidence occur. Consequently, restrictions imposed by various governmental health organizations may change over time. Several states have lifted restrictions only to reimpose such restrictions as the number of cases rise and new variants arise.

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It is difficult to isolate the impact of the pandemic on our business, results of operations, financial condition and our future strategic plans.

The Company may experience long-term disruptions to its operations resulting from changes in government policy or guidance; quarantines of employees, customers and suppliers in areas affected by the pandemic and the presence of new variants of COVID-19; and closures of businesses or manufacturing facilities critical to its business or supply chains. The Company is actively monitoring, and will continue to actively monitor, the pandemic and the potential impact on its operations, financial condition, liquidity, suppliers, industry and workforce.

Results of Operations

Comparison of the Year Ended December 31, 2021 to the Year Ended December 31, 2020

Operating Expenses

Operating expenses were approximately $674,000 for the year ended December 31, 2021, a decrease of approximately $1.4 million compared to the same period in 2020. The following table summarizes our operating expenses for the years ended December 31, 2021 and 2020

	Year Ended
(in thousands)	December 31,2021	December 31, 2020	Change
Sales and marketing	$17	$839	$(822)
General and administrative	657	1,198	(541)
Total operating expenses	$674	$2,037	$(1,363)

Sales and Marketing

Sales and marketing expenses decreased by approximately $822,000, primarily due to the termination of our commercial operations related to the sale of Prestalia® in December 2019. Sales and marketing expenses for the year ended December 31, 2020, were primarily related to regulatory costs incurred for maintaining the Prestalia® NDA. Sales and marketing expenses for the year ended December 31, 2021, were primarily related to the storage and destruction of Prestalia® inventory.

General and Administrative

General and administrative expenses decreased by approximately $541,000 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, primarily due to a reduction in corporate governance expenses including insurance, Board fees and other consulting fees incurred to maintain our public company regulatory obligations.

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Other Expenses

The following table summarizes other expenses for the year December 31, 2021 and 2020:

	Year Ended
(in thousands)	December 31, 2021	December 31, 2020	Change Inc/(Dec)
Interest expense	$(1,035)	$(935)	$(100)
Other income		45	(45)
Initial and change in the fair value of derivative liability	(4,103)	—	(4,103)
Loss on extinguishment of debt	(141)	—	(141)
Amortization of debt discount	(398)	(839)	441
Total other expense, net	$(5,677)	$(1,729)	$3,948

Interest expense for the year ended December 31, 2021, increased by $100,000 compared to the year ended December 31, 2020 primarily due to an increase in the issuance of convertible notes. The amortization of debt discount decreased by $441,000 primarily due to the maturity of our outstanding convertible notes. The $4.1 million increase in derivative expense was due to conversion features on convertible notes and embedded conversion options that have been bifurcated due to a lack of authorized shares that were classified as a derivative on our balance sheet as of December 31, 2021. The loss on extinguishment of debt was due to the conversion of principal and interest on our outstanding convertible notes. Other income for the year ended December 31, 2020 was a result of fees received from release of certain intellectual property rights from a third-party vendor and fees received from the cancellation of a contractual obligation with a third-party vendor.

Comparison of the Three Months Ended September 30, 2022 to the Three Months Ended September 30, 2021

Operating Expenses

Our operating expenses for the three months ended September 30, 2022, and 2021 are summarized as follows:

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
General and administrative expenses	548	232	316
Total operating expenses	$548	$232	$316

General and Administrative

General and administrative expense increased by approximately $316,000 for the three months ended September 30, 2022, as compared to the three months ended September 30, 2021. The increase was primarily due to a $137,000 licensing payment to Melior I for MLR-1023, an increase in compensation cost of $82,000 related to the hiring a Chief Scientific Officer, a $45,000 increase in fees paid for director and officer insurance and a $52,000 increase in other public company fees including legal expenses, audit fees and investor relations consulting.

Other Expense

	Three Months Ended
(in thousands)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
Interest expense	$(317)	$(261)	$56
Gain/(loss) on extinguishment of debt	92	(177)	(269)
Initial and change in derivative liability	(254)	(2,968)	(2,714)
Amortization of debt discount	(777)	(101)	676
Total other income (expense)	$(1,256)	$(3,507)	$(2,251)

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Interest expense for the three months ended September 30, 2022, increased by $56,000 compared to the three months ended September 30, 2021, primarily due to an increase in interest expense related to our outstanding convertible notes. The derivative liability for the quarter ended September 30, 2022, decreased by $2.7 million as a result of a decrease in the fair value of our convertible notes and warrants that were classified as a derivative on our consolidated balance sheet as of September 30, 2022. The gain on extinguishment of debt was due to the payment and conversion of principal and interest on our outstanding convertible notes. The increase of $676,000 for the amortization of debt discounts was due an increase in our convertible notes outstanding.

Comparison of the Nine Months Ended September 30, 2022 to the Nine Months Ended September 30, 2021

Operating Expenses

Our operating expenses for the nine months ended September 30, 2022, and 2021 are summarized as follows:

	Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
Sales and marketing	$-	$17	$(17)
General and administrative expenses	1,257	454	803
Total operating expenses	$1,257	$471	$786

Sales and Marketing

Sales and marketing expenses for the nine months ended September 30, 2021, were primarily related to storage and destruction costs incurred for Prestalia® inventory. No sales and marketing expenses were incurred for the nine months ended September 30, 2022.

General and Administrative

General and administrative expense increased by approximately $803,000 for the nine months ended September 30, 2022, as compared to the nine months ended September 30, 2021. The increase was primarily due to a $137,000 licensing payment to Melior I for MLR-1023, an increase in compensation cost of $82,000 related to the hiring a Chief Scientific Officer, a $161,000 increase in fees paid for director and officer insurance and a $423,000 increase in other public company fees including legal expenses, audit fees, investor relations services and financial consulting.

Other Expense

	Nine Months Ended
(in thousands)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
Interest expense	$(989)	$(749)	$240
Gain on extinguishment of debt	307	(177)	(484)
Initial and change in derivative liability	1,425	(3,055)	(4,480)
Amortization of debt discount	(1,265)	(230)	1,035
Total other income (expense)	$(522)	$(4,211)	$(3,689)

Interest expense for the nine months ended September 30, 2022 increased by $240,000 compared to the nine months ended September 30, 2021 primarily due to an increase in our outstanding convertible notes. The derivative liability for the quarter ended September 30, 2022, decreased by $4.5 million as a result of a decrease in the fair value of our convertible notes and warrants that were classified as a derivative on our consolidated balance sheet as of September 30, 2022 offset by an increase in the initial valuation of a derivative liability expense from the issuance of convertible notes for the period. The gain on extinguishment of debt was due to the payment and conversion of principal and interest on our outstanding convertible notes. The increase of $1.0 million for the amortization of debt discounts was due an increase in our convertible notes outstanding including the 2022 Bridge loan..

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Liquidity & Capital Resources

Working Capital

(in thousands)	September 30, 2022	December 31, 2021
Current assets	$256	$196
Current liabilities	(22,063)	(25,302)
Working capital deficit	$(21,807)	$(25,106)

Negative working capital as of September 30, 2022, was approximately $21.8 million as compared to negative working capital of approximately $25.1 million as of December 31, 2021. The increase in working capital is primarily related to an decrease in current liabilities of approximately $3.2 million including approximately $5.0 million in accrued dividends as a result of the conversion Series E and Series F Preferred Stock during the period, offset by an increase of $893,000 of accrued expenses including accrued interest for our promissory notes payable, an increase in our promissory notes payable of $1.3 million net of discounts and a decrease of $437,000 for a derivative liability related to our outstanding convertible notes and warrants.

Cash Flows and Liquidity

Net cash used in Operating Activities

Net cash used in operating activities was approximately $1.3 million during the nine months ended September 30, 2022. This was primarily due to our net operating loss of approximately $1.8 million, partially offset by a $1.4 million gain related to a decrease in the fair value of our outstanding derivative liability for our convertible notes and warrants, non-cash interest expense related to term loan and outstanding convertible notes of $989,000, non-cash amortization of debt discount of $1.3 million.

Net cash used in operating activities was approximately $369,000 during the nine months ended September 30, 2021. This was primarily due to our net operating loss of approximately $4.6 million, partially offset by to our derivative expense of approximately $3.1 million, non-cash interest expense related to term loans of $749,000, non-cash amortization of debt discount of $230,000 and other changes in operating assets and liabilities including an increase in accounts payable and accrued expenses of approximately $102,000.

Net cash used in Investing Activities

There was no cash used in or provided by investing activities for the nine months ended September 30, 2022, or September 30, 2021.

Net cash provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2022, and 2021 was approximately $1.3 million and $519,000, respectively. Net cash provided by financing activities for the nine-months ended September 30, 2022, included approximately $1.9 million from the sale of promissory notes and warrants, net of issuance costs to certain accredited investors, offset by the repayment of principal and interest on outstanding convertible notes of $551,000 and $2,000 for the repurchase of common stock outstanding.

Net cash provided by financing activities for the nine months ended September 30, 2021, of $519,000 was from the issuance of convertible notes to certain accredited investors, net of issuance costs

While we recently raised $1.7 million, net of issuance costs as described in the next paragraph, we will need to raise additional operating capital within the next several months to maintain our operations and to realize our business plan. Without additional sources of cash and/or the deferral, reduction, or elimination of significant planned expenditures, we will not have the cash resources to continue as a going concern thereafter.

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Financings

In May 2022, we closed a private placement offering of $2,222,222 of notes and 1,111,112 warrants and received approximately $1.7 million in net proceeds. The notes come due upon the earliest to occur of (i) the 12 month anniversary of the original issuance date of the notes, or May 11, 2023, (ii) a financing transaction which results in the Company’s common stock being listed on a national securities exchange, and (iii) an event of default, in which case the amount payable could be increased to 125% of the outstanding balance if our common stock is not listed on a national securities exchange at the time of such event of default. If an event of default occurs before the Company’s common stock is listed on a national securities exchange, the event of default would require a 125% of the outstanding principal, accrued interest and other amounts owing thereon. The notes bear interest at 8% per annum, subject to an increase to 15% in case of an event of default as provided for therein. In addition, at any time before the 12-month anniversary of the date of issuance of the Notes, the Company may, upon five days’ prior written notice to the Purchaser, prepay all of the then outstanding principal amount of the notes for cash in an amount equal to the sum of 105% of all amounts due and owing hereunder, including all accrued and unpaid interest. The Company’s obligations under the Notes are secured by a first priority lien on all of the assets of the Company and its wholly-owned subsidiaries.

On November 16, 2022, holders of $8.3 million outstanding promissory notes issued by the Company representing a majority of the outstanding principal and accrued interest of the notes, agreed to amend the notes to make them automatically convertible into units consisting of a new series of convertible preferred stock and warrants (the upon an uplisting financing transaction in which the Company’s common stock is listed on The Nasdaq Capital Market or the NYSE American, in exchange for the holders agreeing to forbear repayment of their Notes and accrued interest until the uplisting transaction has been completed.

The terms for the amendment of the notes include no less than the following:

●	The Notes will automatically convert upon the uplisting transaction into the preferred stock at 90% of the public offering price;
●	In addition, each holder will receive 0.3 warrants for every $1.00 of principal on the holder’s original note;
●	The shares of preferred stock will be subject to a six-month lock-up period from date of issuance; and
●	The Company has agreed to register the holders’ sale of the shares of common stock issuable upon conversion of the preferred stock and upon the exercise of the warrants such that those shares will be freely tradeable following the uplisting transaction and expiration of the lock-up period.

The shares of the preferred stock will be entitled to vote on an as-converted-to-common basis together with the Company’s common stock. The shares of the preferred stock will automatically convert into shares of common stock upon expiration of the lock-up period at the conversion price of a percentage of a 30-day VWAP of common stock.

The warrants will have an exercise price of $0.80, subject to adjustments for splits and similar events, and expire on November 11, 2027.

The Company also agreed to provide the holders the right to participate in both a bridge and the uplisting transaction, up to a 30% of the total investment.

The 12% interest on the notes, as accrued through the date of conversion, will convert into common stock at the offering price for the uplisting transaction.

We do not have sufficient funds to meet our working capital needs for the next 12 months. We will require additional funds in the near future to continue our business. Historically, we have raised additional capital to supplement our commercialization, clinical development and operational expenses. We will need to raise additional funds required, which may result in further dilution in the equity ownership of our shares. There can be no assurance that additional financing will be available or, if available, that it can be obtained on commercially reasonable terms. Failure to raise additional capital through one or more financings, divesting development assets or reducing discretionary spending could have a material adverse effect on our ability to achieve our intended business objectives. These factors raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

As of September 30, 2022, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements included herein for the three- and nine-month periods ended September 30, 2022, and for the year ended December 31, 2021.

New and Recently Adopted Accounting Pronouncements

Any new and recently adopted accounting pronouncements are more fully described in Note 1 to our consolidated financial statements included herein for the period ended September 30, 2022.

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BUSINESS

Overview

We are an emerging specialty biotech company with a focus on drug development and commercialization of “small molecule” drugs to treat Parkinson’s disease (PD) and Type 1 diabetes. Companies operating in the drug development and biotech sectors typically in-license early-stage inventions or pre-clinical (stage) compounds from universities and other companies and apply their own drug discovery and development expertise and resources to further these drug candidates towards regulatory approval by the Food and Drug Administration (FDA), and potentially other regulatory bodies overseas. The ultimate objectives are to secure regulatory authorizations in the USA and territories internationally, and to generate revenues from marketing activities. Drug candidates may also be licensed (out) to pharmaceutical companies prior to obtaining final regulatory approvals and marketing authorizations for valuable consideration, including upfront payments, milestone payments and royalties.

We utilize a “virtual” drug development model, also prevalent in this industry sector. In this model, Contract Research Organizations (CROs) are typically employed to undertake certain drug discovery and development services on the Company’s behalf and under the Company’s direct supervision.

A unique feature of Adhera’s accelerated drug development strategy is to identify candidates that have previously been developed for other indications (uses), but where development was discontinued due to lack of efficacy (vs. safety) in these initial indications. The Company secures regulatory approval to commence Phase 2 clinical trials without the need to embark on costly drug discovery or Phase 1 clinical studies. The Company’s most advanced development programs are MLR-1019, a small molecule drug candidate being developed for Parkinson’s disease and MLR-1023 being developed to treat Type 1 diabetes. Both drugs are “clinical-stage,” i.e., are ready to proceed to Phase 2 clinical trials and to Phase 3 clinical trials within 24 months. Both drugs have been shown to be safe and well tolerated in previous clinical trials (in other indications) or following long-term exposure in large numbers of patients. .

MLR-1019 in Parkinson’s Disease and L-DOPA-Induced Dyskinesia

PD is a chronic neurodegenerative multi-system disorder. Its defining clinical manifestations are motor disturbances, specifically tremor, rigidity, bradykinesia, and postural instability, which are caused by the loss of dopaminergic neurons in the brain. The most effective current treatment for PD is dopamine replacement with the dopamine precursor levodopa (L-DOPA). However, long-term L-DOPA therapy is commonly associated with motor complications that include response fluctuations and involuntary movements called L-DOPA-induced dyskinesias (LID).

L-DOPA remains the most common, effective treatment to improve motor symptoms in PD. L-DOPA is initially well-tolerated for many patients and provides substantial improvement in motor function for Parkinson’s patients. However, the long-term use of L-DOPA in patients with PD is often associated with abnormal involuntary movements such as dystonia, chorea and athetosis (collectively referred to as dyskinesias). These L-DOPA-induced dyskinesias, referred to as PD-LID, can be as debilitating as the parkinsonian symptoms (lack of movement or akinesia) experienced by patients suffering from PD. Indeed, PD-LID can often limit the dose of L-DOPA that can be safely administered to patients. To the extent that any improvement of the occurrence of PD-LID is observed, it is largely due to an evolving practice of limiting L-DOPA administration and the drug-induced side-effects while potentially compromising direct therapeutic activity.

The pathogenesis of PD-LID remains enigmatic, but it has been shown that sudden changes in dopaminergic stimulation produced by pulsatile L-DOPA treatment plays a role. Because L-DOPA has a relatively short half-life (50 minutes), multiple doses must be administered during a day. Peak dose dyskinesias are the most common dyskinesia, occurring during peaks of L-DOPA-induced dopamine levels in the brain, a time during which the patient experiences the otherwise beneficial effect of L-DOPA in terms of treating the parkinsonian symptoms. Altering the dose and/or timing of L- DOPA can initially alleviate these dyskinesias, but once PD-LID is present, it becomes more difficult to control the clinical response to L-DOPA.

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The intermittent dosing schedule undertaken with L-DOPA leads to pulsatile stimulation of post- synaptic receptors. It has been suggested that this stimulation leads to downstream changes in proteins and genes, ultimately producing dyskinesias by permanently altering striatal dopaminergic homeostasis. As support for this theory, changes in levels of the neurotransmitters serotonin and norepinephrine occur, which may be an attempt to counteract the dysregulation in dopamine levels.

Any current option for addressing PD-LID is associated with compromises in patient benefit. Current strategies include preventing the onset of PD-LID by delaying the start of treatment with L-DOPA, or by initially treating with dopamine agonists instead of L-DOPA. Ropinirole and pramipexole are two dopamine agonist drugs that have been shown to help reduce the occurrence of PD-LID but, to date this strategy has been largely unsuccessful. Although the dyskinesias may be reduced, this is achieved at the expense of inadequately treating the parkinsonian symptoms.

There are few current strategies available for treating PD-LID once they have occurred. Amantadine, an N-methyl-D-aspartate (NMDA) receptor antagonist, was originally introduced as an antiviral compound to treat influenza and was found to ameliorate parkinsonian symptoms in a patient with PD. Since that original finding, many clinical trials have been conducted investigating the efficacy of amantadine alone and in combination with L-DOPA for treating the symptoms of PD. These clinical trials have shown amantadine to have anti-dyskinetic effects and reduce the severity of PD-LID when given in combination with L-DOPA. However, side effects of amantadine are numerous and significantly limit its use as a practical therapy. These side effects include anxiety, increased impulse control disorders, insomnia, nightmares, blotchy skin, and anti-cholinergic effects. Catechol-O-methyl transferase (COMT) inhibitors can be used to increase the half-life of L-DOPA by slowing the metabolism of L-DOPA, thereby reducing PD-LID between doses. There are currently two COMT inhibitors on the market, entacapone (Comtan®) and tolcapone (Tasmar®). A third medication, Stalevo®, is a combination of carbidopa, levodopa and entacapone and has proved beneficial for patients with advanced PD and PD-LID symptoms. Tolcapone has been associated with hepatic abnormalities and the FDA is evaluating clinical trial data suggesting that patients taking Stalevo® for PD may be at an increased risk of prostate cancer. The anti-psychotic medication clozapine has been assessed for the treatment of drug-induced psychosis often seen in patients with PD. Some studies have investigated the effectiveness of clozapine in decreasing the dyskinesia’s seen in patients with PD-LID. Although clozapine may show some beneficial effects on dyskinesia and psychosis in PD, patient compliance is poor due to the requirement for a weekly blood draw to monitor for the potential of drug-induced agranulocytosis.

At least two invasive procedures have been assessed for treating PD-LID, intra-duodenal infusion of L-DOPA in a specially formulated suspension (Duodopa®) and deep brain stimulation (DBS). However, the surgical procedures and post-surgical monitoring required for these interventions limit their acceptance. Duodopa® provides L-DOPA delivery directly to the duodenum. The continuous infusion of L-DOPA may prevent the pulsatile stimulation and therefore reduce PD-LID. DBS of the globus pallidus interna (GPi) or the subthalamic nucleus (STN) with implanted electrodes can reduce the severity and duration of PD-LID. Patients receiving this treatment experience significant improvement in PD-LID symptoms, possibly from the reduction in the need for L-DOPA treatments.

As successful as this surgery is for treating PD-LID symptoms, not all PD-LID patients can benefit from this procedure. Patients suffering from dementia or other impairments may not qualify to receive treatment in this manner. The fact that procedures that are as invasive as DBS and the administration of Duodopa® are considered a core part of the armamentarium towards PD-LID is a testimony to the debilitating nature of PD-LID and the significant unmet medical need that exists for well-tolerated oral therapeutics to treat this condition.

Rationale for the use of MLR-1019 as a treatment for PD-LID

The Company is developing MLR-1019, a highly selective dopamine re-uptake inhibitor, for treating PD-LID. As mentioned previously, dopamine-promoting agents may be effective in treating the dyskinesias associated with chronic L-DOPA treatment in PD patients. MLR-1019 prolongs dopamine activity by blocking dopamine re-uptake through the dopamine transporter (DAT) and in this way MLR-1019 maintains dopamine levels between L-DOPA doses and also stabilizes high flux synaptic dopamine associated with the pulsatile delivery of L-DOPA. Thus, MLR-1019 maintains dopamine “tone” by stabilizing dopamine levels and activity, and thereby dopamine receptor levels and activity, effectively maintaining dopamine homeostasis and reducing dyskinesias (see Figure 1). The remarkable attribute of MLR-1019 is that, it is the only DAT inhibitor that has no pharmacologically relevant activity for the inhibition of other catecholamine transporters (norepinephrine transporter [NET] or serotonin transporter [SERT]), which may be a critical feature for the purpose of PD-LID therapy.

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Figure 1: Mechanism of action for MLR-1019

The Importance of selective DAT inhibition

MLR-1019 is the most highly selective dopamine reuptake transporter (DAT) inhibitor that has been described in the scientific literature. It exhibits high selectivity for DAT versus the norepinephrine reuptake transporter (NET) (176-fold; 10-fold higher selectivity that the next most selective DAT inhibitor described) and 1,200- fold selectivity for DAT versus the serotonin reuptake transporter (SERT) (20-fold greater than the next most selective DAT inhibitor. In fact, the ki values for NET and SERT binding by MLR-1019 are high enough that there should effectively be no amount of NET or SERT inhibition by MLR-1019 at the doses typically administered in vivo. In this respect MLR-1019 is the only DAT inhibitor that does not possess physiologically relevant levels of NET or SERT inhibition.

A growing body of literature indicates that inhibition of other catecholamine transporters, especially NET, exacerbate or even induce dyskinesias. In this way, all DAT inhibitors, other than MLR-1019, presumably have opposing effects towards therapeutic effect on PD-LID; on the one hand providing benefit vis-à-vis DAT inhibition and mitigating dopamine flux as discussed above, but on the other hand exacerbating dyskinesias vis-à-vis NET and possibly SERT inhibition. This recently developed understanding for the role of NET and SERT towards dyskinesia can explain the disappointing results that have been observed with a number of DAT inhibitors evaluated in PD clinical trials. These results also strongly predict that MLR-1019 will be differentiated from all other DAT inhibitors in the context of PD therapy.

Patent protection

MLR-1019 is protected by a total of 21 issued patents, 2 allowed patent applications, and 4 pending patent applications in the following territories: United States, Australia, Brazil, Canada, China, Eurasia, Europe, France, Germany, Great Britain, Ireland, Luxemburg, Monaco, Switzerland, Hong Kong, Israel, Japan, Mexico, New Zealand, Singapore, South Africa, and South Korea. Patent expiry is 2034.

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Accelerated development pathway for MLR-1019

MLR-1019 is the active moiety of mesocarb, a product that was marketed in Russian and Eastern Europe for indications unrelated to PD for 37 years. The drug has strong safety and tolerability profiles following use in >1 million patients across a wide dosing range. In pre-clinical studies, MLR-1019 demonstrates robust attenuation of L-DOPA induced dyskinesia (PD-LID) and potentiates the anti-Parkinsonian activity of L-DOPA. In addition, MLR-1019 stabilizes the disrupted sleep/wake cycles commonly associated with PD.

Manufacturing of MLR-1019 is underway in preparation for a Phase 2 multi-center clinical trial in 60 PD patients with L-DOPA induced dyskinesias, with the potential to initiate a Phase 3 clinical trial within 24 months.

MLR-1023 in diabetes

MLR-1023 was originally developed by Pfizer and previously in clinical development for the treatment of gastric ulcers in the 1970s. Pfizer discontinued development of the drug, due to lack of efficacy (vs safety issues) for the primary indication (healing of gastric ulcers) in a phase 2 clinical trial.

The Company is developing MLR-1023 (tolimidone) for the treatment of Type 1 diabetes with additional potential indications for nonalcoholic steatohepatitis (NASH), and the prevention of pulmonary edema.

Type 1 and type 2 diabetes both occur when the body cannot properly store and use glucose, which is essential for energy. This glucose then collects in the blood and does not reach the cells that need it, leading to serious complications. Type 1 and Type 2 diabetes are similar insofar as both share (similar) symptoms, including excessive thirst, increased urination, increased infections, fatigue, weight loss, and blurred vision. However, there are often differences in how rapidly symptoms first appear. Type 1 diabetes (T1D) usually appears first in children and adolescents, but it can also occur in adults. In T1D, the immune system attacks pancreatic beta cells so that they can no longer produce insulin. Around 5-10% of people with diabetes have Type 1. T1D seems to have a genetic component and can be diagnosed early in life but also in adulthood. Its causes are not fully known, and there is currently no cure. People with T1D are dependent on injected or pumped insulin to survive.

Type 2 diabetes is more likely to appear as people age, but children may still develop it. In this type, the pancreas produces insulin, but the body cannot use it effectively. Lifestyle factors appear to play a role in its development. The majority of people with diabetes have Type 2, although some 1.7 million people are living with Type 1.

Initially evaluated for the treatment of Type 2 diabetes, MLR-1023 is pharmacologically and structurally different from metformin and sulfonylureas, drugs routinely used in clinical practice for the management of Type 2 diabetes and lowers blood glucose through a unique mechanism of action as a potent and selective inhibitor of lyn kinase (Lyn). Lyn is a member of the Src family of protein tyrosine kinases, which is mainly expressed in hematopoietic cells, in neural tissues liver, and adipose tissue. MLR-1023 also demonstrates glycemic control via insulin sensitization in animal models of Type 2 diabetes. MLR-1023 does not affect PPARα, β, or γ-mediated transactivation, GLP-1-mediated insulin release, or DDP-IV activity. In studies conducted in in vivo models of Type 2 diabetes, MLR-1023 decreased blood glucose levels in mouse and rat oral glucose tolerance tests, in db/db mice and Zucker rats. Blood glucose lowering was produced with both acute and chronic dosing regimens. In addition, MLR-1023 produced efficacy with acute oral administration. In combination studies, MLR-1023 was additive with metformin in lowering blood glucose and blocked rosiglitazone-mediated weight gain in chronic dosing studies.

MLR-1023 and T1D

Most recently MLR-1023’s potential utility in T1D has been demonstrated by several studies including those conducted independently (of Adhera) at the University of Alberta, where Professor Jean Buteau confirmed lyn kinase (see also above) as a key factor for beta cell survival and proliferation. Importantly, MLR-1023 was able to induce proliferation in beta cells isolated from human cadavers and subsequent studies (at the University of Alberta) have demonstrated that the administration of MLR-1023 was able to induce a “cure” for T1D in animal models. From a mechanism of action perspective, MLR-1023 has been shown to both preserve beta cell degradation and to stimulate beta cell proliferation.

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Accelerated development pathway for MLR-1023 in T1D

Commensurate with Adhera’s accelerated drug development strategy, The FDA has granted an Investigational New Drug Application (IND) for a Phase 2 study designed to evaluate the efficacy of MLR-1023 in adult T1D patients. It is anticipated that this clinical trial can be completed in 6 months paving the way to the initiation of a pivotal phase 3 clinical trial in less than 24 months.

Rationale for MLR-1023 in the treatment of nonalcoholic steatohepatitis (NASH), and the prevention of pulmonary edema

Extensive preclinical data is highly supportive of the development of MLR-1023 for NASH and also the prevention of pulmonary edema. MLR-1023 reduced fibrosis in a CCl4 liver fibrosis model and reduced several symptoms of NASH in a modified high fat diet mouse model of NASH as well as in a NASH model involving modified high fat diet model with chronic low dose CCl4. When administered prophylactically, once per day (q.d.) for 7 days, MLR-1023 significantly mitigated the development of pulmonary edema in mice challenged with an inflammatory insult that modeled sepsis.

Patent Protection

MLR-1023 is protected by a total of 50 issued patents, 3 allowed patent applications, and 20 pending patent applications in the following territories: United States, Australia, Brazil, Canada, China, Europe, France, Germany, Great Britain, Ireland, Luxemburg, Monaco, Switzerland, Hong Kong, Israel, Japan, Mexico, New Zealand, Russia, Singapore, South Africa, and South Korea. Patent expiries range between 2026 and 2038 (with patent term adjustments).

As described below, the Company was previously a commercially focused entity that leveraged innovative distribution models and technologies to improve the quality of care for patients in the United States suffering from chronic and acute diseases with a focus on licensed fixed dose combination therapies for hypertension. On January 4, 2021, the licensor terminated the licensing agreement for the product candidate. As a result, we were left with several license agreements, none of which we are exploiting.

On July 28, 2021, we as licensee and MP2 entered into an exclusive license agreement for the development and commercialization of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for PD and is, to the best of our knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, we were granted an exclusive license to use MP’s patents and know-how related to MLR-1019 to develop products in consideration for cash payments upon meeting certain performance milestones as well as a royalty of 5% of gross sales.

On August 24, 2021, we as licensee entered into an exclusive license agreement (the “MLR-1023 Agreement”) with Melior Pharmaceuticals I, Inc., (“MP1”). In this Prospectus, we refer to MP2 and MP1 as “MP” or “Melior”. This second license is for the development and commercialization of MLR-1023, which is being developed as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we as licensee expanded the exclusive MLR-1023 Agreement with MP1 to include two additional clinical indications, one for Non-Alcoholic Steatohepatitis (NASH) and the other for pulmonary inflammation.

On November 17, 2021, Melior extended the Company’s timeline under the MLR-1023 Agreement from 120 days to 180 days from the effective of the MLR-1023 Agreement for the Company to raise $4 million unless, by 180 days Adhera is in the process of completing transactions to complete the fundraising then an additional 30 days shall be provided to allow for the completion of required fundraising. On February 16, 2022, an addendum to the MLR-1023 Agreement dated August 4, 2021, was executed by the Company and Melior, extending the requirement by the Company to raise $4 million to June 16, 2022.

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On July 20, 2022, the Company and Melior entered into the Second Addendum to the License Agreement (the “Second Addendum”). The MLR-1023 Agreement dated August 24, 2021, granted the Company an exclusive license for the development and commercialization of Melior’s MLR-1023. The MLR-1023 license was scheduled to terminate due to the inability to meet certain milestones in the Agreement. In accordance with the Second Addendum and subject to the terms and conditions therein, the MLR-1023 license was extended until February 2023.

The material obligations of the Company under the Second Addendum include:

●	license payment of approximately $137,000 by the Company to Melior (this payment was made on July 29, 2022);
●	maintaining the full-time employment of its Chief Scientific Officer; and
●	raising $500,000 in working capital.

The milestones and payment obligations and other material terms under the foregoing license agreements with Melior are summarized in the subsection titled “Partnering and Licensing Agreements” above.

To the extent that resources have been available, we have continued to work with our advisors in an effort to restructure our company and to identify potential strategic transactions, including the Melior transactions described above to enhance the value of the company. Because of our substantial unpaid debt, if we do not raise additional capital in the immediate future, it is likely that the company will discontinue all operations and may seek bankruptcy protection.

Corporate History

Adhera was incorporated under Delaware law under the name Nastech Pharmaceutical Company on September 23, 1983.

On November 15, 2016, Adhera entered into an Agreement and Plan of Merger with IThenaPharma, Inc., a Delaware corporation (“Ithena”), IThena Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of IThena (“Merger Sub”), and a representative of the stockholders of IThena (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into IThena, with IThena surviving as a wholly-owned subsidiary of Adhera (such transaction, the “Merger”). As a result of the Merger, the former holders of IThena common stock immediately prior to the completion of the Merger owned approximately 65% of the issued and outstanding shares of Adhera common stock immediately following the completion of the Merger.

IThena was incorporated under Delaware law on September 3, 2014. IThena is deemed to be the accounting acquirer in the Merger, and thus the historical financial statements of IThena will be treated as the historical financial statements of our company and will be reflected in our quarterly and annual reports for periods ending after the effective time of the Merger. Accordingly, beginning with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, we started to report the results of IThena and Adhera and their respective subsidiaries on a consolidated basis.

Subsequent to the Merger, we acquired the rights to commercialize Prestalia, an anti-hypertensive drug approved by the FDA from Symplmed Pharmaceuticals LLC in June 2017 pursuant to a license agreement. We marketed Prestalia in the U.S. from June 2018 until December 2019. The license agreement together with all rights to future commercialization activities with respect to the product was terminated in January 2021.

Partnering and Licensing Agreements

Melior

As described above, the Company has acquired licenses to develop and commercialize certain products owned by Melior. The below table summarizes the milestones and payment obligations under each such license agreement.

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MLR-1019:

Under the MLR-1019 license, we agreed to make the following milestone payments if the applicable milestone is reached:

Milestone	Milestone Payment
Last patient enrolled into the Phase 2a study	$250,000
Positive outcome of the Phase 2a study	$1,500,000
Initiation of a Phase 3 study	$10,000,000
New Drug Application approval	$10,000,000
Total Milestone Payments	$21,750,000

Under the license, the Company also agreed to royalty payments of 5% of gross sales if the product is commercialized. The MLR-1019 license terminates upon the last expiration of the patents licensed by the Company, which is presently 2034 subject extensions and renewals of any of such patents. If the Company fails to have its common stock listed on Nasdaq or the NYSE within 12 months after the Company receives a Clinical Trial Authorization from the European Medicines Agency, then the Company’s commercial license and rights to MLR-1019 under the license agreement will terminate.

MLR-1023:

Under the MLR-1023 license, we agreed to make the following milestone payments if the applicable milestone is reached:

Milestone	Milestone Payment
Last patient enrolled into the Phase 2a study	$250,000
Positive outcome of the Phase 2a study	$1,500,000
Initiation of a Phase 3 study	$10,000,000
New Drug Application approval	$10,000,000
Total Milestone Payments	$21,750,000

The agreement also included royalty payments upon commercialization of the product as follows: (i) 8% of future gross product sales, applicable to the first $400,000,000 of gross product sales; (ii) 10% of future gross product sales, applicable to sales after $400,000,000 and up to $800,000,000; and (iii) 12% of future gross product sales applicable to sales after $800,000,000.

If we fail to obtain a financing resulting in at least $500,000 of proceeds, hire a Chief Scientific Officer with familiarity with both MLR-1019 and MLR-1023, and use our best efforts continue uplist to Nasdaq by February 1, 2023, the MLR-1023 license agreement will terminate. If we meet that deadline, the MLR-1023 license terminates upon the last expiration of the patents licensed by the Company.

Proprietary Rights and Intellectual Property

We have relied primarily on patents and contractual rights and obligations with third parties to protect our proprietary rights and further our operational objectives. We have sought, and, to the extent that we continue our business operations, intend to continue to seek, appropriate patent protection for important and strategic components of our proprietary technologies by filing patent applications in the U.S. and certain foreign countries. To date, the U.S. and non-U.S. patent applications that we have filed, and the patents that have been granted to us, relate to our legacy intranasal and RNA interference programs. As noted elsewhere in this Prospectus, we are in the process of evaluating the path forward for such programs, including seeking options to continue certain programs or to divest assets. There can be no assurance that any of our patents will be guaranteed protection or market exclusivity for our products and product candidates, and to the extent that we do not properly maintain (including paying any required fees) such patents, it is possible that any protection provided to us will be impaired or lost altogether.

We also use license agreements both to access external intellectual property rights and technologies and to convey certain intellectual property rights to others. To the extent that we continue our business operations, our financial success will be dependent in part on our ability to obtain (and maintain) commercially valuable patent claims and to protect our intellectual property rights and to operate without infringing upon the proprietary rights of others.

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Further, we have purchase rights for the Licensed Products including the patents and related intellectual property from Melior with respect to the following product candidates:

●	MRL 1019 (Patent No. 10,188,651) for the treatment of PD; and
●	MRL 1023 (Patent No. 11,033,548) for the treatment of Type 1 diabetes, NASH and pulmonary inflation.

Research and Development

On July 28, 2021, we as licensee and MP2 as licensor, entered into an exclusive license agreement for the development, commercialization, and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutics for PD and is, to the best of our knowledge, the only drug candidate today with the potential to address both movement and non-movement aspects of PD.

On August 24, 2021, we as licensee entered into an exclusive license agreement with MP1 for the development, commercialization, and exclusive license of MLR-1023 as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we as licensee expanded the MLR-1023 licensing agreement with MP1 to include two additional clinical indications for Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation.

During the latter part of 2021 and the year 2022, we have been actively engaged in early development activities relating to MLR-1019 and MLR-1023 alongside our licensing partner, CRO’s, and patent counsel. In this regard, we have continued to conduct scientific experiments to expand potential clinical indications and file, prosecute, and maintain patents potentially enforceable in the USA and multiple overseas territories.

The drug development process requires ongoing dialogue with the FDA, including the submission of any new drug data. During 2022, the company has maintained an active Investigational New Drug (IND) application required to conduct a Phase 2 clinical trial of MLR-1023 in Type 1 diabetes. We have also developed a protocol for this clinical trial in conjunction with our licensing partner and the Global Contract Clinical Research Organization, PPD. The multi-center Phase 2 clinical trial seeks to evaluate the efficacy of MLR-1023 in 45 adult patients with established Type 1 diabetes. Most recently, in 2022 and in collaboration with the Alberta Diabetes Institute, we have developed a protocol for the initiation of a single center study of MLR-1023 in Type 1 diabetes patients.

The conduct of clinical trials (or the planned conduct of clinical trials) requires that clinical trial supplies are tested on an ongoing basis for stability. These studies have been conducted by Frontage Laboratories (PA) on behalf of the company.

In regard to MLR-1019, our drug candidate for PD, we have similarly developed a clinical protocol for the evaluation of MLR-1019 in up to 60 patients with Parkinson’s disease and managed issues arising from clinical supply manufacture, and regulatory considerations arising from these ongoing studies.

We have been also collaborating with two major pharmaceutical companies with a view to out-licensing certain rights to MLR-1019 in Europe, China, and potentially in the USA.

The direction and supervision of these activities necessitated the hire of a Chief Scientific Officer (Dr. Zahed Subhan) with both familiarity with the both MLR-1019 and MLR-1023, and expertise in drug discovery, development, and commercialization.

Facilities

We do not own or lease any real property or facilities. If we advance our business operations, we may seek to lease facilities of our own in order to support our operational and administrative needs. There can be no assurance that such facilities will be available, or that they will be available on suitable terms. Our inability to obtain such facilities could have a material adverse effect on our future plans and operations.

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Sales and Marketing

We terminated our commercial activities related to Prestalia in December 2019, and the license agreement was subsequently terminated by the licensor in January 2021. Our activities in 2021, were primarily related to inventory storage and destruction for Prestalia.

Competition

The biopharmaceutical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. The key competitive factors affecting the success of any products and product candidates that we may develop or acquire, to the extent that we may continue to engage in the biopharmaceutical industry, are their efficacy, safety, convenience, price, the level of generic competition and the availability of reimbursement from government and other third-party payors. While we believe that our technology, knowledge and experience provide us with certain competitive advantages, we face potential competition from many different sources, including major and minor pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and public and private research institutions. Many of these competitors have greater for capital resources and access to capital than we do, and personnel with more industry experience and scientific background than those we utilize. Our products, and any product candidates that we successfully develop and/or acquire, and later commercialize, will compete with existing therapies and new therapies that may become available in the future.

We anticipate that many of the companies against which we may compete in the future will have significantly greater financial and other resources and expertise in research and development, manufacturing, product acquisition, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the biopharmaceutical industry may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete, or may compete, with us in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies and products complementary to, or that may be necessary for, our programs.

The commercial opportunity for any product candidates that we may acquire and/or develop could be reduced or eliminated if our competitors develop and commercialize drugs or therapies that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any drugs that we may acquire or develop. Our competitors also may obtain FDA or other regulatory approval for their product candidates more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic drugs. See “Risk Factors” for more information on the risks we face with respect to our competition.

To date, we have not fully developed, received regulatory approval for or commercialized any of our current product candidates. Our ability to compete will depend, to a great extent, on the speed in which we and our collaborators can develop safe and effective product candidates, complete clinical testing and regulatory approval processes, and coordinate with third parties to produce and distribute the resulting products in sufficient commercial quantities to create and maintain a market for such products at favorable costs and prices. If we do complete development of and obtain regulatory approval to market any product candidate, we anticipate that the competition we would face with respect to such product would be based on a combination of a number of factors including efficacy, safety, reliability, availability, price, patent position, and other factors.

Government Regulation

Government authorities in the U.S. and other countries extensively regulate the research, development, testing, manufacture, labeling, promotion, advertising, distribution and marketing, among other things, of drugs and pharmaceutical products. To the extent that we continue to engage in the biopharmaceutical industry, of which there can be no assurance, all of the products that we anticipate seeking to develop and/or commercialize are expected to be regulated as drug products.

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In the U.S., the FDA regulates drug products under the Federal Food, Drug and Cosmetic Act (the “FDCA”), and other laws within the Public Health Service Act. Failure to comply with applicable U.S. requirements, both before and after approval, may subject us to administrative and judicial sanctions, such as a delay in approving or refusal by the FDA to approve pending applications, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, and/or criminal prosecutions. Before any drug products that we may develop and/or acquire are marketed, they must be approved by the FDA. The steps required before a drug product is approved by the FDA include: (1) pre-clinical laboratory, animal, and formulation tests; (2) submission to the FDA of an IND for human clinical testing, which must become effective before human clinical trials may begin; (3) adequate and well-controlled clinical trials to establish the safety and effectiveness of the product for each indication for which approval is sought; (4) submission to the FDA of a New Drug Application (“NDA”); (5) satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the drug product is produced to assess compliance with cGMP and FDA review; and finally (6) approval of an NDA.

Pre-clinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. The results of the pre-clinical tests, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND, which must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions, such as the conduct of the trials as outlined in the IND. In such a case, the IND sponsor and the FDA must resolve any outstanding FDA concerns or questions before clinical trials can proceed. There can be no assurance that submission of an IND will result in FDA authorization to commence clinical trials. Once an IND is in effect, each clinical trial to be conducted under the IND must be submitted to the FDA, which may or may not allow the trial to proceed.

Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified physician-investigators and healthcare personnel. Clinical trials are typically conducted in three defined phases, but the phases may overlap or be combined. Phase 1 usually involves the initial administration of the investigational drug or biologic product to healthy individuals to evaluate its safety, dosage tolerance and pharmacodynamics. Phase 2 usually involves trials in a limited patient population, with the disease or condition for which the test material is being developed, to evaluate dosage tolerance and appropriate dosage; identify possible adverse side effects and safety risks; and preliminarily evaluate the effectiveness of the drug or biologic for specific indications. Phase 3 trials usually further evaluate effectiveness and test further for safety by administering the drug or biologic candidate in its final form in an expanded patient population. To the extent that we engage in any clinical studies, our product development partners, the FDA, or we may suspend clinical trials, if any, at any time on various grounds, including any situation where we or our partners believe that patients are being exposed to an unacceptable health risk or are obtaining no medical benefit from the test material.

Assuming successful completion of the required clinical testing, the results of the pre-clinical trials and the clinical trials, together with other detailed information, including information on the manufacture and composition of the product, are submitted to the FDA in the form of an NDA requesting approval to market the product for one or more indications. Before approving an application, the FDA will usually inspect the facilities where the product is manufactured and will not approve the product unless cGMP compliance is satisfactory. If the FDA determines the NDA is not acceptable, the FDA may outline the deficiencies in the NDA and often will request additional information. If the FDA approves the NDA, certain changes to the approved product, such as adding new indications, manufacturing changes or additional labeling claims are subject to further FDA review and approval. The testing and approval process require substantial time, effort, and financial resources, and we cannot be sure that any approval of any products that we develop and/or acquire will be granted on a timely basis, if at all.

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Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the U.S. and for which there is no reasonable expectation that the cost of developing and making available in the U.S. a drug for this type of disease or condition will be recovered from sales in the U.S. for that drug. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. If a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same drug for the same indication, except in very limited circumstances, for seven years. The FDA granted orphan drug designation to CEQ508 for the treatment of FAP in December 2010. We are evaluating the best path forward to re-start development activities regarding CEQ508, and evaluating options for our other programs relating to RNA interference.

In addition, regardless of the type of approval, to the extent that we continue to engage in the biopharmaceutical industry, we and our partners will be required to comply with a number of FDA requirements both before and after approval with respect to any products that we may develop, acquire or commercialize. For example, we and our partners will be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with certain requirements concerning advertising and promotion for products. In addition, quality control and manufacturing procedures must continue to conform to cGMP after approval, and the FDA periodically inspects manufacturing facilities to assess compliance with cGMP. Accordingly, manufacturers must continue to expend time, money and effort in all areas of regulatory compliance, including production and quality control to comply with cGMP. In addition, discovery of problems, such as safety problems, may result in changes in labeling or restrictions on a product manufacturer or NDA holder, including removal of the product from the market.

In addition to FDA regulations for the marketing of pharmaceutical products, there are various other state and federal laws that may restrict business practices in the biopharmaceutical industry. These include the following:

●	The federal Medicare and Medicaid Anti-Kickback laws, which prohibit persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce either the referral of an individual, or furnishing or arranging for a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

●	Other Medicare laws, regulations, rules, manual provisions and policies that prescribe the requirements for coverage and payment for services performed by our customers, including the amount of such payment;

●	The federal False Claims Act which imposes civil and criminal liability on individuals and entities who submit, or cause to be submitted, false or fraudulent claims for payment to the government;

●	The Foreign Corrupt Practices Act (“FCPA”), which prohibits certain payments made to foreign government officials;

●	State and foreign law equivalents of the foregoing and state laws regarding pharmaceutical company marketing compliance, reporting and disclosure obligations;

●	The Patient Protection and Affordable Care Act (“ACA”), which among other things changes access to healthcare products and services; creates new fees for the pharmaceutical and medical device industries; changes rebates and prices for health care products and services; and requires additional reporting and disclosure; and

●	The Health Insurance Portability and Accountability Act, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), which imposes requirements on certain types of people and entities relating to the privacy, security, and transmission of individually identifiable health information, and requires notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

If our operations are found to be in violation of any of these laws, regulations, rules or policies or any other law or governmental regulation, or if interpretations of the foregoing change, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations.

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If we bring a product candidate to clinical trial, we may undertake to commence such a trial in a foreign jurisdiction, in which case we and third parties on which we rely would be subject to such foreign government’s laws and regulations pertaining to the research and development, including clinical testing on human subjects, of therapeutic product candidates. Further, to the extent that any of the products that we develop and/or acquire are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals. None of our products were ever developed or sold outside the United States.

See the risk factors in the Risk Factor’s subsection labeled “Risks Related to the Discovery, Development, and Commercialization of Product Candidates” for more detail.

Impact of COVID-19

Over the past two years the impact of COVID-19 has had adverse effects on our business by slowing down our ability to work with third parties and continue fund raising efforts. We have witnessed supply chain related delays and increasing costs due to inflation. It is difficult to predict what other adverse effects, if any, COVID-19 and related matters can have on our business, or against the various aspects of same.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency caused by a new strain of the coronavirus (“COVID-19”) and advised of the risks to the international community as the virus spread globally. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The spread of COVID-19 coronavirus caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. Over time, the incidence of COVID-19 and its variants has diminished although periodic spikes in incidence occur. Consequently, restrictions imposed by various governmental health organizations may change over time. Several states have lifted restrictions only to reimpose such restrictions as the number of cases rise and new variants arise.

It is difficult to isolate the impact of the pandemic on our business, results of operations, financial condition and our future strategic plans.

The Company may experience long-term disruptions to its operations resulting from changes in government policy or guidance; quarantines of employees, customers and suppliers in areas affected by the pandemic and the presence of new variants of COVID-19; and closures of businesses or manufacturing facilities critical to its business or supply chains. The Company is actively monitoring, and will continue to actively monitor, the pandemic and the potential impact on its operations, financial condition, liquidity, suppliers, industry and workforce.

Human Capital

As of the date of this Prospectus, we had one employee the CEO. Our current Chief Operating Officer and services related to our accounting and financial management are being performed by independent contractors.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Trond Waerness	54	Director
Andrew Kucharchuk	42	Vice Chairman of the Board; Acting Chief Financial Officer; Chief Business Officer; Chief Operating Officer
Charles Rice	56	Director
Zahed Subhan	64	Chief Executive Officer; Chairman of the Board; Interim Chief Scientific Officer

Trond K. Waerness – Mr. Waerness served as a director of the Company from April 2021 until his resignation on November 3, 2022. He was subsequently reappointed to the Board. Since 2016, Mr. Waerness has founded and co-founded three pharmaceutical services companies including Atna Consulting Services where he has served as President since June 2017.

Andrew Kucharchuk – Mr, Kucharchuk has served as a director since July 7, 2022 and served as Chief Executive Officer of the Company from July 7, 2020 to September 30, 2022. He has served as Chief Operating Officer since September 30, 2022. He has also served on the Board of Directors of Theralink Technologies, Inc. (“Theralink”) since 2020 after previously serving in such role from September 2015 to March 2017. Previously, he served as President and Chief Financial Officer of Theralink from February 2016 until June 2020, and as Chief Executive Officer of Theralink from November 2019 until June 2020. Mr. Kucharchuk has also served as Acting Chief Financial Officer of Theralink from June 2020 to September 2020.

Charles L. Rice – Mr. Rice has served as a director since July 10, 2020. He also served as a member of the Board of Directors of Theralink from November 2015 until June 2020. He was also the President of Entergy New Orleans, Inc. (“Entergy”), an electric and gas utility company, where he served from 2010 to January of 2022.

Zahed Subhan – Mr. Subhan has served as a director of the Company since November 2021. He was appointed as the Company’s Chief Scientific Officer on June 17, 2022 and Chief Executive Officer on September 30, 2022. He has served as the Chief Executive Officer and director of Aestas Pharma Inc. since 2015. Mr. Subhan has also been a director of Eppin Pharma Inc. (“Eppin”) since 2013, and the Chief Executive Officer of Eppin from 2013 to 2018.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

From time-to-time, we may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of such litigation and claims in the ordinary course of business cannot be predicted with certainty, we believe that due to our lack of capital any litigation will have a material adverse effect on our business, results of operations or financial condition. In addition, litigation can have an adverse impact on us because of defense costs, diversion of management resources and other factors.

Corporate Governance

Director Independence

The Board utilizes The Nasdaq Stock Market’s (“Nasdaq”) standards for determining the independence of its members. In applying these standards, the Board considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board has determined that with the exception of Messrs. Kucharchuk and Subhan, each of our directors is independent directors within the meaning of the Nasdaq independence standards. In making this independence determination, the Board did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

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Board of Directors Term of Office

Directors are elected at our annual meeting of stockholders and serve for one year until the next annual meeting of stockholders or until their successors are elected and qualified.

Committees of our Board of Directors

We have adopted charters for, but have not yet established an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing similar functions. We intend to establish such committees prior to completion of this offering. The functions of those committees are currently undertaken by our Board of Directors as a whole.

Board Diversity

While we do not have a formal policy on diversity, our Board, as part of its review of potential director candidates, considers each candidate’s character, judgment, skill set, background, reputation, type and length of business experience, personal attributes, and a particular candidate’s contribution to that mix. While no particular criteria are assigned specific weights, the Board believes that the backgrounds and qualifications of our directors, as a group, should provide a composite mix of experience, knowledge, backgrounds and abilities that will allow our Board to be effective, collegial and responsive to the nature of our business and our needs, and satisfy the requirements of applicable the rules and regulations, including the rules and regulations of the SEC.

Board Leadership Structure

While our Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, those positions are presently held by separate individuals. We believe that this Board leadership structure is the most appropriate for the Company at this time because it allows for sufficient Board oversight of the business and supervision of our Chief Executive Officer, while still providing sufficient autonomy to our management team to oversee day-to-day operations of the Company. Further, the current separation of the roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while also enabling our Company to benefit from leveraging the experience and perspectives of the Chairman against that of the Company’s senior management.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect Adhera. This oversight is conducted primarily through the Board for general oversight of risks. The Board considers and reviews with management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. The Board is involved in oversight and administration of risk and risk management practices. Members of our management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Board directly thereto. Our management has an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Our sole executive officer is a member of the Board.

The Board actively interfaces with management on seeking solutions to any perceived risk.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers, and to members of our Board. Our Code of Business Conduct and Ethics is filed as Exhibit 10.18 to the Amendment to our Annual Report on Form 10-K for the year ended December 31, 2021 filed on April 29, 2022. Printed copies are available upon request without charge by contacting us at our corporate headquarters at 8000 Innovation Parkway, Baton Rouge, LA 70820 Attention: Corporate Secretary. Any amendment to or waiver of the Code of Business Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid, distributed or accrued by us during for the years ended December 31, 2021 and 2020 by our principal executive officer.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Total ($)

Andrew Kucharchuk(1)	2021	186,000	186,000
Chief Executive Officer	2020	60,000	60,000

(1)	Mr. Kucharchuk served as our Chief Executive Officer from July 7, 2020 to September 30, 2022. He currently serves as Chief Operating Officer.

Named Executive Officers’ Employment Agreements

Andrew Kucharchuk. On July 7, 2021, Mr. Kucharchuk entered into an Employment Agreement, pursuant to which we agreed to pay to Mr. Kucharchuk a base salary of $250,000 per year for his services as Chief Executive Officer. Under his Employment Agreement, Mr. Kucharchuk is also eligible to receive an annual bonus during the term of the agreement with a target amount of up to 20% of his base salary, or up to $50,000, based on performance criteria mutually determined in good faith by the Board and Mr. Kucharchuk. The Employment Agreement is for an initial term of two years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Under his Employment Agreement, Mr. Kucharchuk is entitled to severance payments if his employment is terminated under certain circumstances.

Pursuant to Mr. Kucharchuk’s Employment Agreement, in the event of termination by the Company without “cause,” or resignation for “good reason,” Mr. Kucharchuk is entitled to receive six months base salary and continued benefits for six months

Generally, “good reason” is defined as (i) a material diminution in Mr. Kucharchuk’s authority, duties or responsibilities due to no fault of his own, or any other action or inaction that constitutes a material breach by the Company under the Employment Agreement; or (ii) generally a relocation of the principal place of employment to a location outside of a 50-mile radius from Baton Rouge, Louisiana.

Under the terms of the Employment Agreements, Mr. Kucharchuk is subject to non-competition and non-solicitation covenants during the term of his employment and for one year following termination of employment with the Company. His Employment Agreement also contains customary confidentiality and non-disparagement covenants.

Zahed Subhan. Pursuant to the amendment to the Melior Agreement described above, the Company was required to hire a Chief Scientific Officer by June 16, 2022. On June 17, 2022, the Board approved and authorized the Company’s hiring of Zahed Subhan, a director of the Company, as the Company’s Chief Scientific Officer. In connection with his appointment, the Company entered into an Employment Agreement with Mr. Subhan under which Mr. Subhan is entitled to a base salary of $300,000 and will also be eligible to receive an annual incentive bonus if certain performance milestones and criteria mutually agreed by Mr. Subhan and the Board are met. The Employment Agreement provides that Mr. Subhan’s employment is at will, but if his employment is terminated without cause by the Company or for good reason by Mr. Subhan, Mr. Subhan will be entitled to severance payments as follows: (a) if the termination is within the first six months of his employment, an amount equal to three-fourths of his annual base salary, or nine months’ severance, and (b) if such termination is after the first six months of his employment, an amount equal to his annual base salary, or twelve months’ severance; plus the continuation of certain benefits for the applicable severance period. The term “cause” is defined as gross negligence, willful misconduct or embezzlement in the course of Mr. Subhan’s employment or service, and the phrase “good reason” is defined as (a) a material reduction or diminution in position, duties or responsibilities, (b) a material reduction in base salary or benefits, (c) the failure of any successor entity to assume and honor the material terms and conditions of the Employment Agreement, or (d) the Company violates a material term or condition of the Employment Agreement.

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Outstanding Equity Awards at Fiscal Year End

The Company has not granted any equity awards to its named executive officer (as that term is defined under Item 402 of Regulation S-K).

Director Compensation

Director Compensation Program

Our director compensation program generally entails paying our non-employee directors cash fees for their services. With the exception of Mr. Subhan, who pursuant to an agreement with the Company was entitled to receive monthly payments of $4,167, or $50,000 per year for services rendered as a member of the Board and for scientific consulting prior to his employment, and Mr. Waerness, who was entitled to an annual cash payment of $30,000 (payable quarterly) for his services as Chairman of the Board, our compensation program for directors for 2021 consisted of an annual cash payment of $24,000 per year, payable quarterly.

Director Compensation at Fiscal Year-End

The following table sets forth information concerning compensation for services rendered by our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Charles Rice	$24,000	$24,000
Trond Waerness	16,000	16,000
Zahed Subhan(1)	8,334	8,334

Total	48,334	48,334

(1)	Mr. Zahed Subhan’s fees earned for 2021 were pursuant to an agreement dated November 1, 2021, between Mr. Subhan and the Company which provides for payment of $4,167 per month for services rendered as a member of our Board and for scientific consulting. The agreement terminated upon execution of his employment agreement dated June 17, 2022.

Equity Compensation Plan Information

The following table provides aggregate information as of September 30, 2022 with respect to all of the compensation plans under which our common stock is authorized for issuance, for our 2018 Long-Term Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	446,500
Equity compensation plans not approved by security holders(1)	19,000	$19.60	-
Total	19,000		446,500

(1)	Consists of stock options granted to non-employees during the year ended 2018.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval for Related Party Transactions

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions. Our Code of Business Conduct and Ethics requires that all employees, including officers and directors, disclose to the Chief Executive Officer the nature of any company business that is conducted with any related party of such employee, officer or director (including any immediate family member of such employee, officer or director, and any entity owned or controlled by such persons). If the transaction involves an officer or director of our Company, the Chief Executive Officer must bring the transaction to the attention of the Board, which must review and approve the transaction in writing in advance. In reviewing such transactions the Board considers the relevant available facts and circumstances.

Related Party Transactions

Since January 1, 2020, other than as disclosed below, there have been no transactions in which the Company was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons, had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation sections of this prospectus, as applicable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 18, 2022, by: (i) each current director of our Company; (ii) each executive officer (named executive officer); (iii) all current executive officers and directors of our Company as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

Percentage of beneficial ownership is calculated based on 3,160,877 shares of common stock outstanding as of November 18, 2022. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of November 18, 2022.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options, warrants and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person in the table below is c/o Adhera Therapeutics, Inc., 8000 Innovation Parkway, Baton Rouge, LA 70820.

Beneficial Owner	Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership (1)	Percent of Class (1)	Percent of Class after the Offering (1)
Officers and Directors:
Andrew Kucharchuk	-	*	%
Charles Rice	-	*	%
Trond Waerness	-	*	%
Zahed Subhan	-	*	%
All officers and directors as a group (4 persons)		*

5% Stockholders:
Cavalry Fund I.(2)	1,112,777	26.04%	%
Vuong Trieu, Ph.D. (4)	589,736	15.72%	%
GS Capital Fund(3)	649,847	17.05%	%
Raymond Debane. (5)	293,211	8.49%	%
SE Holdings. (6)	255,479	7.48%	%
ELI Properties Trust. (7)	255,711	7.48%	%
Steven Newby. (8)	233,445	7.21%

* Less than 1%.

(1)	Applicable percentages are based on 3,160,877 shares of common stock outstanding as of November 18, 2022. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after the date of determination, whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

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(2)	Includes 551,459 warrants currently exercisable for common stock and 561,318 shares issuable upon the conversion of outstanding convertible debt and excludes 2,079,700 shares issuable upon conversion of outstanding convertible notes and 3,251,153 shares issuable upon the exercise of outstanding warrants as of November 18, 2022 as a result of a 4.99% blocker.

(3)	Dr. Trieu previously served as an executive officer and as a director of our company. Includes 130,922 shares of common stock and exercisable warrants to purchase 56,775 shares of common stock held by Dr. Trieu. Also includes 115,618 shares held by Autotelic LLC, of which entity Dr. Trieu serves as an executive officer, and 4,311 shares held by LipoMedics Inc., of which entity Dr. Trieu serves as Chairman of the Board and as an executive officer. Also includes the following shares held by Autotelic Inc., of which entity Dr. Trieu serves as Chairman of the Board: (i) 146,764 shares of common stock; (ii) presently exercisable warrants to purchase 135,349 shares of common stock. Information based on a Schedule 13D/A filed with the SEC on April 27, 2018.

(4)	Includes 333,761 warrants currently exercisable for common stock and 316,086 shares issuable upon the conversion of outstanding convertible debt and excludes 593,937 shares issuable upon conversion of outstanding convertible notes as of November 18, 2022 as a result of a 4.99% blocker.

(5)	Includes 143,211 shares of common stock, 150,000 warrants to purchase commons stock and does not include 124,543 shares issuable upon the conversion of outstanding Series E Preferred Stock including accrued dividends as of November 18, 2022, as a result of a 4.99% blocker.

(6)	Includes 97,436 warrants currently exercisable for common stock and 158,043 shares issuable upon the conversion of outstanding convertible debt and excludes 205,714 shares issuable upon exercise of outstanding warrants as of November 18, 2022 as a result of a 4.99% blocker.

(7)	Includes 143,211 shares of common stock, 112,500 warrants to purchase commons stock and does not include 57,545 shares issuable upon the conversion of outstanding Series E Preferred Stock including accrued dividends as of November 18, 2022 as a result of a 4.99% blocker.

(8)	Includes 158,445 shares of common stock and 75,000 warrants currently exercisable for common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock currently consists of 180,100,000 shares, consisting of 180,000,000 shares of common stock, par value $0.006 per share, and 100,000 shares of “blank check” preferred stock, par value $0.01 per share.

The following description summarizes important terms of the classes of our capital. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation as amended, restated and supplemented to date, or our articles of incorporation, and our second amended and restated bylaws, or our bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit consists of one share of common stock and one warrant exercisable for one share of common stock, each as described further below. The units will not be issued or certificated. Purchasers will receive only shares of common stock and warrants. The common stock and warrants may be transferred separately immediately upon issuance.

Common Stock

As of November 18, 2022, there were 3,160,877 shares of common stock issued and outstanding.

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Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of our common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the warrants included in the units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is            per share or 100% of public offering price of the unit. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by law.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of 100,000 shares of preferred stock, par value $0.01 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series C Preferred Stock

Each share of Series C Preferred Stock has a stated value of $5,000 per share, has a $5,100 liquidation preference per share, has voting rights of 666.67 votes per share, and is convertible into shares of common stock at a conversion price of $150.00 per share.

As of the date of this prospectus, 100 shares of Series C Preferred Stock were outstanding.

Series D Preferred Stock

Each share of Series D Preferred Stock has a stated value of $5,000 per share, has a liquidation preference of $300 per share, has voting rights of 1,250 votes per share and is convertible into shares of common stock at a conversion price of $80.00 per share. The Series D Preferred Stock has a 5% stated dividend rate when, and if declared by the Board of Directors, is not redeemable and has voting rights on an as-converted basis.

As of the date of this prospectus, 40 shares of Series D Preferred Stock were outstanding.

Series E Convertible Preferred Stock and Warrants

The Series E Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series E Preferred Stock has voting rights, dividend rights, liquidation preferences, conversion rights at the option of the holder and anti-dilution rights. Series E Preferred Stock is convertible into shares of common stock at $10.00. Anti-dilution price protection on Series E Preferred Stock expired on February 10, 2020. Warrants issued with Series E Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

As of the date of this prospectus, 267 Series E shares were outstanding.

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Series F Convertible Preferred Stock and Warrants

The Series F Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series F Preferred Stock has voting rights, dividend rights, liquidation preferences, conversion rights at the holder’s option and anti-dilution rights. Series F Preferred Stock is convertible into shares of common stock at $10.00. Anti-dilution price protection on Series F Preferred Stock expired on February 10, 2020. Warrants issued with Series F Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

As of the date of this prospectus, no shares of Series F Preferred Stock were outstanding.

Series G Convertible Preferred Stock

The Series G Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series G Preferred Stock has voting rights, dividend rights, liquidation preferences, conversion rights and anti-dilution rights. Series G Preferred Stock is convertible into shares of common stock at $10.00.

As of the date of this prospectus, no shares of Series G Preferred were outstanding.

Anti-Takeover Provisions

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

●	our Board of Directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

●	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date the person became an interested stockholder, our Board of Directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving us and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

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●	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Following the completion of this offering, our amended and restated certificate of incorporation and bylaws will provide that:

●	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

●	the approval of holders of two-thirds of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and the ability of stockholders to take action;

●	our Board of Directors will be expressly authorized to make, alter or repeal our bylaws;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the Board of Directors;

●	our Board of Directors will be divided into three classes of service with staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

●	our Board of Directors will be authorized to issue preferred stock without stockholder approval;

●	directors may only be removed for cause by the holders of two-thirds of the shares entitled to vote at an election of directors; and

●	we will indemnify officers and directors against losses that may incur investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

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UNDERWRITING

Aegis Capital Corp. is acting as the underwriter of the offering. We have entered into an underwriting agreement dated , 2022 with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriter	Number of Units
Aegis Capital Corp.

Total

The underwriter is committed to purchase all the units offered by us, other than those covered by the over-allotment option to purchase additional shares of common stock and/or warrants described below, if they purchase any units. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the units, shares of common stock and warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase up to an aggregate of                   additional shares of common stock and/or warrants to purchase up to              additional shares of common stock (equal to 15% of the common stock and warrants included in the units sold in the offering) in any combination thereof, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock shall be equal to the public offering price of one unit consisting of common stock and/or warrants in any combination at a purchase price of $           per share of common stock and $           per warrant, less the underwriting discount, and the purchase price to be paid per additional warrant shall be $          . If this option is exercised in full, the total price to the public will be $           and the total net proceeds, before expenses, to us will be $          .

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of their over-allotment option.

	Per Unit	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Non-accountable expense allowance (1.0%)((1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds received in this offering.

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The underwriter proposes to offer the units to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the units to other securities dealers at such price less a concession not in excess of $ per unit. If all of the units offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The Company will be responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s securities on Nasdaq; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the underwriter’s counsel) unless such filings are not required in connection with the Company’s proposed Nasdaq listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the underwriter may reasonably designate; (f) the costs of all mailing and printing of this prospectus; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriter; and (h) the fees and expenses of the Company’s accountants. We have also agreed to pay up to $100,000 of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $[      ].

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Company Standstill

The Company has agreed that, for a period of 180 days from the closing date, without the prior written consent of the underwriter, it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in (a) or (b) above (all of such matters, the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the 180 day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity securities transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the offering price of this offering.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers, directors, employees and stockholders holding at least 10% of the outstanding common stock have agreed, subject to limited exceptions, without the prior written consent of the underwriter not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the closing date.

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Right of First Refusal and Tail Financing

We have granted the underwriter a right of first refusal, for a period of 12 months from the consummation of this offering, to act as sole book-runner, sole manager, sole placement agent, sole agent, sole book-runner, sole book-running manger and/or sole underwriter, at the underwriter’s sole discretion, for each and every future public and private equity or debt offering or debt refinancing, including all equity linked financings (each, a “Subject Transaction”), during such 12-month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the underwriter for such Subject Transactions.

In addition, we have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the six-month period following expiration or termination of our engagement letter with the underwriter.

Underwriter’s Warrants

We have agreed to issue to the underwriter, warrants to purchase up to a total of            shares of common stock equal to 5% of the aggregate number of the shares sold in this offering (excluding the over-allotment option) at an exercise price equal to 125% of the public offering price of the common stock sold in this offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from commencement of sales in the offering and will have a cashless exercise provision. The Underwriter’s Warrants also provide for customary anti-dilution provisions, a one-time demand registration right and immediate “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Underwriter’s Warrants. We have registered the Underwriter’s Warrants and the shares underlying the Underwriter’s Warrants in this offering.

The Underwriter’s Warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Underwriter’s Warrants nor any of our common stock issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The underwriter may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

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Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Sichenzia Ross Ference LLP has acted as our counsel in connection with the preparation of this prospectus. The validity of the shares of common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference LLP. Thompson Hine LLP is acting as counsel to the underwriter.

69

EXPERTS

The consolidated financial statements of Adhera Therapeutics, Inc. as of and for the year ended December 31, 2021 have been included herein in reliance upon the report of Salberg & Company, P.A., an independent registered public accounting firm, and as of and for the year ended December 31, 2020 in reliance upon the report of Baker Tilly US, LLP, an independent registered accounting firm, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits included with the registration statement. For further information pertaining to us and the common stock to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You can read our SEC filings, including the registration statement, on the internet at the SEC’s website. The address of that site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We also make these documents publicly available, free of charge, on our website at https://adherathera.com/ as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

70

ADHERA THERAPEUTICS, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the fiscal year ended December 31, 2021 and December 31, 2020

F-1

ADHERA THERAPEUTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2021 and 2020

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of:

Adhera Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Adhera Therapeutics, Inc. (the “Company”) as of December 31, 2021, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the consolidated results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and cash used in operations of approximately $6.4 million and $665,000 respectively, in 2021 and a working capital deficit, shareholders’ deficit and accumulated deficit of $25.1 million, $25.1 million and $53 million respectively, at December 31, 2021. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-3

Derivative Liabilities

As described in Footnote 2 “Fair Value of Financial Instruments”, Footnote 2 “Convertible Debt and Warrant Accounting”, Footnote 4 “Notes payable and Convertible Promissory Notes” and Footnote 4 “Derivatives Liabilities Pursuant to Convertible Notes and Warrants”, the Company recorded derivative activity during 2021 that resulted primarily in a net aggregate derivative related expense of $4.103 million and derivative liabilities of $7.697 million at December 31, 2021.

We identified the evaluation of instruments and contracts to determine whether there are derivatives to be recorded, the analysis of the accounting treatment and presentation for derivative transactions and the valuation of derivatives as critical audit matters. Auditing management’s analysis of the above critical audit matters was complex and involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) Reviewed and tested management’s conclusions as to whether certain instruments or contracts qualified for derivative treatment by comparing management’s analysis and conclusions to authoritative and interpretive literature, (b) Compared the accounting treatment and presentation to that described by the authoritative and interpretive literature, (c) Tested management’s process for valuing derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) Tested management’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and interest rate, and (e) Recomputed the derivative valuations.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2021.

Boca Raton, Florida April 15, 2022 (except for the reverse stock-split discussed in Note 11 as to which the date is November 28, 2022)

F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Adhera Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Adhera Therapeutics, Inc. and its subsidiaries (the Company) as of December 31, 2020, the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international and U.S. economies and markets and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

F-5

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the December 31, 2020 audit of the consolidated financial statements that was communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

CONVERTIBLE DEBT AND WARRANT ACCOUNTING

Critical Audit Matter Description

As described in Note 4 to the consolidated financial statements, the Company issued a convertible note for approximately $500k along with a warrant to purchase 1,944,250 shares, subject to adjustments of exercise price. The Company accounted for the note as a liability and the warrant as a freestanding instrument qualifying for equity classification.

We identified the convertible note and warrant as a critical audit matter. Accounting for the issuance of the convertible note and warrant was complex due to the inherent estimation uncertainty in the Company’s valuation of the note and warrant. Management used a Monte Carlo simulation model to estimate the value of the note, embedded conversion feature, and warrant, before utilizing the relative fair value method to record the transaction. The inherent estimation uncertainty was primarily attributed to assumptions used in the Monte Carlo simulation, which involved a high degree of subjectivity.

How the Critical Audit Matter Was Addressed in the Audit

The primary procedures we performed to address this critical audit matter included:

●	Obtaining an understanding of the Company’s process to account for the issuance of convertible note and warrant.

●	Reviewing convertible debt and warrant agreements

●	Examining management’s memo for accounting treatment and management specialist’s valuation on convertible note and warrant.

●	Tested the completeness and accuracy of the underlying data used in the Monte Carlo simulation model by tracing to terms contained in the note and warrant agreement and historical data.

●	With the assistance of auditor’s valuation specialist, evaluated the valuation methodology used by the Company and significant assumptions used in the Monte Carlo model by evaluating individual assumptions used by management and developing an independent model to assess the reasonableness of the Company’s valuation.

/s/ Baker Tilly US LLP

We have served as the Company’s auditor from 2015 to 2021.

Los Angeles, California

April 7, 2021, except for the effects of the reverse stock split discussed in Note 11 to the consolidated financial statements, as to which the date is December 2, 2022

F-6

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$76	$1
Prepaid expenses	120	—
Total current assets	196	1
Total assets	$196	$1
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,309	$2,257
Due to related parties	46	4
Accrued expenses	3,110	2,112
Accrued dividends	5,477	4,083
Term loan	5,677	5,677
Convertible notes payable, net	986	641
Derivative liability	7,697	—
Total current liabilities	25,302	14,774
Total liabilities	25,302	14,774
Commitments and contingencies (Note 9)
Stockholders’ deficit
Preferred stock, $0.01 par value; 100,000 shares authorized	—	—
Series C convertible preferred stock, $0.01 par value; 1,200 shares authorized; 100 shares issued and outstanding as of December 31, 2021 and 2020. ($510,000 liquidation preference)	—	—
Series D convertible preferred stock, $0.01 par value; 220 shares authorized; 40 shares issued and outstanding as of December 31, 2021 and 2020 ($12,000 liquidation preference)	—	—
Series E convertible preferred stock, $0.01 par value; 3,500 shares authorized; 3,326 and 3,458 shares issued and outstanding as of December 31, 2021 and 2020, respectively. ($21,618,999 liquidation preference)	—	—
Series F convertible preferred stock, $0.01 par value; 2,200 shares authorized; 358 and 361 shares issued and outstanding as of December 31, 2021 and 2020, respectively. ($2,277,509 liquidation preference)	—	—
Series G convertible preferred stock, $0.01 par value; $5,000 liquidation preference; 6,000 shares authorized; no shares issued and outstanding as of December 31, 2021 and 2020.	—	—

Common stock, $0.006 par value; 180,000,000 shares authorized, 853,946 and 560,140 shares issued and outstanding as of December 31, 2021 and 2020, respectively	5	3
Additional paid-in capital	27,906	29,836
Accumulated deficit	(53,017)	(44,612)
Total stockholders’ deficit	(25,106)	(14,773)
Total liabilities and stockholders’ deficit	$196	$1

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	For the Year Ended December 31,
	2021	2020
Operating expenses
Sales and marketing	$17	$839
General and administrative	657	1,198
Total operating expenses	674	2,037
Loss from operations	(674)	(2,037)
Other income (expense)
Interest expense, net	(1,035)	(935)
Other income	—	45
Initial and change in fair value of derivative liability	(4,103)	—
Loss on extinguishment of debt	(141)	—
Amortization of debt discount	(398)	(839)
Total other income (expense)	(5,677)	(1,729)
Loss before provision for income taxes	(6,351)	(3,766)
Provision for income taxes	—	—
Net loss	(6,351)	(3,766)
Accrued and deemed dividends	(2,054)	(1,540)
Net Loss Applicable to Common Stockholders	$(8,405)	$(5,306)
Net loss per share - Common Stockholders, basic and diluted	$(12.84)	$(9.67)
Weighted average shares outstanding, basic and diluted	654,700	548,514

The accompanying notes are an integral part of these consolidated financial statements.

F-8

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share amounts)

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Common Stock		Additional
	Number	Par Value	Number	Par Value	Number	Par Value	Number	Par Value	Number	Par Value	Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2019	100	$-	40	$-	3,478	-	361	$-	547,981	$3	$29,439	$(39,327)	$(9,887)
Accrued dividends	-	-	-	-	-	-	-	-	-	-	-	(1,540)	(1,540)
Issuance of warrants with convertible notes	-	-	-	-	-	-	-	-	-	-	294	-	294
Issuance of common stock for Series E conversion	-	-	-	-	(20)	-	-	-	12,159	-	-	21	23
Share based compensation	-	-	-	-	-	-	-	-	-	-	8	-	8
Benefical conversion feature - convertible notes	-	-	-	-	-	-	-	-	-	-	95	-	95
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,766)	(3,766)
Balance, December 31, 2020	100	$-	40	$-	3,458	$-	361	$-	560,140	$3	$29,836	$(44,612)	$(14,773)
Accrued and deemed dividend	-	-	-	-	-	-	-	-	-	-	541	(2,054)	(1,513)
Reclassification of derivative from equity	-	-	-	-	-	-	-	-	-	-	(3,462)	-	(3,462)
Issuance of common stock for cashless exercise of warrant	-	-	-	-	-	-	-	-	10,341	-	-	-	-
Issuance of warrants and common stock with convertible notes	-	-	-	-	-	-	-	-	35,767	-	320	-	320
Issuance of common stock for convertible note conversions	-	-	-	-	-	-	-	-	168,294	1	553	-	554
Issuance of common stock for Series F conversion	-	-	-	-	-		(3)	-	1,853	-	3	-	3
Issuance of common stock for Series E conversion	-	-	-	-	(132)	-	-	-	77,551	1	115	-	116
Net loss	-	-	-	-	-	-	-	-	-	-	-	(6,351)	(6,351)
Balance, as of 12/31/2021	100	$-	40	$-	3,326	$-	358	$-	853,946	5	27,906	$(53,017)	$(25,106)

The accompanying notes are an integral part of these consolidated financial statements.

F-9

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended December 31,
	2021	2020
Cash Flows Used in Operating Activities:
Net loss	$(6,351)	$(3,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	—	8
Amortization of debt discount	398	839
Accrued interest expense	1,035	935
Derivative expense	4,103	—
Loss on debt extinguishment	141	—
Changes in operating assets and liabilities:
Prepaid expenses	(120)	370
Accounts payable	94	854
Accrued expenses	36	172
Net Cash Used in Operating Activities	(664)	(588)
Cash Flows Provided by Financing Activities:
Proceeds from notes payable, net of original issue discounts	840	653
Notes payable issuance costs	(101)	(114)
Net Cash Provided by Financing Activities	739	539
Net increase (decrease) in cash	75	(49)
Cash – Beginning of Year	1	50
Cash - End of Year	$76	$1
Supplementary Cash Flow Information:
Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of Series E Preferred	$116	$23
Issuance of common stock for conversion of Series F Preferred	3	—
Debt discounts for issuance costs, warrants and derivatives	320	294
Issuance of common stock for conversion of convertible notes	554	—
Reclassification of derivative liability	3,462	—
Accrued and deemed dividends	2,054	1,540
Beneficial conversion feature	—	95

The accompanying notes are an integral part of these consolidated financial statements.

F-10

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1 – Organization and Business Operations

Adhera Therapeutics, Inc. and its wholly-owned subsidiaries, MDRNA Research, Inc. (“MDRNA”), Cequent Pharmaceuticals, Inc. (“Cequent”), Atossa Healthcare, Inc. (“Atossa”), and IThenaPharma, Inc. (“IThena”) (collectively “Adhera,” or the “Company”), is an emerging specialty biotech company that, to the extent that resources and opportunities become available, is strategically evaluating its focus including a return to a drug discovery and development company.

On July 28, 2021, we as licensee and Melior Pharmaceuticals II, LLC entered into an exclusive license agreement for the development, commercialization and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for Parkinson’s disease (PD) and is, to the best of our knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, we were granted an exclusive license to use the MP Patents and know-how to develop products in consideration for cash payments upon meeting certain performance milestones as well as a royalty of 5% of gross sales.

On August 20, 2021, we as licensee entered into an exclusive license agreement with Melior Pharmaceuticals I, Inc. for the development, commercialization and exclusive license of MLR-1023. MLR-1023 is being developed as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we as licensee expanded the exclusive licensing agreement with Melior Pharmaceuticals I, Inc. to include two additional clinical indications for Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation.

To the extent that resources have been available, the Company has continued to work with its advisors in an effort to restructure our company and to identify potential strategic transactions to enhance the value of our company as such opportunities arise, including potential transactions and capital raising initiatives involving the assets relating to our legacy RNA interference programs, as well as business combination transactions with operating companies. There can be no assurance that the Company will be successful at identifying any such transactions, that it will continue to have sufficient resources to actively attempt to identify such transactions, or that such transactions will be available upon terms acceptable to us or at all. If the Company does not complete any significant strategic transactions, or raise substantial additional capital, in the immediate future, it is likely that the Company will discontinue all operations and seek bankruptcy protection.

F-11

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principles of Consolidation

The consolidated financial statements include the accounts of Adhera Therapeutics, Inc. and the wholly-owned subsidiaries, Ithena, Cequent, MDRNA, and Atossa, and eliminate any inter-company balances and transactions. All wholly-owned subsidiaries of Adhera Therapeutics, Inc. are inactive.

Going Concern and Management’s Liquidity Plans

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2021, the Company had cash and cash equivalents of approximately $76,000 and has negative working capital of approximately $25.1 million.

The Company has incurred recurring losses and negative cash flows from operations since inception and has funded its operating losses through the sale of common stock, preferred stock, warrants to purchase common stock, convertible notes and secured promissory notes. The Company incurred a net loss of approximately $6.4 million for the year ended December 31, 2021 and used cash in operating activities of approximately $664,000. The Company had an accumulated deficit of approximately $53.0 million as of December 31, 2021.

In addition, to the extent that the Company continues its business operations, the Company anticipates that it will continue to have negative cash flows from operations, at least into the near future. However, the Company cannot be certain that it will be able to obtain such funds required for its our operations at terms acceptable to the Company or at all. General market conditions, as well as market conditions for companies in the Company’s financial and business position, as well as the ongoing issue arising from the COVID-19 pandemic, may make it difficult for the Company to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of its stockholders. If the Company is unable to obtain additional financing in the future, there may be a negative impact on the financial viability of the Company. The Company plans to increase working capital by managing its cash flows and expenses, divesting development assets and raising additional capital through private or public equity or debt financing. There can be no assurance that such financing or partnerships will be available on terms which are favorable to the Company or at all. While management of the Company believes that it has a plan to fund ongoing operations, there is no assurance that its plan will be successfully implemented. Failure to raise additional capital through one or more financings, divesting development assets or reducing discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Report. The consolidated financial statements do not contain any adjustments that might result from the resolution of any of the above uncertainties.

F-12

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2021, the Company had approximately $76,000 in cash equivalents.

The Company deposits its cash with major financial institutions and may at times exceed the federally insured limit. At December 31, 2021, the Company’s cash balance did not exceed the federal insurance limit.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Significant areas requiring the use of management estimates include accruals related to our operating activity including legal and other consulting expenses, the fair value of non-cash equity-based issuances, the fair value of derivative liabilities, and the valuation allowance on deferred tax assets. Actual results could differ materially from such estimates under different assumptions or circumstances.

Fair Value of Financial Instruments

The Company considers the fair value of cash, accounts payable, debt, and accrued expenses not to be materially different from their carrying value. These financial instruments have short-term maturities. We follow authoritative guidance with respect to fair value reporting issued by the Financial Accounting Standards Board (“FASB”) for financial assets and liabilities, which defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance does not apply to measurements related to share-based payments. The guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

F-13

As of December 31, 2021, the Company measured conversion features on outstanding convertible notes and warrants as a derivative liability using significant unobservable prices that are based on little or no verifiable market data, which is Level 3 in the fair value hierarchy, resulting in a fair value estimate of approximately $7.7 million. The value of the derivative liability as of December 31, 2021, was determined by using the binomial lattice model using the following inputs: 0.069% to 1.26% risk free rate, volatility of 255% to 399% and time to maturity of 0 - 0.60 years. There were no liabilities or assets measured at fair value on a non-recurring basis as of December 31, 2021, and there were no liabilities or assets measured at fair value on a recurring or non-recurring basis as of December 31, 2020.

	Fair Value Measurements at December 31, 2021
	Quoted Prices in Active Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs
(in thousands)	(Level 1)	(Level 2)	(Level 3)	Total
Derivative liability	$-	$-	$7,697	$7,697
Total	$-	$-	$7,697	$7,697

A roll forward of the level 3 valuation financial instruments is as follows:

	Year Ended December 31, 2021
(In thousands)	Warrants	Notes	Total
Balance at December 31, 2020	$—	$—	$—
Initial valuation of derivative liabilities included in debt discount	—	377	377
Initial valuation of derivative liabilities included in derivative expense	246	1,348	1,594
Reclassification of derivative liabilities gain to loss on debt extinguishment	(52)	(193)	(245)
Reclass from additional paid-in capital	3,107	355	3,462
Change in fair value included in derivative expense	2,035	474	2,509
Balance at December 31, 2021	$5,336	$2,361	$7,697

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Convertible Debt and Warrant Accounting

Debt with warrants

In accordance with ASC Topic 470-20-25, when the Company issues debt with warrants, the Company treats the relative fair value of the warrants as a debt discount, recorded as a contra-liability against the debt, and amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the consolidated statements of operations. The offset to the contra-liability is recorded as additional paid in capital in the Company’s consolidated balance sheets if the warrants are not treated as a derivative. The Company determines the fair value of the warrants using the Black-Scholes Option Pricing Model (“Black-Scholes”), the binomial model or the Monte Carlo Method based upon the underlying conversion features of the debt and then computes and records the relative fair value as a debt discount. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the consolidated statements of operations.

F-14

Convertible debt – derivative treatment

When the Company issues debt with a conversion feature, it first assesses whether the conversion feature meets the requirements to be accounted for as stock settled debt. If it does not meet those requirements then it is assessed on whether the conversion feature should be bifurcated and treated as a derivative liability, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in stockholders’ equity in its statement of financial position.

Convertible debt – beneficial conversion feature

Prior to the Company’s adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) on January 1, 2021, if the conversion feature was not treated as a derivative, the Company assessed whether it is a beneficial conversion feature (“BCF”). A BCF exists if the effective conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the consolidated balance sheets. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the consolidated statements of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the consolidated statements of operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Recently Issued Accounting Pronouncements

Recently Adopted

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-04, Intangibles-Goodwill and Other (Topic 350) (“ASU 2017-04”), which will simplify the goodwill impairment calculation by eliminating Step 2 from the current goodwill impairment test. The new standard does not change how a goodwill impairment is identified. The Company will continue to perform its quantitative goodwill impairment test by comparing the fair value of its reporting unit to its carrying amount, but if the Company is required to recognize a goodwill impairment charge, under the new standard, the amount of the charge will be calculated by subtracting the reporting unit’s fair value from its carrying amount. Under the current standard, if the Company is required to recognize a goodwill impairment charge, Step 2 requires it to calculate the implied value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination and the amount of the charge is calculated by subtracting the reporting unit’s implied fair value of goodwill from the goodwill carrying amount. The standard was effective January 1, 2020. The adoption of ASU 2017-04 did not have a material impact on the Company’s historical consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which will simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including certain convertible instruments and contracts on an entity’s own equity. Specifically, the new standard will remove the separation models required for convertible debt with cash conversion features and convertible instruments with beneficial conversion features. It will also remove certain settlement conditions that are currently required for equity contracts to qualify for the derivative scope exception and will simplify the diluted earnings per share calculation for convertible instruments. ASU 2020-06 will be effective January 1, 2022, for the Company and may be applied using a full or modified retrospective approach. Early adoption is permitted, but no earlier than January 1, 2021, for the Company. The Company adopted ASU No. 2020-06 on January 1, 2021. Management determined such adoption did not have a material impact on the overall stockholders’ equity (deficit) in the Company’s consolidated financial statements.

F-15

Not Yet Adopted

In May 2021, FASB issued ASU 2021-04: Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in ASU 2021-04 provide the following guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic:

1.	An entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument.

2.	An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows:

	a.	For a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged. Specifically, an entity should consider:

		i.	An increase or a decrease in the fair value of the modified or exchanged written call option in applying the 10 percent cash flow test and/or calculating the fees between debtor and creditor in accordance with Subtopic 470-50, Debt—Modifications and Extinguishments.

		ii.	An increase (but not a decrease) in the fair value of the modified or exchanged written call option in calculating the third-party costs in accordance with Subtopic 470-50.

	b.	For all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged.

3.	An entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration, as follows:

	a.	A financing transaction to raise equity. The effect should be recognized as an equity issuance cost in accordance with the guidance in Topic 340, Other Assets and Deferred Costs.

	b.	A financing transaction to raise or modify debt. The effect should be recognized as a cost in accordance with the guidance in Topic 470, Debt, and Topic 835, Interest.

	c.	Other modifications or exchanges that are not related to financings or compensation for goods or services or other exchange transactions within the scope of another Topic. The effect should be recognized as a dividend. For entities that present EPS in accordance with Topic 260, that dividend should be an adjustment to net income (or net loss) in the basic EPS calculation.

An entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option to compensate for goods or services in accordance with the guidance in Topic 718, Compensation—Stock Compensation. In a multiple-element transaction (for example, one that includes both debt financing and equity financing), the total effect of the modification should be allocated to the respective elements in the transaction.

F-16

The amendments in ASU 2021-04 are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Net Loss per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares and common stock equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. Potentially dilutive securities which include outstanding warrants, stock options, convertible notes and preferred stock have been excluded from the computation of diluted net loss per share as their effect would be anti-dilutive. For all periods presented, basic and diluted net loss were the same.

The following table presents the computation of net loss per share (in thousands, except share and per share data):

	December 31,
(in thousands except share and per share data)	2021	2020
Numerator
Net loss	$(6,351)	$(3,766)
Preferred stock dividends	(2,054)	(1,540)
Net Loss allocable to common stockholders	$(8,405)	$(5,306)
Denominator
Weighted average common shares outstanding used to compute net loss per share, basic and diluted	654,700	548,514
Net loss per share of common stock, basic and diluted
Net loss per share, basic and diluted	$(12.84)	$(9.67)

The following number of shares have been excluded from diluted net (loss) since such inclusion would be anti-dilutive:

	Year Ended December 31,
	2021	2020
Stock options outstanding	19,203	19,568
Convertible notes	2,434,842	1,682,930
Warrants	3,731,263	3,909,100
Series C Preferred Stock	3,334	3,334
Series D Preferred Stock	2,500	2,500
Series E Preferred Stock	2,162,076	2,102,801
Series F Preferred Stock	227,761	215,199
Total	8,580,979	7,935,432

As of December 31, 2021, the Company’s fully diluted common stock equivalents exceeded the 180,000,000 shares currently authorized prior to the reverse stock split. (See Note 11)

F-17

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and non-employees, including stock options, in the statements of operations.

For stock options issued, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised if and when a forfeiture becomes probable.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.

Note 3 – Prepaid Expenses

As of December 31, 2021, prepaid expenses totaled approximately $120,000 and included prepaid manufacturing expenses for the Company’s clinical development candidate MLR-1019. As of December 31, 2020, no prepaids were recorded on the accompanying balance sheet.

Note 4 – Notes Payable and Convertible Promissory Notes

2019 Term Loan

During 2019, the Company entered into term loan subscription agreements with certain accredited investors, pursuant to which the Company issued secured promissory notes in the aggregate principal amount of approximately $5.7 million. The Company paid $707,000 in debt issuance costs which was recorded as a debt discount to be amortized as interest expense over the term of the loan using the straight-line method.

The promissory notes accrued interest at a rate of 12% per annum. Interest is payable quarterly with the first interest payment to be made on December 28, 2019, and each subsequent payment every three months thereafter. On December 28, 2019, the Company defaulted on the initial interest payment on the loan and the interest rate per annum increased to the default rate of 15%.

The unpaid principal balance of the notes, plus accrued and unpaid interest thereon, matured on June 28, 2020. The notes are secured by a first lien and security interest on all the assets of the Company and certain of its wholly owned subsidiaries. On June 28, 2020, the Company defaulted on the maturity date principal payment.

F-18

The Company recognized approximately $1.2 million in interest expense related to the 2019 Term Loan for the year ended December 31, 2020 including $347,000 related to the amortization of debt issuances costs. The Company recognized approximately $852,000 in interest expense related to the notes for the year ended December 31, 2021. As of December 31, 2021, the debt discount and issuance costs for this term loan were fully amortized.

As of December 31, 2021, the Company had approximately $2.0 million of accrued interest on the notes included in accrued expenses and remains in default on the repayment of approximately $5.7 million in principal and $2.0 million in accrued interest on the 2019 Term Loan.

Convertible Promissory Notes

The following table summarizes the Company’s outstanding convertible notes as of December 31, 2021, and December 31, 2020:

(in thousands)	December 31, 2021	December 31, 2020
Convertible Notes	$1,516	$720
Unamortized discounts	(530)	(79)
	$986	$641

Eight convertible notes with outstanding principal of approximately $1.3 million were in default as of the issuance date of this Report.

Secured Convertible Promissory Note – February 2020

On February 5, 2020, the Company entered into a Securities Purchase Agreement with accredited investors and issued the investors, (i) original issue discount Convertible Promissory Notes with a principal of $550,500 issued at a 10% original issue discount, for a total purchase price of $499,950, and (ii) warrants to purchase up to such number of shares of the common stock of the Company as is equal to the product obtained by multiplying 1.75 by the quotient obtained by dividing (A) the principal amount of the Notes by (B) the then applicable conversion price of the Notes.

The Convertible Notes matured on August 5, 2020. Prior to default, interest accrued to the Holders on the aggregate unconverted and then outstanding principal amount of the Notes at the rate of 10% per annum, calculated on the basis of a 360-day year and accrues daily. On June 15, 2020, the Company defaulted on certain covenants in the 2020 term loan and the interest rate reset to the default rate of 18%.

Until the Convertible Notes are no longer outstanding, the Convertible Notes are convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the noteholder. The conversion price is the lower of: (i) $10.00 per share of Common Stock and (ii) 70% of the volume weighted average price of the Common Stock on the trading market on which the Common Stock is then listed or quoted for trading for the prior ten (10) trading days (as adjusted for stock splits, stock combinations and similar events); provided, that if the Notes are not prepaid on or before May 5, 2020, then the conversion price shall be the lower of (x) 60% of the conversion price as calculated above or (y) $1.00 (as adjusted for stock splits, stock combinations and similar events). The conversion price of the Convertible Notes shall also be adjusted as a result of subsequent equity sales by the Company, with customary exceptions.

The exercise price of the Warrants shall be equal to the conversion price of the Convertible Notes, provided, that on the date that the Convertible Notes are no longer outstanding, the exercise price shall be fixed at the conversion price of the Convertible Notes on such date, with the exercise price of the Warrants thereafter (and the number of shares of Common Stock issuable upon the exercise thereof) being subject to adjustment as set forth in the Warrants. The warrants have a 5-year term.

The Company recorded a discount related to the Warrants of approximately $322,000, which includes an allocation of original issue discount (“OID”) and issue costs of $30,000 and $53,000 based on the relative fair value of the instruments as determined by using the Monte-Carlo simulation model. The Company also recorded the remaining debt discount related to the convertible debt OID of approximately $21,000 and debt issuance costs of $38,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method. Total discounts recorded were approximately $381,000.

F-19

The Company recognized $75,000 in interest expense related to the notes for the year ended December 31, 2020. The Company amortized $381,000 of debt discount including the $38,000 related to debt issuance cost for the year ended December 31, 2020. The Company recognized approximately $96,000 in interest expense related to the notes for the year ended December 31, 2021. As of December 31, 2021, the debt discounts for this Convertible Note were fully amortized.

On March 19, 2021, the holder of the Convertible Note converted $25,900 of interest into 25,900 shares of common stock.

On July 29, 2021, the holder of the Convertible Note converted $27,500 of interest into 27,500 shares of common stock.

On August 16, 2021, the holder of the Convertible Note converted $25,000 of principal and interest into 25,000 shares of common stock.

On September 13, 2021, the holder of the Convertible Note converted $32,500 of principal and interest into 32,500 shares of common stock.

On October 4, 2021, the holder of the Convertible Note converted $26,250 of principal and interest into 26,250 shares of common stock.

On November 29, 2021, the holder of the Convertible Note converted $31,150 of principal and interest into 31,151 shares of common stock.

The total note principal and interest converted during the year ended December 31, 2021, was $168,300 and 168,294 common shares issued were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $554,000 resulting in a loss on debt extinguishment of $386,000. In addition, derivative fair value of $245,000 relating to the portion of the Note converted was settled resulting in gain on extinguishment of approximately $245,000. The net loss on extinguishment was approximately $141,000.

As of December 31, 2021, the Company had accrued interest on the February 2020 Convertible Note of approximately $101,000.

As of December 31, 2021, the Company remains in default on the repayment of remaining principal of $457,359 and accrued interest on the February 2020 Convertible Notes. Upon demand for repayment at the election of the holder, the holder of the Convertible Note is due 140% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Convertible Note. The 40% premium will be recorded once a demand occurs.

F-20

Secured Convertible Promissory Note – June 2020

On June 26, 2020, the Company issued to an existing investor in the Company a 10% original issue discount Senior Secured Convertible Promissory Note with a principal of $58,055, for a purchase price of $52,500, net of the original issue discount of $5,555. The Convertible Note matured on December 26, 2020. Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 10% per annum, calculated on the basis of a 360-day year. The Company incurred approximately $14,000 in debt issuance costs. On August 5, 2020, the Company defaulted on certain covenants in the loan and the interest rate reset to the default rate of 18%.

The Note is convertible, in whole or in part, into shares of common stock of the Company at the option of the noteholder at a conversion price of $0.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 65% of the lowest closing bid price of the Company’s common stock as reported on its principal trading market for the twenty consecutive trading day period ending on (and including) the trading day immediately preceding the date on which the conversion notice was delivered. The conversion price shall also be adjusted for subsequent equity sales by the Company. Because the share price on the commitment date was in excess of the conversion price, the Company recorded a beneficial conversion feature of $50,000 related to this note that was credited to additional paid in capital and reduced the carrying amount. At the commitment date, the actual intrinsic value of the beneficial conversion feature was approximately $203,000. The discount recorded is being amortized to interest expense over the life of the loan using the straight-line method.

The obligations of the Company under the Note are secured by a senior lien and security interest in all of the assets of the Company and certain of its wholly-owned subsidiaries pursuant to the terms and conditions of a Security Agreement dated June 26, 2020 by the Company in favor of the noteholder. In connection with the issuance of the Note, the holders of the secured promissory notes that the Company issued to select accredited investors between June 28, 2019 and August 5, 2019 in the aggregate principal amount of approximately $5.7 million agreed to subordinate their lien and security interest in the assets of the Company and its subsidiaries as set forth in the Security Agreement dated June 28, 2019 that such holders entered into with the Company and its subsidiaries to the security interest granted to the holder of the Note.

For the year ended December 31, 2020, the Company recognized approximately $5,000 in interest expense. For the year ended December 31, 2020, the Company recognized $70,000 related to the amortization of debt discount. Including $14,000 related to the amortization of debt issuance costs, respectively. For the year ended December 31, 2021, the Company recognized approximately $11,000 in interest expense related to the notes. As of December 31, 2021, the debt discount and issuance costs for the loan were fully amortized.

As of December 30, 2021, the Company remains in default on the repayment of principal of $58,055 and approximately $16,000 in accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 140% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 40% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – October 2020

On October 30, 2020, the Company issued to an existing investor in and lender to the Company a 10% original issue discount senior secured convertible promissory note with a principal of $111,111, for a purchase price of $100,000. The note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of then conversion price. The conversion price of the notes is subject to anti-dilution price protection and on March 19, 2021, the conversion price of the notes was adjusted to $1.00 per share as a result of subsequent equity sales by the Company.

The obligations of the Company under the note are secured by a senior lien and security interest in all of the assets of the Company.

The Company recorded approximately $9,000 in debt issuance cost to be amortized over the life of the loan using the straight-line method.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On April 30, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to 18%.

F-21

Additionally, the Company issued the noteholder 79,366 warrants to purchase the Company’s common stock at $1.60 per share subject to certain adjustments as defined in the agreement. Until the Notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 47,619 warrants to the note holder. The Company recorded approximately $57,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of 0.92 years in calculating the fair value of the warrants.

The Company recorded a discount related to the warrants of approximately $66,000, Including a discount of $6,000 and issuance costs of $5,000 based on the relative fair value of the instruments as determined by using the Black-Scholes valuation model. The Company recorded a beneficial conversion feature of $45,000 related to the note that was credited to additional paid in capital and reduced the carrying amount. The discount recorded is being amortized to interest expense over the life of the loan using the straight-line method. At the commitment date, the actual intrinsic value of the beneficial conversion feature was approximately $69,000. The Company also recorded a debt discount related to the convertible debt of approximately $5,000 and debt issuance cost of $4,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method.

For the year ended December 31, 2020, the Company recognized approximately $2,000 in interest expense. For the year ended December 31, 2020, the Company recognized $41,300 related to the amortization of debt discount including $1,300 of debt issuance costs. For the year ended December 31, 2021, the Company recognized approximately $17,000 in interest expense. For the year ended December 31, 2021, the Company recognized $79,000 related to the amortization of debt discount including debt issuance costs.

As of December 31, 2021, the Company has outstanding principal of $111,111 and accrued interest on the note of approximately $19,000.

As of December 31, 2021, the Company remains in default on the repayment of principal and interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs

Secured Convertible Promissory Note – January 2021

On January 31, 2021, the Company issued to an existing investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note with a principal of $52,778, for a purchase price of $47,500, net of original issue discount of $5,278. The Note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price of the notes is subject to anti-dilution price protection and will be adjusted upon subsequent equity sales by the Company.

The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

Additionally, the Company issued to the investor 37,699 warrants to purchase the Company’s common stock at an exercise price of $1.60 per share subject to certain adjustments as defined in the agreement. Until the Notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 22,619 warrants to the note holder. The Company recorded approximately $27,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of 0.97 years in calculating the fair value of the warrants.

F-22

The Company recorded approximately $2,000 in debt issuance cost to be amortized over the life of the loan using the straight-line method.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On July 31, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to the default rate of 18% per annum.

The Company recorded a discount related to the warrants of approximately $32,000, which includes an allocated original issue discount, of $3,000 and allocated issuance costs of $1,000 based on the relative fair value of the instruments as determined by using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model were a risk-free rate of 0.45%, volatility of 240.83%, and an expected term of one year in calculating the fair value of the warrants.

The Company also recorded a debt discount related to the convertible debt of approximately $2,000 remaining original issue discount and remaining debt issuance cost of $1,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method.

Total discounts recorded including the original issue discount were approximately $35,000.

For year ended December 31, 2021, the Company recognized approximately $6,700 in interest expense. For year ended December 31, 2021, the Company recognized $35,000 related to the amortization of debt discount including the amortization of debt issuance costs. No interest expense or debt discount was recognized for the same period of 2020. As of December 31, 2021, the debt discount and issuance costs on the note were fully amortized.

As of December 31, 2021, the Company has outstanding principal of $52,778 on the note, and has recorded approximately $6,700 of accrued interest included in accrued expenses on the accompanying balance sheet.

As of December 31, 2021, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs

Secured Convertible Promissory Note – April 2021

On April 12, 2021, the Company issued to an accredited investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note with a principal amount of $66,667, for a purchase price of $60,000 net of an original discount of $6,667. Additionally, the Company issued to the investor 40,000 five-year warrants to purchase the Company’s common stock at an exercise price of $1.90 per share. The warrants have full ratchet protection.

The note matured on October 12, 2021, Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on-the-basis of a 360-day year. On October 12, 2021, the Company defaulted on the note and the interest rate on the note reset to 18% per annum.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price shall also be adjusted upon subsequent equity sales by the Company. The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The Company recorded a discount related to the warrants of approximately $34,000, which includes approximately $3,700 of OID discount allocated under the relative fair value method, and a remaining discount related to the OID of $3,000 based on the relative fair value of the instruments. The fair value of the warrants on which the relative fair value is based was determined by using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model were a risk-free rate of 0.89%, volatility of 240.64%, and an expected term of one year in calculating the fair value of the warrants.

F-23

On June 25, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder. The Company recorded approximately $11,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.92%, volatility of 247.52%, and expected term of 0.96 years in calculating the fair value of the warrants.

On November 4, 2021, the Company issued 7,662 shares of common stock upon a cashless exercise of 12,500 warrants issued with the April 2021 Convertible Note.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 19,084 warrants to the note holder.

For the year ended December 31, 2021, the Company recognized approximately $6,100 in interest expense for the notes. For the year ended December 31, 2021, the Company recognized approximately $37,500, related to the amortization of debt discount including debt issuance costs. No interest expense or debt discount was recognized for the same period of 2020.

As of December 31, 2021, the Company has recorded $66,667 of principal and approximately $6,100 of accrued interest for the note on the accompanying balance sheet. As of December 31, 2021, the debt discount and issuance costs on the note were fully amortized.

As of December 31, 2021, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – June 2021

On June 25, 2021, the Company issued to an accredited investor in and lender to the Company a 5% original issue discounted Senior Secured Convertible Promissory Note with a principal amount of $66,500, for a purchase price of $63,000, net of an original issue discount of $3,500. Additionally, the Company issued to the investor 40,000 three-year warrants to purchase the Company’s common stock at an exercise price of $1.90 per share. Upon subsequent down-round equity sales by the Company, the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall remain $76,000 which is a full ratchet price protection provision.

The note matures one year from issuance, or such earlier date as the note is required or permitted to be repaid. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on the basis of a 365-day year.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, however that in the event, the Company’s Common Stock trades below $1.60 per share for more than three (3) consecutive trading days, the Holder of this Note is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 65% of the lowest trading price of the Common Stock for the twenty prior trading days including the day upon which a Notice of Conversion is received. The conversion discount, look back period and other terms of the Note will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, prepayment rate, interest rate, (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while this Note is in effect

F-24

The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The Company incurred approximately $9,300 in debt issuance costs.

The Company also issued 2,377 shares of common stock as a commission fee to the investment banker. The fair value of the common stock which was approximately $5,040 was recorded as debt issuance expense.

Due to the variability in the conversion price of the Note the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $102,823 with $87,039 charged to derivative expense and $15,784 recorded as a debt discount.

Total discounts recorded were $66,500. The Company recorded an original issue discount of $3,500, a discount of $9,300 for issuance costs, a discount related to the warrants of approximately $37,916 and a discount related to the derivative of $15,784 based on the relative fair value of the instruments. The warrant fair value on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.48%, volatility of 302.11%, and an expected term of 0.60 years in calculating the fair value of the warrants.

On August 11, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder. The Company recorded approximately $25,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.81, volatility of 209%, and expected term of 0.57 years in calculating the fair value of the warrants.

On October 27, 2021, the Company and the institutional investor who holds the convertible promissory note agreed to extend the maturity date of the note by six months to December 25, 2022 for no consideration.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 25,333 warrants to the note holder.

For the year ended December 31, 2021, the Company recognized approximately $27,800 related to the amortization of debt discount. For the year ended December 30, 2021, the Company recognized approximately $5,800 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2020.

At December 31, 2021, the Company has recorded $66,500 of outstanding principal and approximately $5,700 of accrued interest and $38,700 of unamortized discount and issuance expenses.

Convertible Promissory Note – August 11, 2021

On August 11, 2021, the Company entered into a Securities Purchase Agreement with an accredited institutional investor pursuant to which the Company issued to the investor its Original Issue Discount Secured Convertible Promissory Note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of an original issue discount of $10,500. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

The note matured one year from issuance and absent an event of default provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note, provided that if the average closing price of the Company’s common stock during any Nine consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. On November 9, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

F-25

In addition to customary anti-dilution adjustments the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The Warrants are initially exercisable for a period of five years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant.

The Company incurred approximately $30,000 in debt issuance costs.

The Company also issued 7,000 shares of common stock to the investment banker as a commission on the note.

Due to the variability in the conversion price of the Note the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $340,893 with $234,388 charged to derivative expense and $106,505 recorded as a debt discount.

The Company recorded a total debt discount of $220,500 including an original issue discount of $10,500, a discount related to the warrants of approximately $56,454 a discount related to issuance costs of $30,000 and a discount related to the issuance of common stock of approximately $17,041, and a $106,505 discount related to the initial derivative value of the embedded conversion feature on the note all based on the relative fair value of the instruments,

The fair value of the warrants on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.81%, volatility of 253%, and an expected term of one year in calculating the fair value of the warrants. The discounts are being amortized over the term of the convertible note.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

For the year ended December 30, 2021, the Company recognized approximately $86,400 related to the amortization of debt discount. For the year ended December 30, 2021, the Company recognized approximately $15,800 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2020.

At December 31, 2021, the Company has remaining $220,500 of outstanding principal and approximately $15,800 of accrued interest and $134,100 of unamortized discount.

Convertible Promissory Note – August 17, 2021

On August 17, 2021, the Company entered into a Securities Purchase Agreement with an accredited institutional investor pursuant to which the Company issued to the investor its Original Issue Discount Secured Convertible Promissory Note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of original discount of $10,500. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

The note matures one year from issuance and provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note, provided that if the average closing price of the Company’s common stock during any three consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. The embedded conversion option will be treated as a bifurcated derivative liability.

F-26

In addition to customary anti-dilution adjustments the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The Warrants are initially exercisable for a period of five years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant

The Company incurred approximately $30,000 in debt issuance costs. The Company also issued 5,631 shares of common stock to the investment banker as a commission on the note.

Due to the variability in the conversion price of the Note, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $398,404 with $297,833 charged to derivative expense and $100,571 recorded as a debt discount.

The Company recorded a total debt discount of $220,500 including an original issue discount of $10,500, a discount related to the warrants of approximately $62,220 a discount related to issuance costs of $30,000 a discount related to the issuance of common stock of approximately $17,209, and a $100,571 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments.

The fair value of the warrants on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.77%, volatility of 254%, and an expected term of one year in calculating the fair value of the warrants. The discounts are being amortized over the life of the convertible note.

On October 27, 2021, the Company and the institutional investor who holds the promissory note agreed to extend the maturity date the notes by six months to February 17, 2023 for no consideration.

On November 15, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

For the year ended December 31, 2021, the Company recognized approximately $62,600 related to the amortization of debt discount. For the year ended December 30, 2021, the Company recognized approximately $15,400 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2020.

At December 31, 2021, the Company has recorded $220,500 of outstanding principal and approximately $15,400 of accrued interest and $157,900 of unamortized discount and issuance expenses.

F-27

Convertible Promissory Note – October 4, 2021

On October 4, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the Buyer a 10% Convertible Redeemable Note in the principal amount of $131,250 and a six-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 2,977 common shares as a commitment fee.

The Note is due October 4, 2022. The Note provides for interest at the rate of 10% per annum, payable in seven equal monthly payments beginning on August 15, 2022 through the maturity date. The Note is convertible into shares of common stock at any time following the date of cash payment at the Buyer’s option at a conversion price of $1.50 per share, subject to certain adjustments.

The Warrants are exercisable for three-years from October 4, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise price is $45,238.

The Company incurred approximately $15,000 in debt issuance costs. The Company also issued 2,173 shares of common stock to the investment banker as a commission on the note.

Due to the lack of authorized shares, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $564,943 with $487,052 charged to derivative expense and $77,891 recorded as a debt discount.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of $32,109, and a $77,891 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

For the year ended December 31, 2021, the Company recognized approximately $32,000 related to the amortization of debt discount. For the year ended December 30, 2021, the Company recognized approximately $3,200 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2020.

At December 31, 2021, the Company has recorded $131,250 of outstanding principal and approximately $3,200 of accrued interest and $99,200 of unamortized discount and issuance expenses.

Convertible Promissory Note – October 7, 2021

On October 7, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the investor a 10% Convertible Redeemable Note in the principal amount of $131,250 and a three-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 2,977 common shares as a commitment fee and an additional 2,632 shares as a commission to the broker.

The Note is due October 7, 2022. The Note provides for interest at the rate of 10% per annum, payable at maturity. The Note is convertible into shares of common stock at any time following the date of cash payment at the Buyer’s option at a conversion price of $1.50 per share, subject to certain adjustments.

The Warrants are exercisable for three-years from October 7, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise price is $45,238.

The Company incurred approximately $15,000 in debt issuance costs.

Due to the lack of authorized shares, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $564,184 with $487,667 charged to derivative expense and $76,517 recorded as a debt discount.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of approximately $33,483, and a $76,517 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

For the year ended December 31, 2021, the Company recognized approximately $30,900 related to the amortization of debt discounts. For the year ended December 30, 2021, the Company recognized approximately $3,100 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2020.

At December 31, 2021, the Company has recorded $131,250 of outstanding principal and approximately $3,100 of accrued interest and $100,300 of unamortized discount and issuance expenses.

F-28

Derivative Liabilities Pursuant to Convertible Notes and Warrants

In connection with the issuance of the unrelated party convertible notes (collectively referred to as “Notes”) and warrants (collectively referred to as “Warrants”), discussed above, the Company determined that the terms of certain Notes and Warrants contain an embedded conversion options to be accounted for as derivative liabilities due to the holder having the potential to gain value upon conversion and provisions which includes events not within the control of the Company. Due to the fact that the number of shares of common stock issuable exceed the Company’s authorized share limit as of December 31, 2021, the equity environment was tainted and all convertible debentures and warrants were included in the value of the derivative. Accordingly, for existing embedded conversion options and existing warrants that were not previously accounted for as derivatives, the Company reclassified $3,462,000 from additional paid-in capital to derivative liability on December 31, 2021. In accordance with ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion options contained in the Notes and the Warrants were accounted for as derivative liabilities at the date of issuance or on the reclassification date and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion options and the warrants was determined using the Binomial Lattice valuation model. At the end of each period and on note conversion date or repayment or on the warrant exercise date, the Company revalues the derivative liabilities resulting from the embedded option.

During the year ended December 31, 2021, in connection with the issuance of the Notes and Warrants, on the initial measurement dates, the fair values of the embedded conversion options of approximately $2.0 million was recorded as derivative liabilities of which $377,269 was allocated as a debt discount and $1,593,978 as derivative expense.

At the end of the period, the Company revalued the embedded conversion option derivative liabilities. In connection with the initial valuations and these revaluations, the Company recorded a loss from the initial and change in the derivative liabilities fair value of approximately $4.1 million for the year ended December 31, 2021.

During the year ended December 31, 2021, the fair value of the derivative liabilities was estimated at issuance and at the December 31, 2021, using the Binomial Lattice valuation model with the following assumptions:

Dividend rate	—%
Term (in years)	0.01 to 1 year
Volatility	247% to 412%
Risk-free interest rate	0.07% to 1.26%

Other than the effect on the derivative valuation recognized in operations, there was no accounting effect to the ratchet adjustments of certain convertible notes to reduce the conversion price to $1.00 in November 2021 since all of the embedded conversion options in the convertible notes were treated as derivatives.

Note 5 - Licensing Agreements

Les Laboratories Servier

As a result of the Asset Purchase Agreement that the Company entered into with Symplmed Pharmaceuticals LLC in June 2017, Symplmed assigned to the Company an Amended and Restated License and Commercialization Agreement with Les Laboratories Servier, pursuant to which the Company has the exclusive right to manufacture, have manufactured, develop, promote, market, distribute and sell Prestalia® in the U.S. (and its territories and possessions).

On January 4, 2021, the licensor terminated the licensing agreement with the Company for the commercialization of Prestalia®.

No royalties were paid for the years ended December 31, 2021 or 2020.

F-29

Novosom Agreements

In 2010, the Company entered into an asset purchase agreement with Novosom Verwaltungs GmbH (“Novosom”), pursuant to which the Company acquired intellectual property for Novosom’s SMARTICLES-based liposomal delivery system. In May 2018, the Company issued to Novosom 2,599 shares of our common stock, with a fair value of $75,000, as additional consideration pursuant to the Asset Purchase Agreement. Such shares were due to Novosom as a result of the receipt by our company of a license fee under the License Agreement that we entered into with Lipomedics Inc. in February 2017. On December 23, 2019, Novosom repurchased the acquired intellectual property for $45,000 of which $20,000 was payable upon execution of the agreement and $25,000 was to be paid upon the Company’s achievement of certain performance obligations by June 30, 2020.

The Company recognized $45,000 as other income from the agreement for the year ended December 31, 2020. No revenue was recorded for the year ended December 31, 2021.

License of DiLA2 Assets

On March 16, 2018, the Company entered into an exclusive sublicensing agreement for certain intellectual property rights to its DiLA2 delivery system. The agreement included an upfront payment of $200,000 and future additional consideration for sales and development milestones. The upfront fee was contingent upon the Company obtaining a third-party consent to the agreement within ninety days of execution. As of December 31, 2021, and December 31, 2020, the Company had not obtained consent for the sublicense and has classified the upfront payment it had previously recorded as an accrued liability on its balance sheet.

Note 6 - Related Party Transactions

Due to Related Party

The Company and other related entities have had a commonality of ownership and/or management control, and as a result, the reported operating results and/or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company had a Master Services Agreement (“MSA”) with Autotelic Inc., a related party that is partly owned by one of the Company’s former Board members and executive officers, namely Vuong Trieu, Ph.D., effective November 15, 2016. The MSA stated that Autotelic Inc. would provide business functions and services to the Company and allowed Autotelic Inc. to charge the Company for these expenses paid on its behalf. Dr. Trieu resigned as a director of our company effective October 1, 2018. The Company and Autotelic Inc. agreed to terminate the MSA effective October 31, 2018.

An unpaid balance for previous years services performed under the agreement of approximately $4,000 is included in due to related party in the accompanying consolidated balance sheets at December 31, 2021, and December 31, 2020.

In addition, as of December 31, 2021, the Company owed various officers and directors approximately $42,000 for services rendered which is included as due to related party on the accompanying balance sheet.

Note 7 - Stockholders’ Equity

Preferred Stock

Adhera has authorized 100,000 shares of preferred stock for issuance and has designated 1,000 shares as Series B Preferred Stock (“Series B Preferred”) and 90,000 shares as Series A Junior Participating Preferred Stock (“Series A Preferred”). No shares of Series A Preferred or Series B Preferred are outstanding. In March 2014, Adhera designated 1,200 shares as Series C Convertible Preferred Stock (“Series C Preferred”). In August 2015, Adhera designated 220 shares as Series D Convertible Preferred Stock (“Series D Preferred”). In April 2018, Adhera designated 3,500 shares of Series E Convertible Preferred Stock (“Series E Preferred”). In July 2018, Adhera designated 2,200 shares of Series F Convertible Preferred Stock (“Series F Preferred”). In December 2019, Adhera designated 6,000 shares of Series G Convertible Preferred Stock (“Series G Preferred”). The Company plans to file a certificate of elimination with respect to the Series A and Series B stock and a certificate of decrease with respect to each of its Series C, D and F Preferred stock. As of December 31, 2021 the Company has not filed the certificate of elimination. Each subsequent authorization of Preferred Stock has liquidation preference over the previous Series.

F-30

Series C Preferred

Each share of Series C Preferred has a stated value of $5,000 per share, has a $5,100 liquidation preference per share, has voting rights of 33.33 votes per Series C Preferred share, and is convertible into shares of common stock at a conversion price of $150.00 per share.

As of December 31, 2021, and December 31, 2020, 100 shares of Series C Preferred stock were outstanding.

Series D Preferred

Each share of Series D Preferred has a stated value of $5,000 per share, has a liquidation preference of $300 per share, has voting rights of 62.5 votes per Series D Preferred share and is convertible into shares of common stock at a conversion price of $80.00 per share. The Series D Preferred has a 5% stated dividend rate when, and if declared by the Board of Directors, is not redeemable and has voting rights on an as-converted basis.

As of December 31, 2021, and December 31, 2020, 40 shares of Series D Preferred were outstanding.

Series E Convertible Preferred Stock and Warrants

The Series E Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series E Preferred has voting rights, dividend rights, liquidation preferences, conversion rights at the option of the holder and anti-dilution rights. Series E Preferred stock is convertible into shares of common stock at $10.00. Anti-dilution price protection on Series E Preferred stock expired on February 10, 2020. Warrants issued with Series E Convertible Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

On March 19, 2021, the exercise price of the Series E warrants was adjusted from $10.00 to $1.00 per share upon the conversion of $25,900 debt for 25,900 shares common stock. The Company recorded approximately $390,000 as a deemed dividend based upon the change in fair value of the Series E Preferred stock warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of .41 to .43 years in calculating the fair value of the warrants.

As of May 17, 2021, the three-year anniversary of the closing of the Series E Preferred stock offering, all outstanding Series E Preferred stock may be converted by the Company into common stock upon written notification being provided by the Company to stockholders. As of December 31, 2021, the Company has not provided notice of conversion to the holders of the Series E Preferred stock.

On June 8, 2021, an investor converted 8 shares of Series E Preferred and accrued dividends of approximately $10,000 into 5,051 shares of common stock. In addition, the Company issued 2,679 shares of common stock to the investor for a cashless exercise of 3,750 warrants.

On July 30, 2021, an investor converted 50 shares of Series E Preferred stock with a state value of $250,000 into 25,000 shares of common stock.

On October 4, 2021, the Company issued 12,777 shares of common stock upon the conversion of 20 shares Series E Preferred stock including accrued dividends of $27,770.

On October 5, 2021, the Company issued 19,271 shares of common stock upon the conversion of 30 shares of Series E Preferred stock including accrued dividends of $42,707.

On October 8, 2021, the Company issued 2,571 shares of common stock upon the conversion of 4 shares of Series E Preferred stock including accrued dividends of $5,707.

F-31

On October 12, 2021, the Company issued 3,216 shares of common stock upon the conversion of 5 shares of Series E Preferred stock including accrued dividends of $7,156.

On November 23, 2021, the Company issued 9,665 shares of common stock upon the conversion of 15 shares of Series E Preferred stock including accrued dividends of $21,649.

As of December 31, 2021, the Company had a total of 1,520,280 warrants issued with Series E Preferred stock outstanding. The warrants expire in 2023 and have an exercise price of $1.00.

The Company had accrued dividends on the Series E Preferred stock of approximately $5.0 and $3.7 million, as of December 31, 2021, and December 31, 2020, respectively.

At December 31, 2021 and December 31, 2020, there were 3,326 and 3,458 Series E shares outstanding, respectively.

Series F Convertible Preferred Shares and Warrants

The Series F Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series F Preferred has voting rights, dividend rights, liquidation preferences, conversion rights at the holders option and anti-dilution rights. Series F Preferred stock is convertible into shares of common stock at $10.00 Anti-dilution price protection on Series F Preferred stock expired on February 10, 2020. Warrants issued with Series F Convertible Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

On October 30, 2019, the Company repurchased 20 shares of Series F Convertible Preferred Stock including accrued and unpaid dividends and warrants to purchase 7,500 shares of common stock for $100,000 from our former CEO pursuant to an amendment to the settlement agreement dated April 4, 2019. The Company also committed to purchase from such officer the remaining Series F Convertible Preferred Stock and related warrants held by such officer for $100,000 by not later than March 1, 2020. As of December 31, 2021, the Company had not repurchased the remaining shares.

On March 19, 2021, the exercise price of the Series F warrants was adjusted from $10.00 to $1.00 upon the conversion of $25,900 of debt for 25,900 shares of common stock. The Company recorded approximately $31,000 as a deemed dividend based upon the change in fair value of the Series F Preferred stock using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and an expected term of .46 to .53 years in calculating the fair value of the warrants.

On October 15, 2021, the Company issued 1,853 shares of common stock upon the conversion of 3 shares of Series F Preferred stock and including total accrued dividends of $3,521.

As of November 9, 2021, three-year anniversary of the closing of the Series F Preferred stock offering, all outstanding Series F Preferred stock and accrued dividends became convertible by the Company into common stock upon written notification being provided by the Company to stockholders. As of December 31, 2021, the Company has not provided notice of conversion to the holders of the Series F Preferred stock.

As of December 31, 2021, the Company had a total of 154,425 Series F Preferred stock warrants outstanding. The warrants expire in 2023.

The Company had accrued dividends on the Series F Preferred stock of approximately $488,000 and $347,000, as of December 31, 2021, and December 31, 2020, respectively.

At December 31, 2021 and December 31, 2020, there were 358 and 361 Series F Preferred shares outstanding, respectively.

F-32

Series G Convertible Preferred Shares

The Series G Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series G Preferred has voting rights, dividend rights, liquidation preferences, conversion rights and anti-dilution rights. Series G Preferred stock is convertible into shares of common stock at $10.00.

As of December 31, 2021, no Series G Preferred Stock has been issued by the Company.

Common Stock

On December 11, 2020, the Company issued 6,085 shares of our common stock to a holder of Series E Convertible Preferred Stock in connection with the conversion of 10 shares Series E Convertible Preferred Stock plus accrued dividends for a total value of $60,850.

On December 21, 2020, the Company issued 6,074 shares of our common stock to a holder of Series E Convertible Preferred Stock in connection with the conversion of 10 shares Series E Convertible Preferred Stock plus accrued dividends for total value of $60,740.

On June 8, 2021, an investor converted 8 shares of Series E Preferred and accrued dividends of approximately $10,000 into 5,051 shares of common stock.

On June 8, 2021, the Company issued 2,679 shares of common stock to the investor for a cashless exercise of 3,750 warrants.

On July 30, 2021, and investor converted 50 shares of Series E Preferred stock with a stated value of $250,000 into 25,000 shares of common stock.

On August 11, 2021, the Company issued 5,000 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $56,464.

F-33

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

On August 18, 2021, the Company issued 5,000 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $62,220.

On September 22, 2021, the Company issued 15,008 shares of common stock to an investment banker for commissions due under a banking agreement. The shares were recorded at their relative fair value of approximately $39,290.

On October 4, 2021, the Company issued 12,777 shares of common stock upon the conversion of 20 shares Series E Preferred stock including accrued dividends of $27,770.

On October 4, 2021, the Company issued 2,977 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $10,859.

On October 5, 2021, the Company issued 19,271 shares of common stock upon the conversion of 30 shares of Series E Preferred stock including accrued dividends of $42,707.

On October 8, 2021, the Company issued 2,571 shares of common stock upon the conversion of 4 shares of Series E Preferred stock including accrued dividends of $5,707.

On October 8, 2021, the Company issued 2,977 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $12,233.

On October 12, 2021, the Company issued 3,216 shares of common stock upon the conversion of 5 shares of Series E Preferred stock including accrued dividends of $7,156.

On October 15, 2021, the Company issued 1,853 shares of common stock upon the conversion of 3 shares of Series F Preferred stock including accrued dividends of $3,521.

On November 4, 2021, the Company issued 7,662 shares of common stock upon a cashless exercise of 12,500 warrants issued with the April 2021 Convertible Note.

On November 23, 2021, the Company issued 9,665 shares of common stock upon the conversion of 15 shares of Series E Preferred stock including accrued dividends of $21,649.

On December 6, 2021, the Company issued 4,805 shares of common stock to an investment banker for commissions due under a banking agreement. The shares were recorded at their relative fair value of approximately $18,745.

During the twelve-month period ending December 31, 2021, the company issued 168,294 common shares upon the conversion of $98,141 principal and $70,160 of accrued interest on the February 2020 convertible note. The common shares issued upon conversions of the note for the period ended December 31, 2021 were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $554,000 resulting in a loss on debt extinguishment of approximately $386,000.

Warrants

As of December 31, 2021, there were 3,731,263 common stock warrants outstanding, with a weighted average exercise price of $1.0 per share, and annual expirations as follows:

Warrant Summary:
	Shares	2023	2024	2025	2026
Issued with Series E Preferred Stock	1,520,280	1,520,280	—	—	—
Issued with Series F Preferred Stock	154,425	154,425	—	—	—
Issued with Convertible Notes	2,039,117	—	123,620	1,645,930	269,567
Other	17,441	504	16,775	162	—
Total Warrants	3,731,263	1,675,209	140,395	1,646,092	269,567

The above includes 3,713,822 price adjustable warrants.

The intrinsic value of 3,731,263 warrants as of December 31, 2021 was $1,492,503.

A total of 17,188 Series D warrants expired during the period ended December 31, 2021. In addition, there were 3,750 Series E warrants and 12,500 warrants issued with convertible notes exercised on a cashless basis for the twelve-month period ended December 31, 2021.

As discussed in Note 2 above, the Company has issued convertible notes and warrants with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock and various default provisions related to the payment of the notes in Company stock. The number of shares of common stock to be issued under the convertible notes and warrants is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is therefore, indeterminate. Due to the fact that the number of shares of common stock issuable exceed the Company’s authorized share limit as of December 31, 2021, the equity environment was tainted and all convertible debentures and warrants were included in the value of the derivative as of that date. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the warrants were recorded as derivative liabilities. On December 31, 2021, the Company evaluated all outstanding warrants to determine whether these instruments are tainted and, due to reasons discussed above, all warrants outstanding were considered tainted and were therefore, accounted for as derivative liabilities.

F-34

NOTE 8 - Stock Incentive Plans

Stock Options

The following table summarizes stock option activity for the year ended December 31, 2021 and 2020:

	Options Outstanding
	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2019	203,568	$11.60
Options expired / forfeited	(184,000)	$10.60
Outstanding, December 31, 2020	19,568	$20.00
Options expired / forfeited	(365)	$36.60
Outstanding, December 31, 2021	19,203	$19.40
Exercisable, December 31, 2021	19.203	$19.40

No stock options were granted during the years ended December 31, 2020 or 2021.

The following table summarizes additional information on the Company’s stock options outstanding at December 31, 2021:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$19.60	19,000	1.33	$19.60	19,000	$19.60
$34.00	203	0.02	$34.00	203	$34.00
Totals	19,203	1.32	$19.75	19,203	$19.75

No stock options were issued by the Company during the year ended December 31, 2021.

As of December 31, 2021, the Company had no unrecognized compensation expense related to unvested stock options. Total expense related to stock options was zero and approximately $8,000 for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021, the intrinsic value of options outstanding or exercisable was zero there were no options outstanding with an exercise price less than $1.40, the per share closing market price of our common stock at that date.

F-35

NOTE 9 - Commitments and Contingencies

Litigation

Because of the nature of the Company’s business, it is subject to claims and/or threatened legal actions, which arise out of the normal course of business. As of the date of this filing, the Company is not aware of any pending lawsuits against it, its officers or directors.

Leases

The Company does not own or lease any real property or facilities that are material to its current business operations. If the Company continues its business operations, the Company may seek to lease facilities in order to support its operational and administrative needs.

Share Repurchase Agreement

On October 30, 2019, the Company repurchased 20 shares of Series F Convertible Preferred Stock including accrued and unpaid dividends and warrants to purchase 7,500 shares of common stock for $100,000 from our former CEO pursuant to an amendment to the settlement agreement dated April 4, 2019. The Company also committed to purchase from such officer the remaining Series F Convertible Preferred Stock and related warrants held by such officer for $100,000 by not later than March 1, 2020. As of December 31, 2021, the Company had not repurchased the remaining shares.

Licensing Agreement – MLR 1019

On July 28, 2021, the Company and Melior Pharmaceuticals II, LLC (“MP”) entered into an exclusive license agreement for the development, commercialization and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for Parkinson’s disease (PD) and is, to the best of the Company’s knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, the Company was granted an exclusive license to use the MP Patents and know-how to develop products in consideration for cash payments up to approximately $21.8 million upon meeting certain performance milestones, as well as a royalty of 5% of gross sales.

The license terminates upon the last expiration of the patents licensed by the Company, which is presently 2034 subject extensions and renewals of any of such patents. If the Company fails to have its common stock listed on Nasdaq or the NYSE (an “Uplisting Event”) within 12 months after the Company receives a Clinical Trial Authorization from the European Medicines Agency, then the Company’s commercial license and rights for using MP’s data shall terminate. Additionally, if the Company has completed the necessary steps to affect an Uplisting Event, the Company will have the option to purchase all rights held by MP on the MLR-1019 licensed products in consideration for 10% of the outstanding shares of the Company’s common stock (immediately post Uplisting Event) and 2.5% royalty of future gross product sales.

As of December 31, 2021, no performance milestones had been met under the agreement.

F-36

Licensing Agreement – MLR 1023

On August 24, 2021, the Company as licensee entered into an exclusive license agreement with Melior Pharmaceuticals I, Inc. for the development, commercialization and exclusive license of Melior’s MLR-1023. MLR-1023 is being developed as a novel therapeutic for Type 1 diabetes.

Under the Agreement, the Company was granted an exclusive license to use the MP Patents and know-how to develop products in consideration for cash payments up to approximately $21.8 million upon meeting certain performance milestones, as well as a tiered royalty of 8-12% of gross sales.

Under the original terms of the agreement if the Company failed to raise $4.0 million dollars within 120 days of the Effective Date then the License would immediately terminate unless, by 120 Days Adhera was in the process of completing transactions to complete the fundraising then an additional 30 Days would be provided to allow for the completion of the raise.

On November 17, 2021, Melior Pharmaceuticals I, Inc. extended the Company’s timeline from 120 days to 180 days from the effective of the agreement for the Company to raise $4.0 million dollars unless, by 180 Days Adhera is in the process of completing transactions to complete the fundraising then an additional 30 Days shall be provided to allow for the completion of required fundraising.

As of December 31, 2021, no performance milestones had been met under the agreement.

NOTE 10 - Income Taxes

The Company has identified its federal and California and Louisiana state tax returns as “major” tax jurisdictions. The periods the Company’s income tax returns are subject to examination for these jurisdictions are 2018 through 2021 for federal and 2019 through 2021 for Louisiana. The Company believes its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

At December 31, 2021, the Company had available net operating loss carry-forwards for federal income tax reporting purposes of approximately $326 million. which are available to offset future taxable income. Portions of these carryforwards will expire through 2037 if not otherwise utilized. Losses from 2018 and onwards will be carryforward indefinitely. The Company has not performed a formal analysis but believes its ability to use such net operating losses and tax credit carryforwards is subject to annual limitations due to change of control provisions under Sections 382 and 383 of the Internal Revenue Code, which significantly impacts its ability to realize these deferred tax assets.

The Company’s net deferred tax assets, deferred tax liabilities and valuation allowance as of December 31, 2021 and 2020 are summarized as follows:

	Years Ended December 31,
(in thousands)	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$8,402	$7,741
Inventory reserve		114
Depreciation and amortization	1,272	2,226
Share based compensation	647	599
Other	613	297
Total deferred tax assets	10,935	10,977
Valuation allowance	(10,935)	(10,977)
Net deferred tax assets	—	—
Deferred tax liabilities:
Intangible assets	—	—
Net deferred tax liabilities	$—	$—

The Company records a valuation allowance in the full amount of our net deferred tax assets since realization of such tax benefits has been determined by our management to be less likely than not. The valuation allowance decreased $42,000 and increased $0.6 million during 2021 and 2020, respectively.

As of the date of this filing, the Company has not filed its 2021 federal and state corporate income tax returns. The Company expects to file the 2021 return by the extension filing date.

F-37

NOTE 11 - Subsequent Events

Default on Convertible Notes

On January 2, 2022, the company defaulted on certain covenants contained in the October 4, 2021, convertible note and the interest rate reset to 16%.

On January 5, 2022, the company defaulted on certain covenants contained in the October 7, 2021, convertible note and the interest rate reset to 16%.

Conversion of Principal and Interest on Convertible Note

On January 27, 2022, the holder of the June 25, 2021, convertible note converted $9,500 of principal and $421 of interest at $0.78 per share into 12,721 shares of common stock.

Amendment to Licensing Agreement

On February 16, 2022, an addendum to the licensing agreement dated August 4, 2021, was executed by the Company and Melior Pharmaceuticals I, Inc, extending the requirement by the Company to raise $4.0 million dollars to June 16, 2022.

Issuance of Convertible Promissory Note

On March 15, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the Buyer a 10% Convertible Note in the principal amount of $250,000 for a purchase price of $200,000 reflecting a $50,000 original issue discount. The Company received total consideration of $180,000 after debt issuance costs of $20,000. In addition, the Company issued 2,500 shares of common stock as a commitment fee to the investor. The company will record a debt discount related to the original issue discount and will evaluate the note terms for derivative accounting treatment.

The Note provides for guaranteed interest at the rate of 10% per annum for the 12 months from and after the original issue date of the Note for an aggregate guaranteed interest of $25,000, all of which guaranteed interest shall be deemed earned as of the date of the note. The principal amount and the guaranteed interest shall be due and payable in seven equal monthly payments each, $39,285.71, commencing on August 15, 2022, and continuing on the 15th day of each month until paid in full not later than March 15, 2023, the maturity date.

The Note is convertible into shares of common stock at any time following any event of default at the Buyer’s option at a conversion price of ninety percent (90%) per share of the lowest per-share trading price of the Company; stock during the ten trading day periods before the conversion, subject to certain adjustments.

Reverse Stock Split

On September 30, 2022, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. On October 5, 2022, the Company effected the 1-for-20 reverse stock split of its common stock. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company retroactively adjusted all share and per share amounts in the accompanying consolidated financial statements and footnotes.

F-38

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2022 and 2021

F-39

F-40

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash	$133	$76
Prepaid expenses	123	120
Total current assets	256	196
Total assets	$256	$196
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,312	$2,309
Due to related parties	5	46
Accrued expenses	4,041	3,110
Accrued dividends	453	5,477
Term loans	6,870	5,677
Convertible notes payable, net	1,122	986
Derivative liabilities	7,260	7,697
Total current liabilities	22,063	25,302
Total liabilities	22,063	25,302
Commitments and contingencies (Note 9)
Stockholders’ deficit
Preferred stock, $0.01 par value; 100,000 shares authorized	—	—
Series C convertible preferred stock, $0.01 par value; 1,200 shares authorized; 100 shares issued and outstanding as of September 30, 2022 and December 31, 2021. ($510,000 liquidation preference)	—	—
Series D convertible preferred stock, $0.01 par value; 220 shares authorized; 40 shares issued and outstanding as of September 30, 2022 and December 31, 2021. ($12,000 liquidation preference)	—	—
Series E convertible preferred stock, $0.01 par value; 3,500 shares authorized; 267 and 3,326 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. ($1,788,319 liquidation preference)	—	—
Series F convertible preferred stock, $0.01 par value; 2,200 shares authorized; zero and 358 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	—	—
Series G convertible preferred stock, $0.01 par value; $5,000 liquidation preference; 6,000 shares authorized; no shares issued and outstanding as of September 30, 2022, and December 31, 2021.	—	—

Common stock, $0.006 par value; 180,000,000 shares authorized, 3,160,877 and 853,946 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	18	5
Additional paid-in capital	33,547	27,906
Accumulated deficit	(55,370)	(53,017)
Treasury stock (5,954 shares)	(2)	—
Total stockholders’ deficit	(21,807)	(25,106)
Total liabilities and stockholders’ deficit	$256	$196

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-41

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

(unaudited)

	For the Three-Months ended		For the Nine-Months ended
	September 30,		September 30,
	2022	2021	2022	2021

Operating expenses
Sales and marketing	$-	$-	$-	$17
General and administrative	548	232	1,257	454
Total operating expenses	548	232	1,257	471
Loss from operations	(548)	(232)	(1,257)	(471)
Other income (expense)
Interest expense	(317)	(261)	(989)	(749)
Initial and change in the fair value of derivative liabilities	(254)	(2,968)	1,425	(3,055)
Gain (loss) on extinguishment of debt	92	(177)	307	(177)
Amortization of debt discount	(777)	(101)	(1,265)	(230)
Total other expense, net	(1,256)	(3,507)	(522)	(4,211)
Net loss	(1,804)	(3,739)	(1,779)	(4,682)
Accrued and deemed dividends	(8)	(406)	(574)	(1,679)
Net Loss Applicable to Common Stockholders	$(1,812)	$(4,145)	$(2,353)	$(6,361)
Net loss per share – Common Stockholders - basic and diluted	$(0.57)	$(6.38)	$(1.16)	$(10.83)
Weighted average shares outstanding - basic and diluted	3,160,877	649,321	2,019,953	587,117

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-42

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands, except share and per share data)

	Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Series F Preferred Stock		Common Stock		Additional
	Number	Par Value	Number	Par Value	Number	Par Value	Number	Par Value	Number	Par Value	Paid-in Capital	Accumulated Deficit	Treasury Stock	Total
Balance as of December 31, 2020	100	$-	40	$-	3,458	-	361	$-	560,140	$3	$29,836	$(44,612)	$-	$(14,773)
Accrued dividend	-	-	-	-	-	-	-	-	-	-	505	(882)	-	$(377)
Issuance of common stock for term loan conversion	-	-	-	-	-	-	-	-	25,900	-	26	-	-	$26
Issuance of warrants with convertible notes	-	-	-	-	-	-	-	-	-	-	28	-	-	$28
Beneficial conversion feature convertible notes	-	-	-	-	-	-	-	-	-	-	19	-	-	$19
Net loss	-	-	-	-	-	-	-	-	-	-	-	(428)	-	$(428)
Balance as of March 31, 2021	100	$-	40	$-	3,458	$-	361	$-	586,040	3	$30,414	$(45,922)	$-	$(15,505)
Accrued and deemed dividend	-	-	-	-	-	-	-	-	-	-	11	(392)	-	$(381)
Issuance of warrants with convertible notes	-	-	-	-	-	-	-	-	-	-	69	-	-	$69
Issuance of common stock for cashless exercise of warrants	-	-	-	-	-	-	-	-	2,679	-	-	-	-	$-
Issuance of common stock for Series E conversion	-	-	-	-	(8)	-	-	-	5,051	-	10	-	-	$10
Net loss	-	-	-	-	-	-	-	-	-	-	-	(514)	-	$(514)
Balance, June 30, 2021	100	$-	40	$-	3,450	$-	361	$-	593,770	3	$30,504	$(46,828)	$-	$(16,340)
Accrued and deemed dividend	-	-	-	-	-	-	-	-	-	-	25	(406)	$-	$381
Reclassification of derivative from equity									-	-	(21)	-	-	$(21)
Issuance of warrants and common stock with convertible notes	-	-	-	-	-	-	-	-	25,008	-	157	-	-	$157
Issuance of common stock for convertible note conversions									85,000	1	84	-	-	$85
Issuance of common stock for Series E conversion	-	-	-	-	(50)	-	-	-	25,000	-	-	-	-	$-
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,739)	-	$(3,739)
Balance, September 30, 2021	100	$-	40	$-	3,400	$-	361	$-	728,778	$4	$30,749	$(50,973)	$-	$(20,239)

Balance as of December 31, 2021	100	$-	40	$-	3,326	-	358	-	853,946	$5	$27,906	$(53,017)	$-	$(25,106)
Accrued dividend	-	-	-	-	-	-	-	-	-	-	-	(364)	-	$(364)
Issuance of common stock with convertible notes	-	-	-	-	-	-	-	-	12,500	-	18	-	-	$18
Issuance of common stock for convertible note conversions	-	-	-	-	-	-	-	-	12,721	-	28	-	-	$28
Net loss	-	-	-	-	-	-	-	-	-	-	-	(74)	-	$(74)
Balance as of March 31, 2022	100	$-	40	$-	3,326	$-	358	$-	879,167	5	$27,952	$(53,455)	$-	$(25,498)
Accrued dividend	-	-	-	-	-	-	-	-	-	-	-	(202)	-	$(202)
Issuance of common stock with term loan	-	-	-	-	-	-	-	-	19,231	-	11	-	-	$11
Conversion of Series E Preferred to common stock	-	-	-	-	(3,059)	-	-	-	2,035,306	12	5,044	-	-	$5,056
Conversion of Series F Preferred to common stock	-	-	-	-	-	-	(358)	-	233,127	1	540	-	-	$541
Repurchase of common stock				-	-	-	-	-	(5,954)	-	-	-	(2)	$(2)
Net loss	-	-	-	-	-	-	-	-	-	-	-	99	-	$99
Balance as of June 30, 2022	100	$-	40	$-	267	$-	-	$-	3,160,877	18	$33,547	$(53,558)	$(2)	$(19,995)
Accrued dividend	-	-	-	-	-	-	-	-	-	-	-	(8)	-	$(8)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,804)	-	$(1,804)
Balance as of September 30, 2022	100	$-	40	$-	267	$-	-	$-	3,160,877	18	$33,547	$(55,370)	$(2)	$(21,807)

The accompanying an integral part of these unaudited consolidated financial statements.

F-43

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine-Months Ended September 30,
	2022	2021
Cash Flows Used in Operating Activities:
Net loss	$(1,779)	$(4,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount and fees	1,265	230
Accrued interest expense	989	749
Derivative income (expense)	(1,425)	3,055
(Gain) Loss on debt extinguishment	(307)	177
Changes in operating assets and liabilities:
Prepaid expenses	(3)	—
Accounts payable	(38)	30
Accrued expenses	36	72
Net Cash Used in Operating Activities	(1,262)	(369)
Cash Flows Provided by Financing Activities:
Proceeds from notes payable and convertible notes, net of original issue discounts	2,200	591
Notes payable and convertible notes issuance costs	(328)	(72)
Repurchase of common stock	(2)	—
Repayment of principal and interest on notes payable	(551)	—
Net Cash Provided by Financing Activities	1,319	519
Net increase in cash	57	150
Cash – Beginning of Period	76	1
Cash - End of Period	$133	$1,514
Supplementary Cash Flow Information:

Cash paid for interest	94	—
Cash paid for taxes	—	—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash Investing and Financing Activities:
Conversion of Series E Preferred stock to common stock	5,056	4
Conversion of Series F Preferred stock to common stock	541	—
Debt discounts for issuance costs, warrants and derivatives	10
Issuance of common stock for conversion of convertible notes	28	111
Issuance of common stock and warrants with convertible notes	20	473
Cashless exercise of warrants	—	4
Accrued and deemed dividends	574	1,679

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-44

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Note 1 – Organization and Business Operations

Adhera Therapeutics, Inc. and its wholly-owned subsidiaries, MDRNA Research, Inc. (“MDRNA”), Cequent Pharmaceuticals, Inc. (“Cequent”), Atossa Healthcare, Inc. (“Atossa”), and IThenaPharma, Inc. (“IThena”) (collectively “Adhera,” or the “Company”), is an emerging specialty biotech company that, to the extent that resources and opportunities become available, is focused on drug development and commercialization of “small molecule” drugs to treat Parkinson’s disease (PD) and Type 1 diabetes.

On July 28, 2021, we as licensee and Melior Pharmaceuticals II, LLC (“Melior II”) entered into an exclusive license agreement for the development, commercialization and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutic and is, to the best of our knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, we were granted an exclusive license to use the Melior II Patents and know-how to develop products in consideration for cash payments upon meeting certain performance milestones as well as a royalty of 5% of gross sales.

On August 20, 2021, we as licensee entered into an exclusive license agreement with Melior Pharmaceuticals I, Inc. (“Melior I”) for the development, commercialization and exclusive license of MLR-1023. MLR-1023 is being developed as a novel therapeutic for Type 1 diabetes.

On October 20, 2021, we as licensee expanded the exclusive licensing agreement with Melior I to include two additional clinical indications for Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation.

To the extent that resources have been available, the Company has continued to work with its advisors in an effort to restructure our company and to identify additional strategic transactions to enhance the value of our company as such opportunities arise, including potential transactions and capital raising initiatives, as well as business combination transactions with operating companies. There can be no assurance that the Company will be successful at identifying any such transactions, that it will continue to have sufficient resources to actively attempt to identify such transactions, or that such transactions will be available upon terms acceptable to us or at all. If the Company does not complete any significant strategic transactions, or raise substantial additional capital, in the near future, it is likely that the Company will discontinue all operations and seek bankruptcy protection.

F-45

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the instructions pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and note disclosures required by U.S. generally accepted accounting principles (“U.S. GAAP”) for complete financial statements. This quarterly report should be read in conjunction with the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The information furnished in this Report reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of our financial position, results of operations and cash flows for each period presented. The results of operations for the nine months ended September 30, 2022, are not necessarily indicative of the results for the year ending December 31, 2022, or for any future period.

Principles of Consolidation

The consolidated financial statements include the accounts of Adhera Therapeutics, Inc. and the wholly-owned subsidiaries, Ithena, Cequent, MDRNA, and Atossa, and eliminate any inter-company balances and transactions. All wholly-owned subsidiaries of Adhera Therapeutics, Inc. are inactive.

Going Concern and Management’s Liquidity Plans

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As of September 30, 2022, the Company had cash and cash equivalents of approximately $133,000 and has negative working capital of approximately $21.8 million.

The Company has incurred recurring losses and negative cash flows from operations since inception and has funded its operating losses through the sale of common stock, preferred stock, warrants to purchase common stock, convertible notes and secured promissory notes. The Company recognized a net loss of approximately $1.8 million for the nine months ended September 30, 2022 and used cash in operating activities of approximately $1.3 million. The Company had an accumulated deficit of approximately $55.4 million as of September 30, 2022.

In addition, to the extent that the Company continues its business operations, the Company anticipates that it will continue to have negative cash flows from operations, at least into the near future. However, the Company cannot be certain that it will be able to obtain such funds required for its our operations at terms acceptable to the Company or at all. General market conditions, as well as market conditions for companies in the Company’s financial and business position, as well as the ongoing issues arising from the COVID-19 pandemic, the Ukraine war and inflation and the Federal Reserve interest rate increases in response, and any recessionary environment or market downturns that could result, may make it difficult for the Company to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of its stockholders. If the Company is unable to obtain additional financing in the future, there may be a negative impact on the financial viability of the Company. The Company plans to increase working capital by managing its cash flows and expenses, divesting development assets and raising additional capital through private or public equity or debt financing. There can be no assurance that such financing or partnerships will be available on terms which are favorable to the Company or at all. While management of the Company believes that it has a plan to fund ongoing operations, there is no assurance that its plan will be successfully implemented. Failure to raise additional capital through one or more financings, divesting development assets or reducing discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this Report. The consolidated financial statements do not contain any adjustments that might result from the resolution of any of the above uncertainties.

Reverse Stock-split

On September 30, 2022, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of all outstanding shares of the Company’s common stock at a ratio of 1-for-20. On October 5, 2022, the Company effected the 1-for-20 reverse stock split of its common stock. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company retroactively adjusted all outstanding common stock equivalents including options, warrants, convertible notes and other agreements with third parties.

All disclosures of common shares and per common share data in the accompanying consolidated financial statements and related notes reflect the reverse stock split for all periods presented. As a result of the reverse split the Company recorded a $361,000 adjustment to the par value of common stock which was offset to additional paid-in capital.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of six months or less at the time of purchase to be cash equivalents. As of December 31, 2021 and September 30, 2022, the Company had approximately $76,000 and $133,000 in cash, respectively.

The Company deposits its cash with major financial institutions that may at times exceed the federally insured limit. As of December 31, 2021 and September 30, 2022, the Company did not have cash in excess of the federally insured limit of $250,000.

F-46

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Significant areas requiring the use of management estimates include accruals related to our operating activity including legal and other consulting expenses, the fair value of non-cash equity-based issuances, the fair value of derivative liabilities, and the valuation allowance on deferred tax assets. Actual results could differ materially from such estimates under different assumptions or circumstances.

Fair Value of Financial Instruments

The Company considers the fair value of cash, accounts payable, debt, and accrued expenses not to be materially different from their carrying value. These financial instruments have short-term maturities. We follow authoritative guidance with respect to fair value reporting issued by the Financial Accounting Standards Board (“FASB”) for financial assets and liabilities, which defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance does not apply to measurements related to share-based payments. The guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

As of September 30, 2022, the Company measured conversion features on outstanding convertible notes and warrants as a derivative liability using significant unobservable prices that are based on little or no verifiable market data, which is Level 3 in the fair value hierarchy, resulting in a fair value estimate of approximately $7.3 million. The value of the derivative liability as of September 30, 2022, was determined by using the binomial lattice model using the following inputs: risk free rate of 4.05% to 4.25%, volatility of 147% to 317% and time to maturity of zero to one year. There were no liabilities or assets measured at fair value on a non-recurring basis as of September 30, 2022.

	Fair Value Measurements at September 30, 2022
	Quoted Prices in Active Markets for Identical Assets	Other Observable Inputs	Significant Unobservable Inputs
(in thousands)	(Level 1)	(Level 2)	(Level 3)	Total
Derivative liabilities	$-	$-	$7,260	$7,260
Total	$-	$-	$7,260	$7,260

F-47

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

A roll forward of the level 3 valuation financial instruments is as follows:

	Nine-Months Ended September 30, 2022
(in thousands)	Warrants	Notes	Total
Balance at December 31, 2021	$5,336	$2,361	$7,697
Initial valuation of derivative liabilities included in debt discount	1,151	163	1,314
Initial valuation of derivative liabilities included in derivative expense	—	108	108
Reclassification of derivative liabilities loss to gain on debt extinguishment	—	(325)	(325)
Change in fair value included in derivative expense	(318)	(1,216)	(1,534)
Balance at September 30, 2022	$6,169	$1,091	$7,260

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding equity instruments.

Convertible Debt and Warrant Accounting

Debt with warrants

In accordance with ASC Topic 470-20-25, when the Company issues debt with warrants, the Company treats the relative fair value of the warrants as a debt discount, recorded as a contra-liability against the debt, and amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the consolidated statements of operations. The offset to the contra-liability is recorded as additional paid in capital in the Company’s consolidated balance sheets if the warrants are not treated as a derivative. The Company determines the fair value of the warrants using the Black-Scholes Option Pricing Model (“Black-Scholes”), the binomial model or the Monte Carlo Method based upon the underlying conversion features of the debt and then computes and records the relative fair value as a debt discount. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the consolidated statements of operations.

Convertible debt – derivative treatment

When the Company issues debt with a conversion feature, it first assesses whether the conversion feature meets the requirements to be accounted for as stock settled debt. If it does not meet those requirements then it is assessed on whether the conversion feature should be bifurcated and treated as a derivative liability, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in stockholders’ equity in its statement of financial position.

Convertible debt – beneficial conversion feature

Prior to the Company’s adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) on January 1, 2021, if the conversion feature was not treated as a derivative, the Company assessed whether it is a beneficial conversion feature (“BCF”). A BCF exists if the effective conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the consolidated balance sheets. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the consolidated statements of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the consolidated statements of operations.

F-48

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

If the conversion feature does not qualify for derivative treatment, the convertible debt is treated as traditional debt.

Recently Issued Accounting Pronouncements

Recently Adopted

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which will simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including certain convertible instruments and contracts on an entity’s own equity. Specifically, the new standard will remove the separation models required for convertible debt with cash conversion features and convertible instruments with beneficial conversion features. It will also remove certain settlement conditions that are currently required for equity contracts to qualify for the derivative scope exception and will simplify the diluted earnings per share calculation for convertible instruments. ASU 2020-06 will be effective January 1, 2022, for the Company and may be applied using a full or modified retrospective approach. Early adoption is permitted, but no earlier than January 1, 2021, for the Company. The Company adopted ASU No. 2020-06 on January 1, 2021. Management determined such adoption did not have a material impact on the overall stockholders’ equity (deficit) in the Company’s consolidated financial statements.

In May 2021, FASB issued ASU 2021-04: Earnings Per Share (Topic 260), Debt— Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in ASU 2021-04 provide the following guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic:

1.	An entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument.

2.	An entity should measure the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as follows:

a.	For a modification or an exchange that is a part of or directly related to a modification or an exchange of an existing debt instrument or line-of-credit or revolving-debt arrangements (hereinafter, referred to as a “debt” or “debt instrument”), as the difference between the fair value of the modified or exchanged written call option and the fair value of that written call option immediately before it is modified or exchanged. Specifically, an entity should consider:

i.	An increase or a decrease in the fair value of the modified or exchanged written call option in applying the 10 percent cash flow test and/or calculating the fees between debtor and creditor in accordance with Subtopic 470-50, Debt—Modifications and Extinguishments.

F-49

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

ii.	An increase (but not a decrease) in the fair value of the modified or exchanged written call option in calculating the third-party costs in accordance with Subtopic 470-50.

b.	For all other modifications or exchanges, as the excess, if any, of the fair value of the modified or exchanged written call option over the fair value of that written call option immediately before it is modified or exchanged.

3.	An entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration, as follows:

a.	A financing transaction to raise equity. The effect should be recognized as an equity issuance cost in accordance with the guidance in Topic 340, Other Assets and Deferred Costs.

b.	A financing transaction to raise or modify debt. The effect should be recognized as a cost in accordance with the guidance in Topic 470, Debt, and Topic 835, Interest.

c.	Other modifications or exchanges that are not related to financings or compensation for goods or services or other exchange transactions within the scope of another Topic. The effect should be recognized as a dividend. For entities that present EPS in accordance with Topic 260, that dividend should be an adjustment to net income (or net loss) in the basic EPS calculation.

An entity should recognize the effect of a modification or an exchange of a freestanding equity-classified written call option to compensate for goods or services in accordance with the guidance in Topic 718, Compensation—Stock Compensation. In a multiple-element transaction (for example, one that includes both debt financing and equity financing), the total effect of the modification should be allocated to the respective elements in the transaction.

The amendments in ASU 2021-04 are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year. The adoption by the Company as of January 1, 2022, did not have a significant impact on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Net Loss per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares and common stock equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. Potentially dilutive securities which include outstanding warrants, stock options, convertible notes and preferred stock have been excluded from the computation of diluted net loss per share as their effect would be anti-dilutive. For all periods presented, basic and diluted net loss were the same.

F-50

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

The following table presents the computation of net loss per share (in thousands), except share and per share data):

	Three Months Ended		Nine Months Ended
	2022	2021	2022	2021
Numerator
Net loss	$(1,804)	$(3,739)	$(1,779)	$(4,682)
Dividends	(8)	(406)	(574)	(1,679)
Net Loss allocable to common stockholders	$(1,812)	$(4,145)	$(2,353)	$(6,361)
Denominator
Weighted average common shares outstanding used to compute net loss per share, basic and diluted	3,160,877	649,321	2,019,953	587,117
Net loss per share of common stock, basic and diluted
Net loss per share	$(0.57)	$(6.38)	$(1.16)	$(10.83)

The following number of shares have been excluded from diluted net (loss) since such inclusion would be anti-dilutive:

	Nine-Months Ended September 30,
	2022	2021
Stock options outstanding	19,000	19,378
Convertible notes	2,389,770	1,216,640
Warrants	5,192,652	3,065,318
Series C Preferred Stock	3,334	3,334
Series D Preferred Stock	2,500	2,500
Series E Preferred Stock	178,833	2,175,826
Series F Preferred Stock	—	225,995
Total	7,786,089	6,708,991

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and non-employees, including stock options, in the statements of operations.

For stock options issued, the Company estimates the grant date fair value of each option using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are recorded as they are incurred as opposed to being estimated at the time of grant and revised if and when a forfeiture becomes probable.

F-51

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.

Note 3 – Prepaid Expenses

As of September 30, 2022, and December 31, 2021, prepaid expenses were approximately $123,000 and $120,000, respectively, and included prepaid manufacturing expenses for the Company’s clinical development candidate MLR-1019 and other prepaid expenses recorded on the accompanying balance sheet.

Note 4 – Notes Payable and Convertible Promissory Notes

The following table summarizes the Company’s outstanding term loans:

(in thousands)	September 30, 2022	December 30, 2021
2019 Term Loan	$5,677	$5,677
2022 Term Loan	2,222	-
	7,899	5,677
Unamortized discounts	(1,029)	-
	$6,870	$5,677

2019 Term Loans

During 2019, the Company entered into term loan subscription agreements with certain accredited investors, pursuant to which the Company issued secured promissory notes in the aggregate principal amount of approximately $5.7 million (collectively, the “2019 Term Loans”). The Company paid $707,000 in debt issuance costs which was recorded as a debt discount to be amortized as interest expense over the term of the loan using the straight-line method.

The promissory notes accrued interest at a rate of 12% per annum. Interest is payable quarterly with the first interest payment to be made on December 28, 2019, and each subsequent payment every Nine months thereafter. On December 28, 2019, the Company defaulted on the initial interest payment on the loan and the interest rate per annum increased to the default rate of 15%.

The unpaid principal balance of the notes, plus accrued and unpaid interest thereon, matured on June 28, 2020. The notes were secured by a first lien and security interest on all the assets of the Company and certain of its wholly owned subsidiaries. On June 28, 2020, the Company defaulted on the maturity date principal payment.

On June 26, 2021, the holders of the 2019 Term Loans agreed to subordinate their lien and security interest in the assets of the Company and its subsidiaries as set forth in the Security Agreement dated June 28, 2019, to the holders of the June 2021 convertible notes.

On April 19, 2022, a majority of the noteholders of the secured non-convertible promissory notes of the Company issued between June 18, 2019, and August 5, 2019, which matured on August 5, 2020, consented to forbear collection efforts until September 30, 2022. Accordingly, the collateral agent for the note holders in consideration of the signed noteholder agreements agreed to forbear all notes outstanding.

F-52

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

The Company recognized approximately $212,000 and $637,000 in interest expense related to the Notes for the three and nine months ended September 30, 2022, respectively. The Company recognized approximately $215,000 and $637,000 in interest expense related to the Notes for the three and nine months ended September 30, 2021, respectively.

As of September 30, 2022, the Company had approximately $2.7 million of accrued interest on the notes included in accrued expenses and is in default on the repayment of approximately $5.7 million in principal and the $2.7 million in accrued interest on the 2019 Term Loans.

2022 Term Loan

On May 11, 2022, the Company entered into a Securities Purchase Agreement with investors whereby the Company issued the Purchasers Original Issue Discount Promissory Notes in the aggregate principal amount of $2,222,222, net of an original issue discount of $222,222 for a purchase price of $2,000,000 and warrants to purchase 1,111,112 shares of the Company’s common stock, pursuant to the terms and conditions of the SPA and secured by a Security Agreement as described below. In addition, the Company issued 19,231 commons shares to an investment banker as commission on the sale. The Company received total consideration of $1,692,200 after debt issuance costs of $307,800.

The Notes are due on the earliest to occur of (i) the 12-month anniversary of the original issuance date of the Notes, or May 11, 2023, (ii) a financing transaction which results in the Company’s common stock being listed on a national securities exchange, and (iii) an event of default. If an event of default occurs before the Company’s common stock is listed on a national securities exchange, the event of default would require a repayment of 125% of the outstanding principal, accrued interest and other amounts owing thereon unless the Company is trading on a national securities exchange in which case the repayment would be 100%. The Notes bear interest at 8% per annum, subject to an increase to 15% in case of an event of default as provided for therein. In addition, at any time before the 12-month anniversary of the date of issuance of the Notes, the Company may, upon five days’ prior written notice to the Purchaser, prepay all of the then outstanding principal amount of the Notes for cash in an amount equal to the sum of 105% of all amounts due and owing hereunder, including all accrued and unpaid interest.

The Warrants are exercisable for a 66 month period (five years and six months) ending November 11, 2027, at an exercise price of $0.80 per share, subject to certain adjustments.

The Company recorded a total debt discount of $1,693,000 including an original issue discount of $222,222, a discount related to issuance costs of $307,800, a discount related to the issuance of common stock of $11,820, and a $1,151,000 discount related to the initial warrant derivative liability. The discounts are being amortized over the life of the note.

The Company’s obligations under the Notes are secured by a first priority lien on all of the assets of the Company and its wholly-owned subsidiaries pursuant to a Security Agreement, dated May 11, 2022 and among the Company, its wholly-owned subsidiaries, the Purchasers, and the lead investor as the collateral agent.

For the three and nine months ended September 30, 2022, the Company recognized approximately $562,300 and $663,300 related to the amortization of debt discounts and fees and approximately $45,400 and $70,600 in interest expense, respectively. No interest expense or debt discount was recognized for the same period of 2021.

As of September 30, 2022, the Company has recorded $2,222,222 of outstanding principal, $70,600 of accrued interest and approximately $1,029,000 of unamortized discount and issuance expenses on the 2022 Term Loans.

Convertible Promissory Notes

The following table summarizes the Company’s outstanding convertible notes as of September 30, 2022, and December 31, 2021:

(in thousands)	September 30, 2022	December 31, 2021
Convertible Notes	$1,300	$1,516
Unamortized discounts and fees	(178)	(530)
	$1,122	$986

Ten convertible notes with outstanding principal of approximately $1.1 million were in default as of September 30, 2022.

F-53

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Secured Convertible Promissory Note – February 2020

On February 5, 2020, the Company entered into a Securities Purchase Agreement with accredited investors and issued the investors, (i) original issue discount Convertible Promissory Notes with a principal of $550,500 issued at a 10% original issue discount, for a total purchase price of $499,950, and (ii) warrants to purchase up to such number of shares of the common stock of the Company as is equal to the product obtained by multiplying 1.75 by the quotient obtained by dividing (A) the principal amount of the Notes by (B) the then applicable conversion price of the Notes. This results in a variable quantity of warrants at any point in time due to the variable conversion price of the Notes. (See Note 7).

The Convertible Notes matured on August 5, 2020. Prior to default, interest accrued to the Holders on the aggregate unconverted and then outstanding principal amount of the Notes at the rate of 10% per annum, calculated on the basis of a 360-day year and accrues daily. On June 15, 2020, the Company defaulted on certain covenants in the 2020 term loan and the interest rate reset to the default rate of 18%.

Until the Convertible Notes are no longer outstanding, the Convertible Notes are convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the noteholder. The conversion price is the lower of: (i) $10.00 per share of Common Stock and (ii) 70% of the volume weighted average price of the Common Stock on the trading market on which the Common Stock is then listed or quoted for trading for the prior ten (10) trading days (as adjusted for stock splits, stock combinations and similar events); provided, that if the Notes are not prepaid on or before May 5, 2020, then the conversion price shall be the lower of (x) 60% of the conversion price as calculated above or (y) $1.00 (as adjusted for stock splits, stock combinations and similar events). The conversion price of the Convertible Notes shall also be adjusted as a result of subsequent equity sales by the Company, with customary exceptions.

The exercise price of the Warrants shall be equal to the conversion price of the Convertible Notes, provided, that on the date that the Convertible Notes are no longer outstanding, the exercise price shall be fixed at the conversion price of the Convertible Notes on such date, with the exercise price of the Warrants thereafter (and the number of shares of Common Stock issuable upon the exercise thereof) being subject to adjustment as set forth in the Warrants. The warrants have a 5-year term.

The Company recorded a discount related to the Warrants of approximately $322,000, which includes an allocation of original issue discount (“OID”) and issue costs of $30,000 and $53,000 based on the relative fair value of the instruments as determined by using the Monte-Carlo simulation model. The Company also recorded the remaining debt discount related to the convertible debt OID of approximately $21,000 and debt issuance costs of $38,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method. Total discounts recorded were approximately $381,000.

On March 19, 2021, the holder of the Convertible Note converted $25,900 of interest into 25,900 shares of common stock.

On July 29, 2021, the holder of the Convertible Note converted $27,500 of interest into 27,500 shares of common stock.

On August 16, 2021, the holder of the Convertible Note converted $25,000 of principal and interest into 25,000 shares of common stock.

On September 13, 2021, the holder of the Convertible Note converted $32,500 of principal and interest into 32,500 shares of common stock.

On October 4, 2021, the holder of the Convertible Note converted $26,250 of principal and interest into 26,250 shares of common stock.

On November 29, 2021, the holder of the Convertible Note converted $31,150 of principal and interest into 31,151 shares of common stock.

F-54

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

The total note principal and interest converted during the year ended December 31, 2021, was $168,300 and 168,294 common shares issued were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $554,000 resulting in a loss on debt extinguishment of $386,000. In addition, derivative fair value of $245,000 relating to the portion of the Note converted was settled resulting in gain on extinguishment of approximately $245,000. The net loss on extinguishment was approximately $141,000.

On January 27, 2022, the conversion price of the notes and warrants was adjusted to be the lower of (x) 60% of the conversion price as calculated above or (y) $0.78 as a result of issuance of common stock for a convertible note conversion.

For the three and nine months ended September 30, 2022, the Company recognized approximately $21,000 and $66,800 in interest expense related to the note, respectively. The Company recognized approximately $25,000 and $76,000 in interest expense related to the notes for the three and nine months ended September 30, 2021, respectively.

As of September 30, 2022, the Company had accrued interest on the February 2020 Convertible Note of approximately $168,000.

As of September 30, 2022, the Company remains in default on the repayment of remaining principal of $457,359 and accrued interest on the February 2020 Convertible Notes. Upon demand for repayment at the election of the holder, the holder of the Convertible Note is due 140% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Convertible Note. The 40% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – June 2020

On June 26, 2020, the Company issued to an existing investor in the Company a 10% original issue discount Senior Secured Convertible Promissory Note with a principal of $58,055, for a purchase price of $52,500, net of the original issue discount of $5,555. The Convertible Note matured on December 26, 2020. Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 10% per annum, calculated on the basis of a 360-day year. The Company incurred approximately $14,000 in debt issuance costs. On August 5, 2020, the Company defaulted on certain covenants in the loan and the interest rate reset to the default rate of 18%.

The Note is convertible, in whole or in part, into shares of common stock of the Company at the option of the noteholder at a conversion price of $0.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 65% of the lowest closing bid price of the Company’s common stock as reported on its principal trading market for the twenty consecutive trading day period ending on (and including) the trading day immediately preceding the date on which the conversion notice was delivered. The conversion price shall also be adjusted for subsequent equity sales by the Company. Because the share price on the commitment date was in excess of the conversion price, the Company recorded a beneficial conversion feature of $50,000 related to this note that was credited to additional paid in capital and reduced the carrying amount. At the commitment date, the actual intrinsic value of the beneficial conversion feature was approximately $203,000. The discount recorded is being amortized to interest expense over the life of the loan using the straight-line method.

The obligations of the Company under the Note are secured by a senior lien and security interest in all of the assets of the Company and certain of its wholly-owned subsidiaries pursuant to the terms and conditions of a Security Agreement dated June 26, 2020 by the Company in favor of the noteholder. In connection with the issuance of the Note, the holders of the secured promissory notes that the Company issued to select accredited investors between June 28, 2019 and August 5, 2019 in the aggregate principal amount of approximately $5.7 million agreed to subordinate their lien and security interest in the assets of the Company and its subsidiaries as set forth in the Security Agreement dated June 28, 2019 that such holders entered into with the Company and its subsidiaries to the security interest granted to the holder of the Note.

On January 27, 2022, the conversion price of the note was adjusted to the lower of 65% of the lowest closing bid price of the Company’s common stock as reported on its principal trading market for the twenty consecutive trading day period ending on (and including) the trading day immediately preceding the date on which the conversion notice was delivered or $0.78 as a result of issuance of common shares for a convertible note conversion.

F-55

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

For both the three and nine-month periods ended September 30, 2022 and September 31, 2021 the Company recognized approximately $2,700 and $7,900 in interest related to the note.

As of September 30, 2022, the Company remains in default on the repayment of principal of $58,055 and approximately $23,500 in accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 140% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 40% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – October 2020

On October 30, 2020, the Company issued to an existing investor in and lender to the Company a 10% original issue discount senior secured convertible promissory note with a principal of $111,111, for a purchase price of $100,000. The note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of then conversion price. The conversion price of the notes is subject to anti-dilution price protection and on March 19, 2021, the conversion price of the notes was adjusted to $1.00 per share as a result of subsequent equity sales by the Company.

The obligations of the Company under the note are secured by a senior lien and security interest in all of the assets of the Company.

The Company recorded approximately $9,000 in debt issuance cost to be amortized over the life of the loan using the straight-line method.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On April 30, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to 18%.

Additionally, the Company issued the noteholder 79,366 warrants to purchase the Company’s common stock at $1.60 per share subject to certain adjustments as defined in the agreement. Until the Notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 47,619 warrants to the note holder. The Company recorded approximately $57,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of 0.92 years in calculating the fair value of the warrants.

The Company recorded a discount related to the warrants of approximately $66,000, including a discount of $6,000 and issuance costs of $5,000 based on the relative fair value of the instruments as determined by using the Black-Scholes valuation model. The Company recorded a beneficial conversion feature of $45,000 related to the note that was credited to additional paid in capital and reduced the carrying amount. The discount recorded is being amortized to interest expense over the life of the loan using the straight-line method. At the commitment date, the actual intrinsic value of the beneficial conversion feature was approximately $69,000. The Company also recorded a debt discount related to the convertible debt of approximately $5,000 and debt issuance cost of $4,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method.

On January 27, 2022, the exercise price of the notes and warrants was adjusted from the default conversion price of $0.98 to $0.78 as a result of a convertible note exercise and the Company issued an additional 35,816 warrants to the note holder.

As of September 30, 2022, 162,800 warrants were outstanding that were issued with the October 2020 convertible note at an exercise price of $0.78.

For the three and nine months ended September 30, 2022, the Company recognized approximately $5,100 and $15,200 in interest expense for the note, respectively. For the three and nine months ended September 30, 2021, the Company recognized approximately $5,000 and $14,800 in interest expense including $0 and $2,600 related to the amortization of debt issuance costs, respectively. For the three and nine-month period ended September 30, 2021, the Company recognized $0 and $79,000 and related to the amortization of debt discount. As of September 30, 2022, the debt discount and issuance costs for the note were fully amortized.

F-56

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

As of September 30, 2022, the Company has outstanding principal of $111,111 and accrued interest on the note of approximately $34,400.

As of September 30, 2022, the Company remains in default on the repayment of principal and interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – January 2021

On January 31, 2021, the Company issued to an existing investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note with a principal of $52,778, for a purchase price of $47,500, net of original issue discount of $5,278. The Note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price of the notes is subject to anti-dilution price protection and will be adjusted upon subsequent equity sales by the Company.

The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

Additionally, the Company issued to the investor 37,699 warrants to purchase the Company’s common stock at an exercise price of $1.60 per share subject to certain adjustments as defined in the agreement. Until the Notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 22,619 warrants to the note holder. The Company recorded approximately $27,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of 0.97 years in calculating the fair value of the warrants.

The Company recorded approximately $2,000 in debt issuance cost to be amortized over the life of the loan using the straight-line method.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On July 31, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to the default rate of 18% per annum.

The Company recorded a discount related to the warrants of approximately $32,000, which includes an allocated original issue discount, of $3,000 and allocated issuance costs of $1,000 based on the relative fair value of the instruments as determined by using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model were a risk-free rate of 0.45%, volatility of 240.83%, and an expected term of one year in calculating the fair value of the warrants.

The Company also recorded a debt discount related to the convertible debt of approximately $2,000 remaining original issue discount and remaining debt issuance cost of $1,000 using the relative fair value method to be amortized as interest expense over the term of the loan using the straight-line method.

Total discounts recorded including the original issue discount were approximately $35,000.

On January 27, 2022, the exercise price of the notes and warrants was adjusted from the default conversion price of $0.98 to $0.78, as a result of a convertible note exercise and the Company issued an additional 17,012 warrants to the note holder.

As of September 30, 2022, 77,330 warrants were outstanding that were issued with the January 2021 convertible note at an exercise price of $0.78.

For the three and nine months ended September 30, 2022, the Company recognized approximately $2,400 and $7,200 in interest expense on the note, respectively. For the three and nine-month periods ended September 30, 2021, the Company recognized approximately $2,900 and $5,700 in interest expense including approximately $100 and $700 related to the amortization of debt issuance costs, respectively. For the three and nine-month period ended September 30, 2021, the Company recognized $5,600 and $34,000 related to the amortization of debt discount. As of September 30, 2022, the debt discount and issuance costs on the note were fully amortized.

F-57

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

As of September 30, 2022, the Company has outstanding principal of $52,778 on the note and has recorded approximately $13,900 of accrued interest included in accrued expenses on the accompanying balance sheet.

As of September 30, 2022, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – April 2021

On April 12, 2021, the Company issued to an accredited investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note with a principal amount of $66,667, for a purchase price of $60,000 net of an original discount of $6,667. Additionally, the Company issued to the investor 40,000 five-year warrants to purchase the Company’s common stock at an exercise price of $1.90 per share. The warrants have full ratchet protection.

The note matured on October 12, 2021. Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on-the-basis of a 360-day year. On October 12, 2021, the Company defaulted on the note and the interest rate on the note reset to 18% per annum.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price shall also be adjusted upon subsequent equity sales by the Company. The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The Company recorded a discount related to the warrants of approximately $34,000, which includes approximately $3,700 of OID discount allocated under the relative fair value method, and a remaining discount related to the OID of $3,000 based on the relative fair value of the instruments. The fair value of the warrants on which the relative fair value is based was determined by using the Black-Scholes valuation model. The assumptions used in the Black-Scholes model were a risk-free rate of 0.89%, volatility of 240.64%, and an expected term of one year in calculating the fair value of the warrants.

On June 25, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder. The Company recorded approximately $11,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.92%, volatility of 247.52%, and expected term of 0.96 years in calculating the fair value of the warrants.

On November 4, 2021, the Company issued 7,662 shares of common stock upon a cashless exercise of 12,500 warrants issued with the April 2021 Convertible Note.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 19,084 warrants to the note holder.

On January 27, 2022, the exercise price of the note and warrants was adjusted from the default conversion price of $1.05 to $0.78 based on a convertible note conversion at $0.78 and the Company issued an additional 16,147 warrants to the note holder.

As of September 30, 2022, 73,398 warrants were outstanding that were issued with the April 2021 convertible note at an exercise price of $0.78.

During the three-months ended September 30, 2022, the Company repaid $25,000 of principal on the note. The Company recorded approximately $19,500 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

For the three and nine months ended September 30, 2022, the Company recognized approximately $1,800 and $7,800 in interest expense for the notes. For the three and nine-month period ended September 30, 2021, the Company recognized approximately $19,000 and $35,000, respectively related to the amortization of debt discount. For the three and nine-month periods ended September 30, 2021, the Company recognized approximately $1,700 and $3,200 in interest expense, As of September 30, 2022, the debt discounts and issuance costs on the note were fully amortized.

F-58

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

As of September 30, 2022, the Company has recorded $41,667 of principal and approximately $13,900 of accrued interest for the note on the accompanying balance sheet.

As of September 30, 2022, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – June 2021

On June 25, 2021, the Company issued to an accredited investor in and lender to the Company a 5% original issue discounted Senior Secured Convertible Promissory Note with a principal amount of $66,500, for a purchase price of $63,000, net of an original issue discount of $3,500. Additionally, the Company issued to the investor 40,000 three-year warrants to purchase the Company’s common stock at an exercise price of $1.90 per share. Upon subsequent down-round equity sales by the Company, the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall remain $76,000 which is a full ratchet price protection provision.

The note matured on June 25, 2022. Interest accrues on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on the basis of a 365-day year.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, however that in the event, the Company’s Common Stock trades below $1.60 per share for more than three consecutive trading days, the holder of this Note is entitled, at its option, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 65% of the lowest trading price of the Common Stock for the twenty prior trading days including the day upon which a Notice of Conversion is received. The conversion discount, look back period and other terms of the Note will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, prepayment rate, interest rate, (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while this Note is in effect.

The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The Company incurred approximately $9,300 in debt issuance costs.

The Company also issued 2,377 shares of common stock as a commission fee to the investment banker. The fair value of the common stock which was approximately $5,040 was recorded as debt issuance expense.

Due to the variability in the conversion price of the Note the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $102,823 with $87,039 charged to derivative expense and $15,784 recorded as a debt discount.

Total discounts recorded were $66,500. The Company recorded an original issue discount of $3,500, a discount of $9,300 for issuance costs, a discount related to the warrants of approximately $37,916 and a discount related to the derivative of $15,784 based on the relative fair value of the instruments. The warrant fair value on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.48%, volatility of 302.11%, and an expected term of 0.60 years in calculating the fair value of the warrants.

On August 11, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder. The Company recorded approximately $25,000 as a deemed dividend upon the repricing based upon the change in fair value of the warrants using a binomial valuation model. The Company used a risk-free rate of 0.81, volatility of 209%, and expected term of 0.57 years in calculating the fair value of the warrants.

F-59

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

On October 27, 2021, the Company and the institutional investor who holds the convertible promissory note agreed to extend the maturity date of the note by six months to December 25, 2022 for no consideration.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 25,333 warrants to the note holder.

On January 27, 2022, the holder of the June 25, 2021, convertible note converted $9,500 of principal and $421 of interest at $0.78 per share into 12,721 shares of common stock that were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $28,000 resulting in a loss on debt extinguishment of $18,000. In addition, derivative fair value of $23,000 relating to the portion of the Note converted was settled resulting in a gain on extinguishment of approximately $23,000. The net gain on extinguishment was approximately $5,000. In addition, the conversion price of the warrants issued with the notes were adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the June 2021 convertible note at an exercise price of $0.78.

For the three and nine months ended September 30, 2022, the Company recognized approximately $10,000 and $29,600 related to the amortization of debt discounts and approximately $3,400 and $10,400 in interest expense related to the note. For the three and nine-month period ended September 30, 2021, the Company recognized approximately $30,810 for the amortization of the debt discount. For both the three and nine-month periods ended September 30, 2021, the Company recognized approximately $3,000 in interest expense.

As of September 30, 2022, the Company has recorded $57,000 of outstanding principal and approximately $15,700 of accrued interest and $9,100 of unamortized discount and issuance expenses.

Convertible Promissory Note – August 11, 2021

On August 11, 2021, the Company entered into a Securities Purchase Agreement with an accredited institutional investor pursuant to which the Company issued to the investor its Original Issue Discount Secured Convertible Promissory Note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of an original issue discount of $10,500. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

The note matured on August 11, 2022 and absent an event of default provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note, provided that if the average closing price of the Company’s common stock during any Nine consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. On November 9, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

F-60

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

In addition to customary anti-dilution adjustments the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The warrants are initially exercisable for a period of five years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the warrant.

The Company incurred approximately $30,000 in debt issuance costs.

The Company also issued 7,000 shares of common stock to the investment banker as a commission on the note.

Due to the variability in the conversion price of the Note the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $340,893 with $234,388 charged to derivative expense and $106,505 recorded as a debt discount.

The Company recorded a total debt discount of $220,500 including an original issue discount of $10,500, a discount related to the warrants of approximately $56,454 a discount related to issuance costs of $30,000 and a discount related to the issuance of common stock of approximately $17,041, and a $106,505 discount related to the initial derivative value of the embedded conversion feature on the note all based on the relative fair value of the instruments.

The fair value of the warrants on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.81%, volatility of 253%, and an expected term of one year in calculating the fair value of the warrants. The discounts are being amortized over the term of the convertible note.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

On January 27, 2022, the conversion price of the notes was adjusted to the lower of $0.78 per share, or provided that if the average closing price of the Company’s common stock during any six consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. In addition, the exercise price of the warrant was adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note. Both the conversion price of the note and warrants were adjusted as a result of a convertible note exercise at $0.78 per share.

On May 12, 2022, the Company repaid $135,695 of principal and $64,305 of interest including $54,278 of interest due as a result of early redemption on the note. In addition, the holder of the note extended the maturity date on the note to September 30, 2022, when the outstanding balance of principal and interest of $128,502 is due on the note. The Company recorded a $45,200 gain on debt extinguishment as a result of repayment of the note. On September 30, 2022, the Company defaulted on the outstanding balance of principal and interest on the note.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the August 11, 2021 convertible note at an exercise price of $0.78.

For the three and nine months ended September 30, 2022, the Company recognized approximately $39,900 and $134,000 related to the amortization of debt discount and approximately $6,800 and $92,000 in interest expense related to the note. Interest expense for the three months ended September 30, 2022, included approximately $67,000 in additional interest accrued due to penalties incurred for early redemption of the note. For the three and nine-month period ended September 30, 2021, the Company recognized approximately $30,810 for the amortization of the debt discount. For both the three and nine-month periods ended September 30, 2021, the Company recognized approximately $3,000 in interest expense.

As of September 30, 2022, the Company has remaining $85,000 of outstanding principal and approximately $43,700 of accrued interest.

Convertible Promissory Note – August 17, 2021

On August 17, 2021, the Company entered into a Securities Purchase Agreement with an accredited institutional investor pursuant to which the Company issued to the investor its Original Issue Discount Secured Convertible Promissory Note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of original discount of $10,500. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

F-61

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

The note matures on August 17, 2022 and provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note, provided that if the average closing price of the Company’s common stock during any three consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. The embedded conversion option will be treated as a bifurcated derivative liability.

In addition to customary anti-dilution adjustments the Note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The Warrants are initially exercisable for a period of five years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the Warrant.

The Company incurred approximately $30,000 in debt issuance costs. The Company also issued 5,631 shares of common stock to the investment banker as a commission on the note.

Due to the variability in the conversion price of the Note, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $398,404 with $297,833 charged to derivative expense and $100,571 recorded as a debt discount.

The Company recorded a total debt discount of $220,500 including an original issue discount of $10,500, a discount related to the warrants of approximately $62,220 a discount related to issuance costs of $30,000 a discount related to the issuance of common stock of approximately $17,209, and a $100,571 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments.

The fair value of the warrants on which the relative fair value was based was determined by using a simple binomial lattice model. The assumptions used in the model were a risk-free rate of 0.77%, volatility of 254%, and an expected term of one year in calculating the fair value of the warrants. The discounts are being amortized over the life of the convertible note.

On October 27, 2021, the Company and the institutional investor who holds the promissory note agreed to extend the maturity date the notes by Nine months to February 17, 2023 for no consideration.

On November 15, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

On January 27, 2022, the conversion price of the notes was adjusted to the lower of $0.78 per share, or provided that if the average closing price of the Company’s common stock during any six consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. In addition, the exercise price of the warrant was adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note. Both the conversion price of the note and warrants were adjusted as a result of a convertible note exercise at $0.78 per share.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the August 17, 2021 convertible note at an exercise price of $0.78.

For the three and nine months ended September 30, 2022, the Company recognized approximately $35,400 and $105,000 related to the amortization of debt discount and $12,700 and $37,700 in interest expense related to the note, respectively. For both the three and nine months ended September 30, 2021, the Company recognized approximately $27,200 related to the amortization of debt discount and $2,700 in interest expense related to the note.

As of September 30, 2022, the Company has recorded $220,500 of outstanding principal and approximately $53,100 of accrued interest and $52,800 of unamortized discount and issuance expenses.

F-62

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Convertible Promissory Note – October 4, 2021

On October 4, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the Buyer a 10% Convertible Redeemable Note in the principal amount of $131,250 and a six-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 2,977 common shares as a commitment fee.

The Note is due October 4, 2022. The Note provides for interest at the rate of 10% per annum, payable in seven equal monthly payments beginning on August 15, 2022, through the maturity date. The Note is convertible into shares of common stock at any time following the date of cash payment at the Buyer’s option at a conversion price of $1.50 per share, subject to certain adjustments.

The warrants are exercisable for three-years from October 4, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise price is $45,238.

The Company incurred approximately $15,000 in debt issuance costs. The Company also issued 2,173 shares of common stock to the investment banker as a commission on the note.

Due to insufficient authorized shares, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $564,943 with $487,052 charged to derivative expense and $77,891 recorded as a debt discount.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of $32,109, and a $77,891 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

On January 2, 2022, the Company defaulted on certain covenants contained in the October 4, 2021, convertible note and the interest rate reset to 16%.

On January 27, 2022, the exercise price of the note was adjusted to $0.78 based on a convertible note conversion at $0.78.

On May 12, 2022, the Company repaid $83,500 of principal on the note and repurchased 2,977 shares of common stock issued to the holder as an original commitment fee on the note for $1,000. The repurchase was recorded at cost as treasury stock on the accompanying balance sheet. In addition, the Company repaid an additional $11,571 of principal and $8,428 of interest on the note. The Company recorded approximately $81,700 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

For the three months ended September 30, 2022, the Company repaid $19,471 of principal and $476 of interest on the note. The Company recorded approximately $14,800 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

As of September 30, 2022, 23,810 warrants were outstanding that were issued with the October 4, 2021 convertible note at an exercise price of $1.90.

For the three and nine months ended September 30, 2022, the Company recognized approximately $33,100 and $98,200 related to the amortization of debt discount and approximately $500 and $5,700 in interest expense related to the note, respectively. No interest expense or debt discount was recognized for the same period of 2021.

As of September 30, 2022, the Company has recorded $16,708 of outstanding principal and $1,100 of unamortized discount and issuance expenses. No interest on the note was due as of September 30, 2022.

Convertible Promissory Note – October 7, 2021

On October 7, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the investor a 10% Convertible Redeemable Note in the principal amount of $131,250 and a three-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a Registration Rights Agreement with the investor and issued the investor 2,977 common shares as a commitment fee and an additional 2,632 shares as a commission to the broker.

The Note is due October 7, 2022. The Note provides for interest at the rate of 10% per annum, payable at maturity. The Note is convertible into shares of common stock at any time following the date of cash payment at the investor’s option at a conversion price of $1.50 per share, subject to certain adjustments.

F-63

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

The Warrants are exercisable for six-years from October 7, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise amount per the warrant agreement is $45,238.

The Company incurred approximately $15,000 in debt issuance costs.

Due to insufficient authorized shares, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $564,184 with $487,667 charged to derivative expense and $76,517 recorded as a debt discount.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of approximately $33,483, and a $76,517 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

On January 5, 2022, the Company defaulted on certain covenants contained in the October 7, 2021, convertible note and the interest rate reset to 16%.

On January 27, 2022, the exercise price of the note was adjusted to $0.78 based on a convertible note conversion at $0.78.

On May 12, 2022, the Company repaid $83,500 of principal on the note and repurchased 2,977 shares of common stock issued to the holder as an original commitment fee on the note for $1,000. The repurchase was recorded at cost as treasury stock on the accompanying balance sheet. In addition, the Company repaid an additional $11,571 of principal and $8,428 of interest on the note during the three-month period ended September 30, 2022. The Company recorded approximately $82,900 gain on debt extinguishment related to the settlement of the derivative liability as a result of repayment of the note.

For the three months ended September 30, 2022, the Company repaid $19,471 of principal and $476 of interest on the note. The Company recorded approximately $15,200 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

As of September 30, 2022, 23,810 warrants were outstanding that were issued with the October 7, 2021, convertible note at an exercise price of $1.90.

For the three and nine months ended September 30, 2022, the Company recognized approximately $33,100 and $98,200 related to the amortization of debt discounts and approximately $500 and $5,800 in interest expense related to the note. No interest expense or debt discount was recognized for the same period of 2021.

As of September 30, 2022, the Company has recorded $16,708 of outstanding principal and $2,200 of unamortized discount and issuance expenses. No interest on the note was due as of September 30, 2022.

Convertible Promissory Note – March 15, 2022

On March 15, 2022, the Company entered into a Securities Purchase Agreement (“SPA”) with an institutional investor pursuant to which the Company issued the investor a 10% Convertible Note in the principal amount of $250,000 for a purchase price of $200,000 reflecting a $50,000 original issue discount. The Company received total consideration of $180,000 after debt issuance costs of $20,000. In addition, the Company issued 2,500 shares of common stock as a commitment fee to the investor. The Company also issued 10,000 shares to the broker as a commission on the sale.

The Note provides for guaranteed interest at the rate of 10% per annum for the 12 months from and after the original issue date of the Note for an aggregate guaranteed interest of $25,000, all of which guaranteed interest shall be deemed earned as of the date of the note. The principal amount and the guaranteed interest shall be due and payable in seven equal monthly payments each, $39,285.71, commencing on August 15, 2022, and continuing on the 15th day of each month until paid in full not later than March 15, 2023, the maturity date.

The Note is convertible into shares of common stock at any time following any event of default at the investor’s option at a conversion price of ninety percent (90%) per share of the lowest per-share trading price of the Company; stock during the ten trading day periods before the conversion, subject to certain adjustments.

The Company recorded a total debt discount of $250,000 including an original issue discount of $50,000, a discount related to issuance costs of $34,384, a discount related to the issuance of common stock of approximately $3,596, and a $162,020 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

For the three months ended September 30, 2022, the Company repaid $67,176 of principal and $11,396 of interest on the note. The Company recorded approximately $42,600 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

For the three and nine months ended September 30, 2022, the Company recognized approximately $63,000 and $137,000 related to the amortization of debt discounts and approximately $25,000 in interest expense related to the note that was deemed earned as of the date of issuance.

F-64

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

At September 30, 2022, the Company has recorded $182,800 of outstanding principal $13,600 of accrued interest and $113,000 of unamortized discount and issuance expenses.

Derivative Liabilities Pursuant to Convertible Notes and Warrants

In connection with the issuance of the unrelated party convertible notes (collectively referred to as “Notes”) and warrants (collectively referred to as “Warrants”), discussed above, the Company determined that the terms of certain Notes contained an embedded conversion options to be accounted for as derivative liabilities due to the holder having the potential to gain value upon conversion and provisions which includes events not within the control of the Company. Due to the fact that the number of shares of common stock potentially issuable exceed the Company’s authorized share limit as of September 30, 2022, the equity environment was tainted and all convertible debentures and warrants were included in the value of the derivative. In accordance with ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion options contained in the Notes were accounted for as derivative liabilities at the date of issuance or on the reclassification date and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion options and the warrants was determined using the Binomial Lattice valuation model. At the end of each period and on note conversion date or repayment or on the warrant exercise date, the Company revalues the derivative liabilities resulting from the embedded option.

For the nine-month period ended September 30, 2022, in connection with the issuance of the Notes and warrants, on the initial measurement dates, the fair values of the embedded conversion option of approximately $1,422,000 was recorded as derivative liabilities of which $1,314,000 was allocated as a debt discount and $108,000 as derivative expense.

At the end of the period, the Company revalued the embedded conversion option derivative liabilities. In connection with the initial valuations and these revaluations, the Company recorded a gain from the initial and change in the derivative liabilities fair value of approximately $1,534 for the nine-month period ended September 30, 2022.

During the nine months period ended September 30, 2022, the fair value of the derivative liabilities was estimated at issuance and at September 30, 2022, using the Binomial Lattice valuation model with the following assumptions:

Dividend rate	—%
Term (in years)	0.0 to 1.07 year
Volatility	147% to 317.47%
Risk-free interest rate	1.28% to 4.25%

Other than the effect on the derivative valuation recognized in operations, there was no accounting effect to the ratchet adjustments of certain convertible notes to reduce the conversion price to $0.78 in January 2022 since all of the embedded conversion options in the convertible notes were treated as derivatives.

Note 5 - Licensing Agreements

License of DiLA2 Assets

On March 16, 2018, the Company entered into an exclusive sublicensing agreement for certain intellectual property rights to its DiLA2 delivery system. The agreement included an upfront payment of $200,000 and future additional consideration for sales and development milestones. The upfront fee was contingent upon the Company obtaining a third-party consent to the agreement within ninety days of execution. As of September 30, 2022, the Company had not obtained consent for the sublicense and has classified the upfront payment it had previously recorded as an accrued liability on its consolidated balance sheet.

F-65

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Note 6 - Related Party Transactions

Due to Related Party

The Company and other related entities have had a commonality of ownership and/or management control, and as a result, the reported operating results and/or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company had a Master Services Agreement with Autotelic Inc., a related party that was partly owned by one of the Company’s former Board members and executive officers, namely Vuong Trieu, Ph.D., effective November 15, 2016. The Master Services Agreement terminated in 2018 with an unpaid balance for previous years services performed of approximately $4,000 is included in due to related party in the accompanying consolidated balance sheets at September 30, 2022, and December 31, 2021.

In addition, as of September 30, 2022, and December 31, 2021, the Company owed various officers and directors approximately $1,000 and $42,000, respectively for services rendered which is included as due to related party on the accompanying consolidated balance sheet.

Note 7 - Stockholders’ Equity

Preferred Stock

Adhera has authorized 100,000 shares of preferred stock for issuance and has designated 1,000 shares as Series B Preferred Stock (“Series B Preferred”) and 90,000 shares as Series A Junior Participating Preferred Stock (“Series A Preferred”). As of December 31, 2021 and September 30, 2022, no shares of Series A Preferred or Series B Preferred are outstanding. In March 2014, Adhera designated 1,200 shares as Series C Convertible Preferred Stock (“Series C Preferred”). In August 2015, Adhera designated 220 shares as Series D Convertible Preferred Stock (“Series D Preferred”). In April 2018, Adhera designated 3,500 shares of Series E Convertible Preferred Stock (“Series E Preferred”). In July 2018, Adhera designated 2,200 shares of Series F Convertible Preferred Stock (“Series F Preferred”). In December 2019, Adhera designated 6,000 shares of Series G Convertible Preferred Stock (“Series G Preferred”). The Company plans to file a certificate of elimination with respect to the Series A Preferred and Series B Preferred and a certificate of decrease with respect to each of its Series C, D and F Preferred stock. As of September 30, 2022, the Company had not filed the certificate of elimination. Each subsequent designated series of preferred stock has liquidation preference over the previous series.

Series C Preferred

Each share of Series C Preferred has a stated value of $5,000 per share, has a $5,100 liquidation preference per share, has voting rights of 33.33 votes per share, and is convertible into shares of common stock at a conversion price of $150.00 per share.

As of September 30, 2022, and December 31, 2021, 100 shares of Series C Preferred were outstanding.

Series D Preferred

Each share of Series D Preferred has a stated value of $5,000 per share, has a liquidation preference of $300 per share, has voting rights of 62.5 votes per share and is convertible into shares of common stock at a conversion price of $80.00 per share. The Series D Preferred has a 5% stated dividend rate when, and if declared by the Board of Directors, is not redeemable and has voting rights on an as-converted basis.

As of September 30, 2022, and December 31, 2021, 40 shares of Series D Preferred were outstanding.

F-66

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Series E Convertible Preferred Stock and Warrants

The Series E Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series E Preferred has voting rights, dividend rights, liquidation preferences, conversion rights at the option of the holder and anti-dilution rights. Series E Preferred stock is convertible into shares of common stock at $10.00. Anti-dilution price protection on Series E Preferred stock expired on February 10, 2020. Warrants issued with Series E Convertible Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

On March 19, 2021, the exercise price of the Series E warrants was adjusted from $10.00 to $1.00 per share upon the conversion of $25,900 debt for 25,900 shares common stock. The Company recorded approximately $390,000 as a deemed dividend based upon the change in fair value of the Series E Preferred stock warrants using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and expected term of .41 to .43 years in calculating the fair value of the warrants.

As of May 17, 2021, the three-year anniversary of the closing of the Series E Preferred stock offering, all outstanding Series E Preferred stock were convertible by the Company into common stock.

On June 8, 2021, an investor converted 8 shares of Series E Preferred and accrued dividends of approximately $10,000 into 5,051 shares of common stock. In addition, the Company issued 2,679 shares of common stock to the investor for a cashless exercise of 3,750 warrants.

On July 30, 2021, an investor converted 50 shares of Series E Preferred stock with a state value of $250,000 into 25,000 shares of common stock.

On October 4, 2021, the Company issued 12,777 shares of common stock upon the conversion of 20 shares Series E Preferred stock including accrued dividends of $27,770.

On October 5, 2021, the Company issued 19,271 shares of common stock upon the conversion of 30 shares of Series E Preferred stock including accrued dividends of $42,707.

On October 8, 2021, the Company issued 2,571 shares of common stock upon the conversion of 4 shares of Series E Preferred stock including accrued dividends of $5,707.

On October 12, 2021, the Company issued 3,216 shares of common stock upon the conversion of 5 shares of Series E Preferred stock including accrued dividends of $7,156.

On November 23, 2021, the Company issued 9,665 shares of common stock upon the conversion of 15 shares of Series E Preferred stock including accrued dividends of $21,649.

On January 27, 2022, the exercise price of the Series E warrants was adjusted to $0.78 per share as a result of a convertible note exercise at $0.78 per share.

On May 17, 2022, the Company effected the conversion of 3,059 shares of Series E Preferred stock and accrued dividends of approximately $5.1 million into 2,035,306 shares of unregistered common stock at a conversion price of $10.00 per share in accordance with the conversion provisions of the certificate of designation.

As of September 30, 2022, the Company had a total of 1,453,028 warrants issued with Series E Preferred stock outstanding. The warrants expire in 2023 and have an exercise price of $0.78.

The Company had accrued dividends on the Series E Preferred stock of approximately $453,000 and $5.0 million, as of September 30, 2022, and December 31, 2021, respectively.

As of September 30, 2022, and December 31, 2021, there were 267 and 3,326 Series E shares outstanding, respectively.

Series F Convertible Preferred Shares and Warrants

The Series F Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series F Preferred has voting rights, dividend rights, liquidation preferences, conversion rights at the holders option and anti-dilution rights. Series F Preferred stock is convertible into shares of common stock at $10.00. Anti-dilution price protection on Series F Preferred stock expired on February 10, 2020. Warrants issued with Series F Convertible Preferred Stock have anti-dilution price protection, are exercisable for a period of five years, and contain customary exercise limitations.

F-67

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

On March 19, 2021, the exercise price of the Series F warrants was adjusted from $10.00 to $1.00 upon the conversion of $25,900 of debt for 25,900 shares of common stock. The Company recorded approximately $31,000 as a deemed dividend based upon the change in fair value of the Series F Preferred stock using a binomial valuation model. The Company used a risk-free rate of 0.16%, volatility of 262.27%, and an expected term of .46 to .53 years in calculating the fair value of the warrants.

On October 15, 2021, the Company issued 1,853 shares of common stock upon the conversion of 3 shares of Series F Preferred stock and including total accrued dividends of $3,521.

As of November 9, 2021, three-year anniversary of the closing of the Series F Preferred stock offering, all outstanding Series F Preferred stock and accrued dividends became convertible by the Company into common stock upon written notification being provided by the Company to stockholders.

On January 27, 2022, the exercise price of the Series F warrants was adjusted to $0.78 per share as a result of a convertible note exercise at $0.78 per share.

On May 17, 2022, the Company effected the conversion of 358 shares of Series F Preferred stock and accrued dividends of approximately $541,000 into 233,127 shares of unregistered common stock at a conversion rate of $10.00 per share in accordance with the conversion provisions of the certificate of designation.

As of September 30, 2022, the Company had a total of 154,425 Series F Preferred stock warrants outstanding. The warrants expire in 2023.

The Company had accrued dividends on the Series F Preferred stock of approximately $448,000, as of December 31, 2021. No dividends were accrued as of September 30, 2022.

At September 30, 2022 and December 31, 2021, there were zero shares and 358 Series F Preferred shares outstanding, respectively.

Series G Convertible Preferred Shares

The Series G Preferred Stock has a stated value of $5,000 per share and accrues 8% dividends per annum that are payable in cash or stock at the Company’s discretion. The Series G Preferred has voting rights, dividend rights, liquidation preferences, conversion rights and anti-dilution rights. Series G Preferred stock is convertible into shares of common stock at $10.00.

As of September 30, 2022, no Series G Preferred Stock has been issued by the Company.

Common Stock

On June 8, 2021, an investor converted 8 shares of Series E Preferred and accrued dividends of approximately $10,000 into 5,051 shares of common stock.

On June 8, 2021, the Company issued 2,679 shares of common stock to the investor for a cashless exercise of 3,750 warrants.

On July 30, 2021, and investor converted 50 shares of Series E Preferred stock with a stated value of $250,000 into 25,000 shares of common stock.

On August 11, 2021, the Company issued 5,000 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $56,464.

F-68

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

On August 18, 2021, the Company issued 5,000 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $62,220.

On September 22, 2021, the Company issued 15,008 shares of common stock to an investment banker for commissions due under a banking agreement. The shares were recorded at their relative fair value of approximately $39,290.

On October 4, 2021, the Company issued 12,777 shares of common stock upon the conversion of 20 shares Series E Preferred stock including accrued dividends of $27,770.

On October 4, 2021, the Company issued 2,977 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $10,859.

On October 5, 2021, the Company issued 19,271 shares of common stock upon the conversion of 30 shares of Series E Preferred stock including accrued dividends of $42,707.

On October 8, 2021, the Company issued 2,571 shares of common stock upon the conversion of 4 shares of Series E Preferred stock including accrued dividends of $5,707.

On October 8, 2021, the Company issued 2,977 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $12,233.

On October 12, 2021, the Company issued 3,216 shares of common stock upon the conversion of 5 shares of Series E Preferred stock including accrued dividends of $7,156.

On October 15, 2021, the Company issued 1,853 shares of common stock upon the conversion of 3 shares of Series F Preferred stock including accrued dividends of $3,521.

On November 4, 2021, the Company issued 7,662 shares of common stock upon a cashless exercise of 250,000 warrants issued with the April 2021 Convertible Note.

On November 23, 2021, the Company issued 9,665 shares of common stock upon the conversion of 15 shares of Series E Preferred stock including accrued dividends of $21,649.

On December 6, 2021, the Company issued 4,805 shares of common stock to an investment banker for commissions due under a banking agreement. The shares were recorded at their relative fair value of approximately $18,745.

During the twelve-month period ending December 31, 2021, the company issued 168,301 million common shares upon the conversion of $98,141 principal and $70,160 of accrued interest on the February 2020 convertible note. The common shares issued upon conversions of the note for the period ended December 31, 2021 were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $554,000 resulting in a loss on debt extinguishment of approximately $386,000.

On January 27, 2022, the Company issued 12,721 shares of common stock upon the conversion of $9,500 principal and $422 of interest on the June 2021 convertible note that were valued at fair value based on the quoted trading prices on the conversion dates aggregating approximately $28,000 resulting in a loss on debt extinguishment of $18,000. In addition, derivative fair value of $23,000 relating to the portion of the Note converted was settled resulting in a gain on extinguishment of approximately $23,000. The net gain on extinguishment was approximately $5,000.

On March 15, 2022, the Company issued 2,500 shares of common stock to a convertible note investor as a commitment fee which was valued at its relative fair value of $3,596.

On March 15, 2022, the Company issued 10,000 shares of common stock to an investment banker for commissions due under a banking agreement for issuance of a convertible note. The shares were recorded at their fair value of approximately $14,384.

On May 11, 2022, the Company issued 19,231 shares of common stock to an investment banker for commissions due under a banking agreement for issuance of a convertible note. The shares were recorded at a fair value of approximately $11,820.

On May 17, 2022, the Company effected the conversion of 3,059 shares of Series E Preferred stock and accrued dividends of approximately $5.1 million into 2,035,306 shares of unregistered common stock at a conversion price of $10.00 per share.

On May 17, 2022, the Company effected the conversion of 358 shares of Series F Preferred stock and accrued dividends of approximately $541,000 into 233,127 shares of unregistered common stock at a conversion rate price $10.00 per share in accordance with the conversion provisions in the certificate of designation.

Treasury Stock

On May 12, 2022, the Company repurchased 5,954 shares of common stock issued to the holders of outstanding notes as an original commitment fee on the notes for $2,000. The repurchase was recorded at cost as treasury stock on the accompanying consolidated balance sheet.

F-69

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Warrants

As of September 30, 2022, there were 5,192,652 common stock warrants outstanding, with a weighted average exercise price of $0.88 per share, with annual expirations as follows:

	Shares	2023	2024	2025	2026	2027
Series E Preferred Stock	1,520,280	1,520,280	-	-	-	-
Series F Preferred Stock	154,425	154,425	-	-	-	-
Bridge Loan	1,111,112	-	-	-	-	1,111,112
Convertible Notes (CVN)	2,389,394	-	145,056	36,777,552	345,600	-
Other	17,441	13	1,179	3,201	-	-
Total Warrants	5,192,652	1,674,718	3,236,550	1,899,917	345,600	1,111,112

Shares
Warrants as of December 31, 2021	3,731,263
Issued as a result of price adjustments on convertible notes	133,284
Variable quantity of warrants related to the February 2020 note	216,993
Warrants issued with 2022 Bridge Note	1,111,112
Warrants as of September 30, 2022	5,192,652

Warrants outstanding as of September 30, 2022, included 5,127,591 price adjustable warrants.

The intrinsic value of 5,192,652 warrants as of September 30, 2022, was approximately $2.5 million.

As discussed in Note 2 above, the Company has issued convertible notes and warrants with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock and various default provisions related to the payment of the notes in Company stock. The number of shares of common stock to be issued under the convertible notes and warrants is based on the future price of the Company’s common stock. The number of shares of common stock potentially issuable upon conversion of the promissory notes are therefore, indeterminate. Due to the fact that the number of shares of common stock potentially issuable exceed the Company’s authorized share limit as of September 30, 2022, the equity environment was tainted and all convertible debentures and warrants were included in the value of the derivative as of that date. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the convertible notes were recorded as derivative liabilities. On September 30, 2022, the Company evaluated all outstanding warrants and due to reasons discussed above, all warrants outstanding were considered tainted and were therefore, accounted for as derivative liabilities.

Other than the effect on the derivative valuation recognized in operations, there was no accounting effect to the ratchet adjustments of certain warrants to reduce the conversion price to $0.78 in January 2022 since all of the embedded conversion options in the warrants were treated as derivatives.

NOTE 8 - Stock Incentive Plans

Stock Options

The following table summarizes stock option activity for the nine-month period ended September 30, 2022:

	Options Outstanding
	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2021	19,203	$19.40
Options expired / forfeited	(203)	34.00
Outstanding, September 30, 2022	19,000	19.60
Exercisable, September 30, 2022	19,000	$19.60

No stock options were granted during the nine-month period ended September 30, 2022.

The following table summarizes additional information on the Company’s stock options outstanding at September 30, 2022:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
19.60	19,000	0.59	$19.60	19,000	$19.60
Totals	19,000	0.59	$19.60	19,000	$19.60

F-70

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

As of September 30, 2022, the Company had no unrecognized compensation expense related to unvested stock options. No stock based compensation expenses was recognized for the three or nine-month periods ended September 30, 2022 or 2021.

As of September 30, 2022, the intrinsic value of options outstanding or exercisable was zero there were no options outstanding with an exercise price less than the closing market price of our common stock at that date.

NOTE 9 - Commitments and Contingencies

Litigation

Because of the nature of the Company’s business, it is subject to claims and/or threatened legal actions, which arise out of the normal course of business. As of the date of this filing, the Company is not aware of any pending lawsuits against it, its officers or directors.

Leases

The Company does not own or lease any real property or facilities that are material to its current business operations. If the Company continues its business operations, the Company may seek to lease facilities to support its operational and administrative needs.

Licensing Agreement – MLR 1019

On July 28, 2021, the Company and Melior II entered into an exclusive license agreement for the development, commercialization and exclusive license of MLR-1019. MLR-1019 is being developed as a new class of therapeutic for Parkinson’s disease (PD) and is, to the best of the Company’s knowledge, the only drug candidate today to address both movement and non-movement aspects of PD. Under the Agreement, the Company was granted an exclusive license to use Melior II’s Patents and know-how to develop products in consideration for cash payments up to approximately $21.8 million upon meeting certain performance milestones, as well as a royalty of 5% of gross sales.

The license agreement terminates upon the last expiration of the patents licensed by the Company, which is presently 2038 subject to any potential extensions and renewals of any of such patents. If the Company fails to have its common stock listed on Nasdaq or the NYSE (an “Uplisting Event”) within 12 months after the Company receives a Clinical Trial Authorization from the European Medicines Agency, then the Company’s commercial license and rights for using Melior II’s data shall terminate. Additionally, if the Company has completed the necessary steps to effect an Uplisting Event, the Company will have the option to purchase all rights held by Melior II on the MLR-1019 licensed products in consideration for 10% of the outstanding shares of the Company’s common stock (immediately post Uplisting Event) and 2.5% royalty of future gross product sales.

As of September 30, 2022, no performance milestones had been met under the agreement.

F-71

ADHERA THERAPEUTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2022

(Unaudited)

Licensing Agreement – MLR 1023

On August 24, 2021, the Company as licensee entered into an exclusive license agreement with Melior I for the development, commercialization and exclusive license of Melior I’s MLR-1023. MLR-1023 is being developed as a novel therapeutic for Type 1 diabetes.

Under the Agreement, the Company was granted an exclusive license to use the Melior I’s Patents and know-how to develop products in consideration for cash payments up to approximately $21.8 million upon meeting certain performance milestones, as well as a tiered royalty of 8-12% of gross sales.

Under the original terms of the agreement if the Company failed to raise $4.0 million dollars within 120 days of the Effective Date of the agreement then the License would immediately terminate unless, by 120 Days Adhera was in the process of completing transactions to complete the fundraising then an additional 30 Days would be provided to allow for the completion of the raise.

On October 20, 2021, the Company expanded the exclusive licensing agreement with Melior I to include two additional clinical indications for Non-Alcoholic Steatohepatitis (NASH) and pulmonary inflammation.

On November 17, 2021, Melior I extended the Company’s timeline from 120 days to 180 days from the effective of the agreement for the Company to raise $4.0 million dollars unless, by 180 Days Adhera is in the process of completing transactions to complete the fundraising then an additional 30 Days shall be provided to allow for the completion of required fundraising.

On February 16, 2022, an addendum to the licensing agreement dated August 4, 2021, was executed by the Company and Melior I, extending the requirement by the Company to raise $4.0 million dollars to June 16, 2022.

On July 20, 2022, the Company entered into an addendum to the License Agreement for MLR-1023 with Melior I pursuant to which Melior I extended the license to February 1, 2023, in exchange for a $136,921 licensing payment. In addition, the Company was required to hire and retain a Chief Scientific Officer, and raise an additional $500,000 in capital in addition to other requirements set forth in the addendum and the License Agreement.

As of September 30, 2022, no performance milestones have been met under the agreement.

NOTE 10 – Subsequent Events

Convertible Note Default(s)

On October 4, 2022, the Company defaulted on the final payment on the October 4, 2021, convertible note. As a result of the default, the interest rate on the note reset to 16%.

On October 7, 2022, the Company defaulted on the final payment on the October 7, 2021, convertible note. As a result of the default, the interest rate on the note reset to 16%.

On October 15, 2022, the Company defaulted on the March 15, 2022 note. As a result of the default the interest rate on the note reset to 18% calculated based on a 360-day year.

F-72

Units

Adhera Therapeutics, Inc.

______________________

PROSPECTUS

______________________

Aegis Capital Corp.

, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee, NYSE American listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Securities and Exchange Commission registration fee	$3,905.21
Nasdaq listing fee
FINRA filing fee
Accountant’s fees and expenses
Legal fees and expenses
Blue Sky fees and expenses
Transfer agent’s fees and expenses
Printing and related fees
Miscellaneous

Total expenses	$3,905.21

Item 14. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

II-1

Additionally, our amended and restated certificate of incorporation (the “Charter”) provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities:

Secured Convertible Promissory Note – February 2020

On February 5, 2020, the Company entered into a securities purchase agreement with accredited investors and issued the investors, (i) original issue discount convertible promissory notes with a principal of $550,500 issued at a 10% original issue discount, for a total purchase price of $499,950, and (ii) warrants to purchase up to such number of shares of the common stock of the Company as is equal to the product obtained by multiplying 1.75 by the quotient obtained by dividing (A) the principal amount of the notes by (B) the then applicable conversion price of the notes.

The convertible notes matured on August 5, 2020. Prior to default, interest accrued to the holders on the aggregate unconverted and then outstanding principal amount of the notes at the rate of 10% per annum, calculated on the basis of a 360-day year and accrues daily. On June 15, 2020, the Company defaulted on certain covenants in the 2020 term loan and the interest rate reset to the default rate of 18%.

The exercise price of the warrants shall be equal to the conversion price of the convertible notes, provided, that on the date that the convertible notes are no longer outstanding, the exercise price shall be fixed at the conversion price of the convertible notes on such date, with the exercise price of the warrants thereafter (and the number of shares of Common Stock issuable upon the exercise thereof) being subject to adjustment as set forth in the warrants. The warrants have a 5-year term.

On January 27, 2022, the conversion price of the notes and warrants was adjusted to be the lower of (x) 60% of the conversion price as calculated above or (y) $0.78 as a result of issuance of Common Stock for a convertible note conversion.

Secured Convertible Promissory Note – June 2020

On June 26, 2020, the Company issued to an existing investor in the Company a 10% original issue discount senior secured convertible promissory note with a principal of $58,055, for a purchase price of $52,500, net of the original issue discount of $5,555. The convertible note matured on December 26, 2020. Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 10% per annum, calculated on the basis of a 360-day year. On August 5, 2020, the Company defaulted on certain covenants in the loan and the interest rate reset to the default rate of 18%.

II-2

The note is convertible, in whole or in part, into shares of common stock of the Company at the option of the noteholder at a conversion price of $0.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the note, then the conversion price shall be 65% of the lowest closing bid price of the Company’s common stock as reported on its principal trading market for the twenty consecutive trading day period ending on (and including) the trading day immediately preceding the date on which the conversion notice was delivered. The conversion price shall also be adjusted for subsequent equity sales by the Company.

The obligations of the Company under the note are secured by a senior lien and security interest in all of the assets of the Company and certain of its wholly-owned subsidiaries pursuant to the terms and conditions of a security agreement dated June 26, 2020 by the Company in favor of the noteholder. In connection with the issuance of the note, the holders of the secured promissory notes that the Company issued to select accredited investors between June 28, 2019 and August 5, 2019 in the aggregate principal amount of approximately $5.7 million agreed to subordinate their lien and security interest in the assets of the Company and its subsidiaries as set forth in the security agreement dated June 28, 2019 that such holders entered into with the Company and its subsidiaries to the security interest granted to the holder of the note.

On January 27, 2022, the conversion price of the note was adjusted to the lower of 65% of the lowest closing bid price of the Company’s common stock as reported on its principal trading market for the twenty consecutive trading day period ending on (and including) the trading day immediately preceding the date on which the conversion notice was delivered or $0.78 as a result of issuance of common shares for a convertible note conversion.

Secured Convertible Promissory Note – October 2020

On October 30, 2020, the Company issued to an existing investor in and lender to the Company a 10% original issue discount senior secured convertible promissory note with a principal of $111,111, for a purchase price of $100,000. The note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of then conversion price. The conversion price of the notes is subject to anti-dilution price protection and on March 19, 2021, the conversion price of the notes was adjusted to $1.00 per share as a result of subsequent equity sales by the Company.

The obligations of the Company under the note are secured by a senior lien and security interest in all of the assets of the Company.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On April 30, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to 18%.

Additionally, the Company issued the noteholder 79,366 warrants to purchase the Company’s common stock at $1.60 per share subject to certain adjustments as defined in the agreement. Until the notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 47,619 warrants to the note holder.

On January 27, 2022, the exercise price of the notes and warrants was adjusted from the default conversion price of $0.98 to $0.78 as a result of a convertible note exercise and the Company issued an additional 35,816 warrants to the note holder.

II-3

As of September 30, 2022, 162,800 warrants were outstanding that were issued with the October 2020 convertible note at an exercise price of $0.78.

As of September 30, 2022, the Company remains in default on the repayment of principal and interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – January 2021

On January 31, 2021, the Company issued to an existing investor in and lender to the Company a 10% original issue discounted senior secured convertible promissory note with a principal of $52,778, for a purchase price of $47,500, net of original issue discount of $5,278. The note is convertible into shares of common stock of the Company at the option of the noteholder at a conversion price of $1.40 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the note, then the conversion price shall be 70% of the then conversion price. The conversion price of the notes is subject to anti-dilution price protection and will be adjusted upon subsequent equity sales by the Company.

The obligations of the Company under the note are secured by a senior lien and security interest in all assets of the Company.

Additionally, the Company issued to the investor 37,699 warrants to purchase the Company’s common stock at an exercise price of $1.60 per share subject to certain adjustments as defined in the agreement. Until the notes are no longer outstanding, the warrants have full-ratchet protection, are exercisable for a period of five years, and contain customary exercise limitations. On March 19, 2021, the exercise price of the warrants was adjusted to $1.00 and the Company issued an additional 22,619 warrants to the note holder.

The interest rate on the note was 10% per annum, calculated on the basis of a 360-day year. On July 31, 2021, the note matured and the Company defaulted on the note and the interest rate on the loan reset to the default rate of 18% per annum.

On January 27, 2022, the exercise price of the notes and warrants was adjusted from the default conversion price of $0.98 to $0.78, as a result of a convertible note exercise and the Company issued an additional 17,012 warrants to the note holder.

As of September 30, 2022, 77,330 warrants were outstanding that were issued with the January 2021 convertible note at an exercise price of $0.78.

As of September 30, 2022, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – April 2021

On April 12, 2021, the Company issued to an accredited investor in and lender to the Company a 10% original issue discounted senior secured convertible promissory note with a principal amount of $66,667, for a purchase price of $60,000 net of an original discount of $6,667. Additionally, the Company issued to the investor 40,000 five-year warrants to purchase the Company’s Common Stock at an exercise price of $1.90 per share. The warrants have full ratchet protection.

The note matured on October 12, 2021. Prior to default, interest accrued on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on-the-basis of a 360-day year. On October 12, 2021, the Company defaulted on the note and the interest rate on the note reset to 18% per annum.

II-4

The note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the note, then the conversion price shall be 70% of the then conversion price. The conversion price shall also be adjusted upon subsequent equity sales by the Company. The obligations of the Company under the note are secured by a senior lien and security interest in all assets of the Company.

On June 25, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 19,084 warrants to the note holder.

On January 27, 2022, the exercise price of the note and warrants was adjusted from the default conversion price of $1.05 to $0.78 based on a convertible note conversion at $0.78 and the Company issued an additional 16,147 warrants to the note holder.

As of September 30, 2022, 73,398 warrants were outstanding that were issued with the April 2021 convertible note at an exercise price of $0.78.

During the three-months ended September 30, 2022, the Company repaid $25,000 of principal on the note.

As of September 30, 2022, the Company has recorded $41,667 of principal and approximately $13,900 of accrued interest.

As of September 30, 2022, the Company remains in default on the repayment of principal and accrued interest on the notes. Upon demand for repayment at the election of the holder, the holder of the note is due 125% of the aggregate of outstanding principal, interest, and other expenses due in respect of this Note. The 25% premium will be recorded once a demand occurs.

Secured Convertible Promissory Note – June 2021

On June 25, 2021, the Company issued to an accredited investor in and lender to the Company a 5% original issue discounted senior secured convertible promissory note with a principal amount of $66,500, for a purchase price of $63,000, net of an original issue discount of $3,500. Additionally, the Company issued to the investor 40,000 three-year warrants to purchase the Company’s Common Stock at an exercise price of $1.90 per share. Upon subsequent down-round equity sales by the Company, the number of shares issuable upon exercise of the warrant shall be proportionately adjusted such that the aggregate exercise price of this warrant shall remain $76,000 which is a full ratchet price protection provision.

The note matured on June 25, 2022. Interest accrues on the aggregate unconverted and then outstanding principal amount of the note at the rate of 10% per annum, calculated on the basis of a 365-day year.

The note is convertible, in whole or in part, at any time, and from time to time, into shares of the Common Stock of the Company at the option of the noteholder at a conversion price of $1.50 (as adjusted for stock splits, stock combinations and similar events); provided, however that in the event, the Company’s Common Stock trades below $1.60 per share for more than three consecutive trading days, the holder of this note is entitled, at its option, to convert all or any amount of the principal face amount of this note then outstanding into shares of the Company’s common stock at a price for each share of Common Stock equal to 65% of the lowest trading price of the Common Stock for the twenty prior trading days including the day upon which a notice of conversion is received. The conversion discount, look back period and other terms of the Note will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, prepayment rate, interest rate, (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while this note is in effect.

II-5

The obligations of the Company under the note are secured by a senior lien and security interest in all assets of the Company.

The Company also issued 2,377 shares of common stock as a commission fee to the investment banker.

On August 11, 2021, the exercise price of the warrants was adjusted to $1.50 and the Company issued an additional 10,667 warrants to the note holder.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 25,333 warrants to the note holder.

On January 27, 2022, the holder of the June 25, 2021, convertible note converted $9,500 of principal and $421 of interest at $0.78 per share into 12,721 shares of common stock. In addition, the conversion price of the warrants issued with the notes were adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the June 2021 convertible note at an exercise price of $0.78.

As of September 30, 2022, the Company has recorded $57,000 of outstanding principal and approximately $15,700 of accrued interest.

Convertible Promissory Note – August 11, 2021

On August 11, 2021, the Company entered into a securities purchase agreement with an accredited institutional investor pursuant to which the Company issued to the investor its original issue discount secured convertible promissory note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of an original issue discount of $10,500. In addition, the Company entered into a registration rights agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

The note matured on August 11, 2022 and absent an event of default provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the note, provided that if the average closing price of the Company’s common stock during any nine consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. On November 9, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

In addition to customary anti-dilution adjustments the note provides, subject to certain limited exceptions, that if the Company issues any common stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The warrants are initially exercisable for a period of fice years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the warrant.

The Company also issued 7,000 shares of common stock to the investment banker as a commission on the note.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

II-6

On January 27, 2022, the conversion price of the notes was adjusted to the lower of $0.78 per share, or provided that if the average closing price of the Company’s Common Stock during any six consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. In addition, the exercise price of the warrant was adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note. Both the conversion price of the note and warrants were adjusted as a result of a convertible note exercise at $0.78 per share.

On May 12, 2022, the Company repaid $135,695 of principal and $64,305 of interest including $54,278 of interest due as a result of early redemption on the note. In addition, the holder of the note extended the maturity date on the note to September 30, 2022, when the outstanding balance of principal and interest of $128,502 is due on the note. On September 30, 2022, the Company defaulted on the outstanding balance of principal and interest on the note.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the August 11, 2021 convertible note at an exercise price of $0.78.

As of September 30, 2022, the Company has remaining $85,000 of outstanding principal and approximately $43,700 of accrued interest.

Convertible Promissory Note – August 17, 2021

On August 17, 2021, the Company entered into a securities purchase agreement with an accredited institutional investor pursuant to which the Company issued to the investor its original issue discount secured convertible promissory note in the principal amount of $220,500 and warrants to purchase 40,000 shares of the common stock of the Company for which the Company received consideration of $210,000 net of original discount of $10,500. In addition, the Company entered into a registration rights agreement with the investor and issued the investor 5,000 common shares as a commitment fee.

The note matures on August 17, 2022 and provides for an interest rate of 10% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $1.50 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the note, provided that if the average closing price of the Company’s Common Stock during any three consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. The embedded conversion option will be treated as a bifurcated derivative liability.

In addition to customary anti-dilution adjustments the note provides, subject to certain limited exceptions, that if the Company issues any Common Stock or common stock equivalents, as defined in the Note, at a per share price lower than the conversion price then in effect, the conversion price will be reduced to the per share price at which such shares or common share equivalents were sold.

The Warrants are initially exercisable for a period of five years at a price of $1.90 per share, subject to customary anti-dilution adjustments upon the occurrence of certain corporate events as set forth in the warrant.

The Company recorded a total debt discount of $220,500 including an original issue discount of $10,500, a discount related to the warrants of approximately $62,220 a discount related to issuance costs of $30,000 a discount related to the issuance of common stock of approximately $17,209, and a $100,571 discount related to the initial derivative value of the embedded conversion feature on the note all based on the relative fair value of the instruments.

On November 15, 2021, the Company defaulted on certain covenants in the note and the interest rate on the note reset to 24% per annum.

On November 30, 2021, the exercise price of the warrants was adjusted to $1.00 based on a note conversion at $1.00 and the Company issued an additional 36,000 warrants to the note holder.

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On January 27, 2022, the conversion price of the notes was adjusted to the lower of $0.78 per share, or provided that if the average closing price of the Company’s Common Stock during any six consecutive trading days is below $1.60, the conversion price shall be reduced to 65% of the lowest trading price during the 20 consecutive trading days immediately preceding the conversion date. In addition, the exercise price of the warrant was adjusted to $0.78 per share and the Company issued an additional 21,436 warrants to the holder of the note. Both the conversion price of the note and warrants were adjusted as a result of a convertible note exercise at $0.78 per share.

As of September 30, 2022, 97,436 warrants were outstanding that were issued with the August 17, 2021 convertible note at an exercise price of $0.78.

As of September 30, 2022, the Company has recorded $220,500 of outstanding principal and approximately $53,100 of accrued interest.

Convertible Promissory Note – October 4, 2021

On October 4, 2021, the Company entered into a securities purchase agreement with an institutional investor pursuant to which the Company issued the buyer a 10% convertible redeemable note in the principal amount of $131,250 and a six-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a registration rights agreement with the investor and issued the investor 2,977 common shares as a commitment fee.

The note is due October 4, 2022. The note provides for interest at the rate of 10% per annum, payable in seven equal monthly payments beginning on August 15, 2022, through the maturity date. The note is convertible into shares of common stock at any time following the date of cash payment at the buyer’s option at a conversion price of $1.50 per share, subject to certain adjustments.

The warrants are exercisable for three-years from October 4, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise price is $45,238.

The Company incurred approximately $15,000 in debt issuance costs. The Company also issued 2,173 shares of Common Stock to the investment banker as a commission on the note.

Due to insufficient authorized shares, the embedded conversion option has been bifurcated and reflected as a derivative liability with an initial fair value of $564,943 with $487,052 charged to derivative expense and $77,891 recorded as a debt discount.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of $32,109, and a $77,891 discount related to the initial derivative value of the embedded conversion feature on the Note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

On January 2, 2022, the Company defaulted on certain covenants contained in the October 4, 2021, convertible note and the interest rate reset to 16%.

On January 27, 2022, the exercise price of the note was adjusted to $0.78 based on a convertible note conversion at $0.78.

On May 12, 2022, the Company repaid $83,500 of principal on the note and repurchased 2,977 shares of common stock issued to the holder as an original commitment fee on the note for $1,000. The repurchase was recorded at cost as treasury stock on the accompanying balance sheet. In addition, the Company repaid an additional $11,571 of principal and $8,428 of interest on the note. The Company recorded approximately $81,700 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

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For the three months ended September 30, 2022, the Company repaid $19,471 of principal and $476 of interest on the note. The Company recorded approximately $14,800 gain on debt extinguishment resulting from the settlement of the derivative as a result of repayment of the note.

As of September 30, 2022, 23,810 warrants were outstanding that were issued with the October 4, 2021 convertible note at an exercise price of $1.90.

For the three and nine months ended September 30, 2022, the Company recognized approximately $33,100 and $98,200 related to the amortization of debt discount and approximately $500 and $5,700 in interest expense related to the note, respectively. No interest expense or debt discount was recognized for the same period of 2021.

As of September 30, 2022, the Company has recorded $16,708 of outstanding principal and $1,100 of unamortized discount and issuance expenses. No interest on the note was due as of September 30, 2022.

Convertible Promissory Note – October 7, 2021

On October 7, 2021, the Company entered into a securities purchase agreement with an institutional investor pursuant to which the Company issued the investor a 10% convertible redeemable note in the principal amount of $131,250 and a three-year warrant to purchase 23,810 shares of common stock of the Company for which the Company received proceeds of $110,000. In addition, the Company entered into a registration rights agreement with the investor and issued the investor 2,977 common shares as a commitment fee and an additional 2,632 shares as a commission to the broker.

The note is due October 7, 2022. The note provides for interest at the rate of 10% per annum, payable at maturity. The note is convertible into shares of common stock at any time following the date of cash payment at the investor’s option at a conversion price of $1.50 per share, subject to certain adjustments.

The warrants are exercisable for three-years from October 7, 2021, at an exercise price of $1.90 per share, subject to certain adjustments, which exercise price may be paid on a cashless basis. The aggregate exercise amount per the warrant agreement is $45,238.

The Company recorded a total debt discount of $131,250 including an original issue discount of $6,250, a discount related to issuance costs of $15,000, a discount related to the issuance of common stock of approximately $33,483, and a $76,517 discount related to the initial derivative value of the embedded conversion feature on the note all based on the relative fair value of the instruments. The discounts are being amortized over the life of the convertible note.

On January 5, 2022, the Company defaulted on certain covenants contained in the October 7, 2021, convertible note and the interest rate reset to 16%.

On January 27, 2022, the exercise price of the note was adjusted to $0.78 based on a convertible note conversion at $0.78.

On May 12, 2022, the Company repaid $83,500 of principal on the note and repurchased 2,977 shares of common stock issued to the holder as an original commitment fee on the note for $1,000. The repurchase was recorded at cost as treasury stock on the accompanying balance sheet. In addition, the Company repaid an additional $11,571 of principal and $8,428 of interest on the note during the three-month period ended September 30, 2022.

As of September 30, 2022, 23,810 warrants were outstanding that were issued with the October 7, 2021, convertible note at an exercise price of $1.90.

As of September 30, 2022, the Company has recorded $16,708 of outstanding principal. No interest on the note was due as of September 30, 2022.

Convertible Promissory Note – March 15, 2022

On March 15, 2022, the Company entered into a securities purchase agreement with an institutional investor pursuant to which the Company issued the investor a 10% convertible note in the principal amount of $250,000 for a purchase price of $200,000 reflecting a $50,000 original issue discount. The Company received total consideration of $180,000 after debt issuance costs of $20,000. In addition, the Company issued 2,500 shares of Common Stock as a commitment fee to the investor. The Company also issued 10,000 shares to the broker as a commission on the sale.

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The note provides for guaranteed interest at the rate of 10% per annum for the 12 months from and after the original issue date of the note for an aggregate guaranteed interest of $25,000, all of which guaranteed interest shall be deemed earned as of the date of the note. The principal amount and the guaranteed interest shall be due and payable in seven equal monthly payments each, $39,285.71, commencing on August 15, 2022, and continuing on the 15th day of each month until paid in full not later than March 15, 2023, the maturity date.

The note is convertible into shares of common stock at any time following any event of default at the investor’s option at a conversion price of ninety percent (90%) per share of the lowest per-share trading price of the Company; stock during the ten trading day periods before the conversion, subject to certain adjustments.

For the three months ended September 30, 2022, the Company repaid $67,176 of principal and $11,396 of interest on the note.

As of September 30, 2022, the Company has recorded $182,800 of outstanding principal $13,600 of accrued interest. The note is currently in default.

2022 Term Loan

On May 11, 2022, the Company entered into a securities purchase agreement with investors whereby the Company issued the purchaser’s, Original Issue Discount Promissory Notes (the “Original Issue Discount Promissory Notes”) in the aggregate principal amount of $2,222,222 and warrants to purchase 1,111,112 shares of the Company’s common stock, pursuant to the terms and conditions of the securities purchase agreement and secured by a security agreement. The notes are convertible and the warrants are exercisable into shares of common stock at conversion and exercise prices of $0.80 per share.

The notes are due on the earliest to occur of (i) the 12 month anniversary of the original issuance date of the notes, or May 11, 2023, (ii) a financing transaction which results in the Company’s common stock being listed on a national securities exchange, and (iii) an event of default. If an event of default occurs before the Company’s common stock is listed on a national securities exchange, the event of default would require a 125% of the outstanding principal, accrued interest and other amounts owing thereon. The notes bear interest at 8% per annum, subject to an increase to 15% in case of an event of default as provided for therein. In addition, at any time before the 12 month anniversary of the date of issuance of the notes, the Company may, upon five days’ prior written notice to the purchaser, prepay all of the then outstanding principal amount of the notes for cash in an amount equal to the sum of 105% of all amounts due and owing hereunder, including all accrued and unpaid interest.

The warrants are exercisable for a five year and six month period ending November 11, 2027, at an exercise price of $0.80 per share, subject to certain adjustments.

The Company’s obligations under the notes are secured by a first priority lien on all of the assets of the Company and its wholly-owned subsidiaries pursuant to a security agreement, dated May 11, 2022 (the “Security Agreement”) by and among the Company, its wholly-owned subsidiaries, the purchasers, and the lead investor as the collateral agent.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of the Registrant dated July 20, 2005 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2005, incorporated herein by reference).
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated June 10, 2008 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 10, 2008, and incorporated herein by reference).
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated July 21, 2010 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 21, 2010, and incorporated herein by reference).

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3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated July 18, 2011 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 14, 2011, and incorporated herein by reference).
3.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated December 22, 2011 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated December 22, 2011, and incorporated herein by reference).
3.6	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated August 1, 2017 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated August 1, 2017, and incorporated herein by reference).
3.7	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Registrant, dated October 4, 2018 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated October 4, 2018, and incorporated herein by reference.
3.8	Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock dated January 17, 2007 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated January 19, 2007, incorporated herein by reference).
3.9	Amended Designation, Rights, and Preferences of Series A Junior Participating Preferred Stock, dated June 10, 2008 (filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 2008, and incorporated herein by reference).
3.10	Certificate of Designations or Preferences, Rights and Limitations of Series B Preferred Stock dated December 22, 2011 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated December 22, 2011, incorporated herein by reference).
3.11	Certificate of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 7, 2014, incorporated herein by reference).
3.12	Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Preferred Stock (filed as Exhibit 3.1 to our Current Report on Form 8-K dated August 5, 2015, incorporated herein by reference).
3.13	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of the Registrant (filed as Exhibit 3.1 to our Current Report on Form 8-K dated April 16, 2018, incorporated herein by reference).
3.14	Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock of the Registrant (filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 11, 2018, incorporated herein by reference).
3.15	Amended and Restated Bylaws of the Registrant dated August 21, 2012 (filed as Exhibit 3.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, incorporated herein by reference).
3.16	Certificate of Amendment to the Certificate of Incorporation dated September 30, 2022 (filed as Exhibit 3.1 to our Current Report on Form 8-K dated October 6, 2022, and incorporated herein by reference).
4.1**	Form of Investor Warrant
4.2**	Form of Underwriter’s Warrant
5.1**	Opinion of Sichenzia Ross Ference LLP
10.1#	License Agreement dated as of March 20, 2009 by and between Novartis Institutes for BioMedical Research, Inc. and the Registrant (filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009, and incorporated herein by reference).
10.2†	2014 Long-Term Incentive Plan of the Registrant (filed as Exhibit 10.2 to our Current Report on Form 8-K dated September 15, 2014, and incorporated herein by reference).

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10.3#	License Agreement dated February 6, 2017 between the Registrant and Lipomedics Inc. (filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, and incorporated herein by reference).(#)
10.4†	Settlement Agreement, dated April 4, 2019, by and between Adhera Therapeutics, Inc. and Robert C. Moscato, Jr. (filed as Exhibit 10.2 to our Current Report on Form 8-K dated April 4, 2019, and incorporated herein by reference).
10.5	Form of Subscription Agreement used in connection with the offering of the Series F Convertible Preferred Stock of the Registrant (filed as Exhibit 10.34 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, incorporated herein by reference).
10.6	2018 Long-Term Incentive Plan of the Registrant (filed as Exhibit 10.35 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, incorporated herein by reference).
10.7	Security Agreement, dated as of June 26, 2020, among the Registrant, IThena Pharma, Inc., Cequent Pharmaceuticals, Inc., MDRNA Research, Inc., the purchasers of secured promissory notes identified on the signature pages thereto, and Jeff S. Phillips as agent (filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 30, 2020, and incorporated herein by reference).
10.8	Securities Purchase Agreement dated as of February 5, 2020 between the Registrant and the purchasers identified in the signature pages thereto (filed as Exhibit 10.1 to our Current Report on Form 8-K dated February 5, 2020, incorporated herein by reference).
10.9	Consulting Agreement, dated July 7, 2020, by and between Adhera Therapeutics, Inc. and Andrew Kucharchuk (filed as Exhibit 10.1 to our Current Report on Form 8-K dated July 7, 2020, and incorporated herein by reference).***
10.10	License Agreement between Adhera Therapeutics, Inc. and Melior Pharmaceuticals II, LLC dated July 28, 2021 (filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 4, 2021, and incorporated herein by reference).
10.11	License Agreement between Adhera Therapeutics, Inc. and Melior Pharmaceuticals I, LLC dated August 20, 2021 (filed herewith) (2)
10.12	Addendum to License Agreement Adhera Therapeutics, Inc. and Melior Pharmaceuticals I, LLC dated August 20, 2021 dated February 16, 2022 (filed herewith) (2)
10.13	Form of Securities Purchase Agreement issued by Adhera Therapeutics, Inc. to select accredited investors on August 18, 2021 (filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 24, 2021, and incorporated herein by reference)
10.14	Form of Securities Purchase Agreement issued by Adhera Therapeutics, Inc. to select accredited investors on October 8, 2021. (filed as Exhibit 4.3 to our Current Report on Form 8-K dated October 13, 2021, and incorporated herein by reference)
10.15	Form of Securities Purchase Agreement issued by Adhera Therapeutics, Inc. to select accredited investors on October 7, 2021. (filed as Exhibit 4.3 to our Current Report on Form 8-K dated November 12, 2021, and incorporated herein by reference)
10.16	Form of Securities Purchase Agreement issued by Adhera Therapeutics, Inc. to select accredited investors on March 15, 2022. (filed herewith)(2)
10.17	Form of Securities Purchase Agreement dated May 11, 2022 filed as Exhibit 10.6 on our Quarterly Report on Form 10-Q dated May 16, 2022, and incorporated herein by reference)****
10.18	Form of Senior Secured Original Issue Discount Promissory Note dated May 11, 2022 filed as Exhibit 10.6 on our Quarterly Report on Form 10-Q dated May 16, 2022, and incorporated herein by reference)
10.20	Form of Warrant dated May 11, 2022 (filed as Exhibit 10.5 on our Quarterly Report on Form 10-Q dated May 16, 2022, and incorporated herein by reference)

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10.21	Form of Security Agreement dated May 11, 2022 (filed as Exhibit 10.6 on our Quarterly Report on Form 10-Q dated May 16, 2022, and incorporated herein by reference)
10.22	Second Addendum to the License Agreement (filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 4, 2022, and incorporated herein by reference).
10.23†	Employment Agreement with Andrew Kucharchuk dated July 5, 2021 (filed as Exhibit 10.16 to the Amendment to our Annual Report on Form 10-K dated April 29, 2022 and incorporated herein by reference.)
10.24†	Agreement with Zahed Subhan dated November 1, 2021 (filed as Exhibit 10.17 to the Amendment to our Annual Report on Form 10-K dated April 29, 2022 and incorporated herein by reference).
10.25	Code of Business Conduct and Ethics (filed as Exhibit 10.18 to the Amendment to our Annual Report on Form 10-K dated April 29, 2022 and incorporated herein by reference).
21.1	Subsidiaries of the Registrant (filed as Exhibit 21.1 to our Annual Report on Form 10-K/A dated April 29, 2022 and incorporated herein by reference)
23.1*	Consent of Salberg & Company, P.A., Independent Registered Public Accounting Firm
23.2*	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included in the signature page)
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	The Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments)
107*	Filing Fee Table

Executive compensation plan or arrangement.

*	Filed herewith.
**	To be filed by amendment.
†	Indicates management contract or compensatory plan or arrangement.
#	Exhibits and/or Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish to the SEC upon request any omitted information.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(a)	The undersigned registrant hereby undertakes:

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(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	As far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on December 2, 2022.

Adhera Therapeutics, Inc.
By:	/s/ Zahed Subhan
Zahed Subhan Chief Executive Officer; Chairman of the Board; Interim Chief Scientific Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zahed Subhan as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Zahed Subhan	Chief Executive Officer; Chairman of the Board; Interim Chief Scientific Officer (Principal Executive Officer)	December 2, 2022
Zahed Subhan

/s/ Trond Waerness	Director	December 2, 2022
Trond Waerness

/s/ Charles Rice	Director	December 2, 2022
Charles Rice
Director; Chief Operating Officer; Acting Chief Financial Officer; Chief Business Officer
/s/ Andrew Kucharchuk	and Principal Financial and Accounting Officer	December 2, 2022
Andrew Kucharchuk

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